Exhibit 99.2

Andrew G. Dietderic

Brian D. Glueckstein

Alexa J. Kranzley

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004-2498

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Counsel to the Debtors

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
x
	:	Chapter 11
In re	:
	:	Case No. 20-12212 (MEW)
GARRETT MOTION INC., et al.,[1]	:
	:	Jointly Administered
Debtors.	:
:
x

NOTICE OF FILING OF AMENDED PLAN SUPPLEMENT

PLEASE TAKE NOTICE that on March 12, 2021, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered the Order (I) Approving the Disclosure Statement; (II) Establishing a Voting Record Date; (III) Approving Solicitation Packages and Solicitation Procedures; (IV) Approving the Forms of Ballots; (V) Establishing Voting and Tabulation Procedures; (VI) Establishing Notice and Objection Procedures for the Confirmation of the Plan and (VII) Approving the Rights Offering Procedures and the Rights Offering Materials (the “Solicitation Procedures Order”). Among other things, the Solicitation Procedures Order approved the Disclosure Statement for Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, modified or supplemented, the “Disclosure Statement”) filed by the above-referenced Debtors and debtors-in-possession (the “Debtors”) as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code and authorized the Debtors to solicit votes to accept or reject the Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, modified or supplemented, the “Plan”).2

[1]

The last four digits of Garrett Motion Inc.’s tax identification number are 3189. Due to the large number of debtor entities in these Chapter 11 Cases, which are being jointly administered, a complete list of the Debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at http://www.kccllc.net/garrettmotion. The Debtors’ corporate headquarters is located at La Pièce 16, Rolle, Switzerland.

PLEASE TAKE FURTHER NOTICE that on April 9, 2021, the Debtors filed the Notice of Filing of Plan Supplement [D.I. 1108] containing Exhibits 1 –9 (collectively, and as modified, amended, or supplemented from time to time, the “Plan Supplement”).

PLEASE TAKE FURTHER NOTICE that the Debtors hereby file this amended Plan Supplement with the Court, which contains the following revised exhibits, along with blacklines identifying the modifications, if any, attached to each exhibit as Annex 1, respectively:

•	Exhibit 1 – Revised Draft of Second Amended and Restated Certificate of Incorporation of Garrett Motion Inc.

•	Exhibit 3 – Revised Draft of Registration Rights Agreement

•	Exhibit 4 – Revised Draft of Garrett Motion Inc. Series A Investor Rights Agreement

•	Exhibit 5 – Revised Draft of Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc.

•	Exhibit 6 – Revised Draft of Certificate of Designations of Series B Preferred Stock of GMI

PLEASE TAKE FURTHER NOTICE that the Court has set April 23, 2021 at 11:00 a.m. Eastern Time as the date and time for the hearing on confirmation of the Plan (the “Confirmation Hearing”) and to consider any objections to the Plan. The Confirmation Hearing will be held before the Honorable Michael E. Wiles, United States Bankruptcy Court for the Southern District of New York. The hearing may be adjourned from time to time, subject to the applicable terms of the Restructuring Support Agreement, without further notice other than an announcement of the adjourned date(s) at the hearing and thereafter, at any adjourned hearing(s). In addition, the Plan may be modified, subject to the applicable terms of the Restructuring Support Agreement, without further notice prior to or as a result of the confirmation hearing and thereafter, as otherwise provided in the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that copies of the Plan, the Plan Supplement, the Disclosure Statement and the Solicitation Procedures Order, as well as other documents filed in these Chapter 11 Cases, may be obtained (i) for a nominal fee from the Court’s electronic docket for the Debtors’ Chapter 11 Cases at https://www.ecf.sdny.uscourts.gov (a PACER login and password are required and can be obtained through the PACER Service Center at www.pacer.psc.uscourts.gov), or (ii) free of

[2]	Capitalized terms used but not defined in this notice shall have the meaning ascribed to them in the Plan.

charge by accessing the website of the Debtors’ Solicitation Agent, http://www.kccllc.net/garrettmotion. In addition, the Debtors will, at their expense, provide paper copies of the Plan, the Plan Supplement, the Disclosure Statement or the Solicitation Procedures Order to any party submitting a request for such paper copies (i) through the Debtors’ restructuring website at http://www.kccllc.net/garrettmotion or (ii) in writing to Garrett Motion Ballot Processing Center (c/o KCC), 222 N. Pacific Coast Highway, Suite 300 El Segundo, California 90245. Please be advised that the Solicitation Agent is authorized to answer questions about, and provide additional copies of, materials filed in these Chapter 11 Cases, but may not advise you as to whether you should contest your non-voting status or object to confirmation of the Plan.

Dated:	April 20, 2021	/s/ Andrew G. Dietderich
	New York, New York	Andrew G. Dietderich
Brian D. Glueckstein
Alexa J. Kranzley
SULLIVAN & CROMWELL LLP
125 Broad Street
New York, New York 10004
		Telephone:	(212) 558-4000
		Facsimile:	(212) 558-3588
		Email:	dietdericha@sullcrom.com
gluecksteinb@sullcrom.com
kranzleya@sullcrom.com

Counsel to the Debtors

Exhibit 1

Revised Draft of

Second Amended and Restated Certificate of Incorporation of Garrett Motion Inc.

As filed on April 20, 2021

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GARRETT MOTION INC.

[•], 2021

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the corporation is Garrett Motion Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 14, 2018 under the name Garrett Transportation Systems Inc. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2018, effective as of October 1, 2018 (the “Amended and Restated Certificate of Incorporation”).

2. This Second Amended and Restated Certificate of Incorporation has been duly executed and acknowledged by the undersigned, Jerome P. Maironi, General Counsel and Corporate Secretary of the corporation, pursuant to Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”) and duly adopted in accordance with Sections 242, 245 and 303 of the DGCL and that certain [•] (the “Plan”) entered in the cases under chapter 11 of title 11 of the United States Code of Garrett Motion Inc. et al. in the United States Bankruptcy Court for the Southern District of New York, Case No. 20-12212 and shall be effective upon filing with the Secretary of State of the State of Delaware.

3. The Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is Garrett Motion Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,200,000,000 shares of capital stock, consisting of (1) 1,200,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), and (2) 1,000,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”). The number of authorized shares of either the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting as a single class, and, unless otherwise provided in any certificate of designation setting forth the terms of a series of Preferred Stock, no vote of the holders of either the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

SECTION 2. (a) The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions and without stockholder approval, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(b) For all purposes, this Second Amended and Restated Certificate of Incorporation shall be subject to and shall be deemed to include the terms and conditions of each certificate of designations (if any) setting forth the terms of a series of Preferred Stock (each, a “Certificate of Designations”), and all references to this Second Amended and Restated Certificate of Incorporation shall be deemed to include a reference to each such Certificate of Designations. In the event of a conflict between the terms of this Second Amended and Restated Certificate of Incorporation and any Certificate of Designations, the terms of the applicable Certificate of Designations shall be incorporated by reference and substituted for the inconsistent provision of the Second Amended and Restated Certificate so as to eliminate any inconsistency.

SECTION 3. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation, the DGCL, or a Certificate of Designations setting forth the terms of such series of Preferred Stock.

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(b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Second Amended and Restated Certificate of Incorporation, including pursuant to any Certificate of Designations setting forth the terms of such series of Preferred Stock.

(c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(d) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. For the avoidance of doubt, a dissolution, liquidation or winding up shall not be deemed to be occasioned by or to include, without limitation, any voluntary consolidation, reorganization, conversion or merger of the Corporation with or into any other corporation or entity or other corporation or entities or a sale, lease, transfer, exchange or conveyance of all or a part of the Corporation’s assets.

(e) Shares of Common Stock shall not entitle any holder thereof to any pre-emptive, subscription, redemption or conversion rights.

SECTION 4. The Corporation shall not issue nonvoting equity securities; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), (ii) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is included in this Second Amended and Restated Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code; provided, that the foregoing shall not in any way restrict or prevent the issuance of any shares of Series B Preferred Stock (as defined in the Series A Investor Rights Agreement) regardless of any voting rights granted thereto.

ARTICLE V

SECTION 1. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed pursuant to the terms of any outstanding series of Preferred Stock pursuant to this Second Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time by the Board of Directors.

(b) The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to this Second Amended and Restated Certificate of Incorporation, shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders. Each director shall be elected annually and shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier resignation or removal. The election of directors need not be by written ballot.

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SECTION 2. (a) Except as otherwise provided for or fixed by or pursuant to the provisions of this Second Amended and Restated Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock, including in any certificate of designation setting forth the terms of such series of Preferred Stock, and subject to the rights of the Series A Investors under the Series A Investor Rights Agreement, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors or by a sole remaining director. Any director elected in accordance with the first sentence of this Section 2 shall hold office for a term that shall coincide with the remaining term of such director and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

(b) Subject to the rights of the holders of any one or more series of Preferred Stock, (i) any director may be removed with or without cause and (ii) the removal of any director, whether with or without cause, shall require the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation.

(c) For purposes of this Second Amended and Restated Certificate of Incorporation:

“Affiliate” shall mean with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person.

“Beneficially own” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Centerbridge” shall mean [•].

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. “Investor” shall mean any Person, other than the Corporation, that, from time to time, is a party to the Series A Investor Rights Agreement or a holder of the Series B Preferred Stock.

“Oaktree” shall mean [•].

“Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

“Series A Investor” shall mean any Person, other than the Corporation, that, from time to time, is a party to the Series A Investor Rights Agreement.

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“Series A Investor Rights Agreement” shall mean that certain Series A Investor Rights Agreement, dated as of [•], 2021, by and among the Corporation, Centerbridge, Oaktree and the additional parties thereto, as it may be amended, amended and restated or otherwise modified from time to time.

“Transition Date” shall mean the first date on which either Centerbridge or Oaktree ceases to have the right to designate two (2) individuals for election to the Board of Directors.

ARTICLE VI

SECTION 1. Prior to the Transition Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted so long as the Board of Directors has unanimously recommended that the stockholders of the Corporation take such action. On and after the Transition Date, and subject to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the holders of any class or series of stock of the Corporation may be taken only upon the vote of stockholders at annual or special meetings duly called and may not be taken by written consent of the stockholders.

SECTION 2. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may only be called by the affirmative vote of a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation, or by the holders of a majority of the then outstanding Series A Shares (as defined in the Series A Investor Rights Agreement), for so long as Oaktree and Centerbridge beneficially own, in the aggregate, a majority of the then outstanding Series A Shares. Each special meeting shall be held at such date, time and place either within or without the State of Delaware, or by means of remote communication, as may be determined by the Board of Directors and as specified in the notice of meeting.

ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, and subject to the rights of the holders of any outstanding series of Preferred Stock, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the Board of Directors. In addition to any requirements of law and any other provision of this Second Amended and Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law), the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

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ARTICLE VIII

SECTION 1. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

SECTION 2. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits, including to the extent that such law or amendment permits the Corporation to provide broader indemnification rights than permitted prior to such law or amendment, the Corporation may provide indemnification of (and advancement of expenses to) its current and former directors, officers and agents (and any other persons to which the DGCL permits the Corporation to provide indemnification) through By-law provisions, agreements with such agents or other persons, votes of stockholders or disinterested directors or otherwise.

SECTION 3. No amendment to or repeal of any Section of this Article VIII, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

SECTION 1. None of (i) the Investors or any of their respective Affiliates or (ii) any director who is not an employee of the Corporation or any of his or her respective Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Article IX, Section 2. Subject to said Article IX, Section 2, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.

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SECTION 2. The Corporation does not renounce its interest in any corporate opportunity offered to any director if such corporate opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation, and the provisions of Article IX, Section 1 shall not apply to any such corporate opportunity.

SECTION 3. A potential business opportunity shall not be deemed to be a corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is not financially able to undertake, or (ii) from its nature, is not in the line of the Corporation’s business.

SECTION 4. For purposes of this Article IX only, “Affiliate” shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the Investors.

SECTION 5. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action asserting a claim governed by the internal affairs doctrine or (e) any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware, in all cases to the fullest extent permitted by law, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any other state or federal court located within the State of Delaware and (2) any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, shall be the federal district courts of the United States (the “Federal Courts”). If any action, the subject matter of which is within the scope of the first sentence of this Article X, is filed in a court other than the Court of Chancery of the State of Delaware or the Federal Courts, as applicable (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware or the Federal Courts, as applicable, in connection with any action brought in any such court to enforce the first sentence of this Article X and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

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ARTICLE XI

The Corporation is to have perpetual existence.

ARTICLE XII

If any provision (or any part thereof) of this Second Amended and Restated Certificate of Incorporation shall be held invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any section of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any section containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, Garrett Motion Inc. has caused this Certificate to be duly executed in its corporate name as of the date first written above.

GARRETT MOTION INC.

By:
	Name:	Jerome P. Maironi
	Title:	General Counsel and Corporate Secretary

[Signature Page to Second Amended and Restated Certificate of Incorporation of Garrett Motion Inc.]

Annex 1 to Exhibit 1

Blackline of Draft of

Second Amended and Restated Certificate of Incorporation of Garrett Motion Inc.

~~Draft of~~As filed on April ~~9~~20, 2021

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GARRETT MOTION INC.

[•], 2021

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the corporation is Garrett Motion Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 14, 2018 under the name Garrett Transportation Systems Inc. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2018, effective as of October 1, 2018 (the “Amended and Restated Certificate of Incorporation”).

2. This Second Amended and Restated Certificate of Incorporation has been duly executed and acknowledged by the undersigned, Jerome P. Maironi, General Counsel and Corporate Secretary of the corporation, pursuant to Section 103 of the General Corporation Law of the State of Delaware (the “DGCL”) and duly adopted in accordance with Sections 242, 245 and 303 of the DGCL and that certain [•] (the “Plan”) entered in the cases under chapter 11 of title 11 of the United States Code of Garrett Motion Inc. et al. in the United States Bankruptcy Court for the Southern District of New York, Case No. 20-12212 and shall be effective upon filing with the Secretary of State of the State of Delaware.

3. The Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is Garrett Motion Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~3~~2,200,000,000 shares of capital stock, consisting of (1) 1,200,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), and (2) 1,000,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”). The number of authorized shares of either the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting as a single class, and, unless otherwise provided in any certificate of designation setting forth the terms of a series of Preferred Stock, no vote of the holders of either the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

SECTION 2. (a) The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions and without stockholder approval, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(b) For all purposes, this Second Amended and Restated Certificate of Incorporation shall be subject to and shall be deemed to include the terms and conditions of each certificate of designations (if any) setting forth the terms of a series of Preferred Stock (each, a “Certificate of Designations”), and all references to this Second Amended and Restated Certificate of Incorporation shall be deemed to include a reference to each such Certificate of Designations. In the event of a conflict between the terms of this Second Amended and Restated Certificate of Incorporation and any Certificate of Designations, the terms of the applicable Certificate of Designations shall be incorporated by reference and substituted for the inconsistent provision of the Second Amended and Restated Certificate so as to eliminate any inconsistency.

SECTION 3. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation, the DGCL, or a Certificate of Designations setting forth the terms of such series of Preferred Stock.

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(b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Second Amended and Restated Certificate of Incorporation, including pursuant to any Certificate of Designations setting forth the terms of such series of Preferred Stock.

(c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(d) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. For the avoidance of doubt, a dissolution, liquidation or winding up shall not be deemed to be occasioned by or to include, without limitation, any voluntary consolidation, reorganization, conversion or merger of the Corporation with or into any other corporation or entity or other corporation or entities or a sale, lease, transfer, exchange or conveyance of all or a part of the Corporation’s assets.

(e) Shares of Common Stock shall not entitle any holder thereof to any pre-emptive, subscription, redemption or conversion rights.

SECTION 4. The Corporation shall not issue nonvoting equity securities; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), (ii) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is included in this Second Amended and Restated Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code; provided, ~~further~~, that the foregoing shall not in any way restrict or prevent the issuance of any shares of Series B Preferred Stock (as defined in the Series A Investor Rights Agreement) regardless of any voting rights granted thereto.

ARTICLE V

SECTION 1. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed pursuant to the terms of any outstanding series of Preferred Stock pursuant to this Second Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time by the Board of Directors.

(b) The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to this Second Amended and Restated Certificate of Incorporation, shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders. Each director shall be elected annually and shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier resignation or removal. The election of directors need not be by written ballot.

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SECTION 2. (a) Except as otherwise provided for or fixed by or pursuant to the provisions of this Second Amended and Restated Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock, including in any certificate of designation setting forth the terms of such series of Preferred Stock, and subject to the rights of the Series A Investors under the Series A Investor Rights Agreement, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors or by a sole remaining director. Any director elected in accordance with the first sentence of this Section 2 shall hold office for a term that shall coincide with the remaining term of such director and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

(b) Subject to the rights of the holders of any one or more series of Preferred Stock, (i) any director may be removed with or without cause and (ii) the removal of any director, whether with or without cause, shall require the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation.

(c) For purposes of this Second Amended and Restated Certificate of Incorporation:

“Affiliate” shall mean with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person.

“Beneficially own” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Centerbridge” shall mean [•].

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Investor” shall mean any Person, other than the Corporation, that, from time to time, is a party to the Series A Investor Rights Agreement or a holder of the Series B Preferred Stock.

“Oaktree” shall mean [•].

“Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

“Series A Investor” shall mean any Person, other than the Corporation, that, from time to time, is a party to the Series A Investor Rights Agreement.

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“Series A Investor Rights Agreement” shall mean that certain Series A Investor Rights Agreement, dated as of [•], 2021, by and among the Corporation, Centerbridge, Oaktree and the additional parties thereto, as it may be amended, amended and restated or otherwise modified from time to time.

“Transition Date” shall mean the first date on which either Centerbridge or Oaktree ceases to have the right to designate two (2) individuals for election to the Board of Directors.

ARTICLE VI

SECTION 1. Prior to the Transition Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted so long as the Board of Directors has unanimously recommended that the stockholders of the Corporation take such action. On and after the Transition Date, and subject to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the holders of any class or series of stock of the Corporation may be taken only upon the vote of stockholders at annual or special meetings duly called and may not be taken by written consent of the stockholders.

SECTION 2. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may only be called by the affirmative vote of a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation, or by the holders of a majority of the then outstanding Series A Shares (as defined in the Series A Investor Rights Agreement), for so long as Oaktree and Centerbridge beneficially own, in the aggregate, a majority of the then outstanding Series A Shares. Each special meeting shall be held at such date, time and place either within or without the State of Delaware, or by means of remote communication, as may be determined by the Board of Directors and as specified in the notice of meeting.

ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, and subject to the rights of the holders of any outstanding series of Preferred Stock, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the Board of Directors. In addition to any requirements of law and any other provision of this Second Amended and Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law), the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

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ARTICLE VIII

SECTION 1. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

SECTION 2. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits, including to the extent that such law or amendment permits the Corporation to provide broader indemnification rights than permitted prior to such law or amendment, the Corporation may provide indemnification of (and advancement of expenses to) its current and former directors, officers and agents (and any other persons to which the DGCL permits the Corporation to provide indemnification) through By-law provisions, agreements with such agents or other persons, votes of stockholders or disinterested directors or otherwise.

SECTION 3. No amendment to or repeal of any Section of this Article VIII, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

SECTION 1. None of (i) the Investors or any of their respective Affiliates or (ii) any director who is not an employee of the Corporation or any of his or her respective Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Article IX, Section 2. Subject to said Article IX, Section 2, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.

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SECTION 2. The Corporation does not renounce its interest in any corporate opportunity offered to any director if such corporate opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation, and the provisions of Article IX, Section 1 shall not apply to any such corporate opportunity.

SECTION 3. A potential business opportunity shall not be deemed to be a corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is not financially able to undertake, or (ii) from its nature, is not in the line of the Corporation’s business.

SECTION 4. For purposes of this Article IX only, “Affiliate” shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the Investors.

SECTION 5. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action asserting a claim governed by the internal affairs doctrine or (e) any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware, in all cases to the fullest extent permitted by law, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any other state or federal court located within the State of Delaware and (2) any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, shall be the federal district courts of the United States (the “Federal Courts”). If any action, the subject matter of which is within the scope of the first sentence of this Article X, is filed in a court other than the Court of Chancery of the State of Delaware or the Federal Courts, as applicable (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware or the Federal Courts, as applicable, in connection with any action brought in any such court to enforce the first sentence of this Article X and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

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ARTICLE XI

The Corporation is to have perpetual existence.

ARTICLE XII

If any provision (or any part thereof) of this Second Amended and Restated Certificate of Incorporation shall be held invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any section of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any section containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, Garrett Motion Inc. has caused this Certificate to be duly executed in its corporate name as of the date first written above.

GARRETT MOTION INC.

By:
	Name:	Jerome P. Maironi
	Title:	General Counsel and Corporate Secretary

[Signature Page to Second Amended and Restated Certificate of Incorporation of Garrett Motion Inc.]

Exhibit 3

Revised Draft of Registration Rights Agreement

As filed on April 20, 2021

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

GARRETT MOTION INC.

[CENTERBRIDGE PARTIES]

[OAKTREE PARTIES]

AND THE OTHER STOCKHOLDERS OF GARRETT MOTION INC. SIGNATORIES HERETO

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1

SECTION 1.02.	Other Interpretive Provisions	7

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01.	Demand Registration	7

SECTION 2.02.	Shelf Registration	10

SECTION 2.03.	Limitations on Registration	12

SECTION 2.04.	Piggyback Registration	12

SECTION 2.05.	Lock-Up Periods	14

SECTION 2.06.	Registration Procedures	15

SECTION 2.07.	Underwritten Offerings	21

SECTION 2.08.	No Inconsistent Agreements	22

SECTION 2.09.	Registration Expenses	22

SECTION 2.10.	Indemnification	23

SECTION 2.11.	Rules 144 and 144A and Regulation S	26

SECTION 2.12.	Opt-Out	26

ARTICLE III

TRANSFER

SECTION 3.01.	Transfer of Registration Rights	27

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.	Effectiveness	27

SECTION 4.02.	Registrable Securities	27

SECTION 4.03.	Existing Registration Statements	27

i

Schedule A Additional Investor Notice Schedule

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2021, by and among Garrett Motion Inc., a Delaware corporation (the “Issuer”), [•], a [•] (“[•]”), [•], a [•] (“[•]” and, together with [•], the “Centerbridge Investors”), [•], a [•] (“[•]”), [•], a [•] (“[•]” and, together with [•], the “Oaktree Investors”), the Additional Investors (as defined below) and the Accredited Investor Parties (as defined below).

WITNESSETH:

WHEREAS, the Issuer and the Investors (as defined below) are entering into this Agreement in accordance with and pursuant to the Plan of Reorganization (the “Plan”) of the Issuer and certain of its debtor subsidiaries under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, pursuant to the Plan, the Issuer shall issue to the Investors shares of Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”);

WHEREAS, the Series A Preferred Stock shall be convertible into shares of the Issuer’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with its terms; and

WHEREAS, in connection with the effectiveness of the Plan (the date of such effectiveness, the “Plan Effective Date”), the Issuer has agreed to provide the Investors with certain registration rights as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accredited Investor Eligible Holder” means any Person (other than Centerbridge, Oaktree or any of the Additional Investors) who is an “accredited investor” within the meaning of Rule 501 under Regulation D of the Securities Act and who becomes the Beneficial Owner of Series A Shares on the Plan Effective Date pursuant to the offering of rights to subscribe for and acquire Series A Preferred Stock on the Plan Effective Date in accordance with the procedures with respect to the “Accredited Investor Rights Offering” authorized pursuant to the Order (I) Approving the Disclosure Statement and Form and Manner of Notice of Disclosure Statement Hearing; (II) Establishing a Voting Record Date for the Plan; (III) Approving Solicitation Packages and Procedures for the Distribution Thereof; (IV) Approving the Forms of Ballots; (V) Establishing Procedures for Voting on the Plan; and (VI) Establishing Notice and Objection Procedures for the Confirmation of the Plan entered by the Bankruptcy Court on March 11, 2021.

“Accredited Investor Parties” means the Accredited Investor Eligible Holders that become a party hereto in accordance with Section 4.01.

“Additional Investors” means Attestor Value Master Fund LP, Baupost Group Securities, L.L.C., Cyrus Capital Partners, L.P., FIN Capital Partners LP, Hawk Ridge Capital Management LP, Keyframe Capital Partners, L.P., Newtyn Management, LLC, Sessa Capital IM, L.P. and Whitebox Multi-Strategy Partners, L.P.

“Adverse Disclosure” means public disclosure of MNPI that, in the Board’s good faith judgment, after consultation with independent outside counsel to the Issuer, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Issuer so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Issuer has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Investor shall be deemed an Affiliate of the Issuer or any of its subsidiaries for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2.02(a).

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Beneficial Owner” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Investor shall be deemed to beneficially own any securities of the Issuer held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition).

“Block Trade” means an offering and/or sale of Registrable Securities off of an effective Shelf Registration Statement by one or more of the Investors on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of the Issuer.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York or Rolle, Switzerland are required or authorized by law to be closed.

“Centerbridge Investors” has the meaning set forth in the Preamble.

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“Chosen Court” has the meaning set forth in Section 4.06(b).

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning set forth in the Recitals.

“Demand Notice” has the meaning set forth in Section 2.01(e).

“Demand Period” has the meaning set forth in Section 2.01(d).

“Demand Registration” has the meaning set forth in Section 2.01(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a)(ii).

“Demand Suspension” has the meaning set forth in Section 2.01(f).

“Demanding Investor” has the meaning set forth in Section 2.01(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Investors” means (i) the Centerbridge Investors, (ii) the Oaktree Investors, (iii) the Additional Investors, (iv) the Accredited Investor Parties and (v) any Person who succeeds to rights hereunder pursuant to Section 3.01.

“Issuer” has the meaning given to the term in the Preamble.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Issuer Public Sale” has the meaning set forth in Section 2.04(a).

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any governmental authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Lock-Up Securities” has the meaning set forth in Section 2.05(a).

“Long-Form Registration Statement” has the meaning set forth in Section 2.01(a)(i).

“Loss” or “Losses” has the meaning set forth in Section 2.10(a).

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“Majority Participating Investors” means the Participating Investors Beneficially Owning Registrable Securities representing at least a majority of the voting power of the Registrable Securities Beneficially Owned by such Participating Investors.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Switzerland; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or Switzerland or the declaration by the United States or Switzerland of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Issuer and its subsidiaries taken as a whole.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act, which shall in any case include the receipt of the notice of a Registration or any offering of Registrable Securities pursuant to this Agreement and the information contained in such notice.

“Oaktree Investors” has the meaning set forth in the Preamble.

“Opt-Out Request” has the meaning set forth in Section 2.12(b).

“Participating Investor” means, with respect to any Registration, any Investor of Registrable Securities covered by the applicable Registration Statement.

“Permitted Transferee” has the meaning set forth in the Series A Investor Rights Agreement.

“Person” means an individual, corporation, association, limited liability company, partnership, estate, trust, joint venture, unincorporated organization or a government or any agency or political subdivision thereof.

“Piggyback Eligible Investor” means the Centerbridge Investors, the Oaktree Investors and the Additional Investors.

“Piggyback Registration” has the meaning set forth in Section 2.04(a).

“Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” has the meaning set forth in the Recitals.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

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“Registrable Securities” means any (a) Series A Shares issued to the relevant Investor on the Plan Effective Date pursuant to the Plan or (b) Common Shares (i) issued to the relevant Investor on the Plan Effective Date pursuant to the Plan, (ii) issued or issuable upon conversion of such Series A Shares and (iii) issued in respect of the securities described in clause (a) or clause (b)(i) or (ii) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, that any such Series A Shares or Common Shares, as applicable, shall irrevocably cease to be Registrable Securities to the extent: (v) such Registrable Securities have been disposed of pursuant to an effective Registration Statement, (w) such Registrable Securities have been disposed of pursuant to Rule 144; (x) such Registrable Securities shall have been otherwise transferred and are represented by certificates or book-entries not bearing a legend restricting transfer under the Securities Act; (y) with respect to Registrable Securities held by an Investor, such Investor and its Affiliates are able to dispose of all of their Registrable Securities without volume or manner of sale restrictions pursuant to Rule 144; or (z) the date on which the Registrable Securities cease to be outstanding.

“Registration” means a registration with the SEC of the Issuer’s securities for offer and sale to the public under a Registration Statement. The terms “Register” and “Registered” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.09(a).

“Registration Statement” means any registration statement of the Issuer filed with,

or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Required Additional Investors” means, at any relevant time, the Additional Investors Beneficially Owning Registrable Securities representing at least a majority of the voting power of the Registrable Securities Beneficially Owned by the Additional Investors.

“Required Investors” means an Investor or Investors Beneficially Owning, in the aggregate, Registrable Securities representing not less than seven and one half percent (7.5%) of, at the relevant time, the issued and outstanding Common Shares, after giving effect to the conversion of the Series A Preferred Stock.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

“Rule 158” means Rule 158 promulgated under the Securities Act (or any successor rule then in effect).

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“Rule 405” means Rule 405 promulgated under the Securities Act (or any successor rule then in effect).

“Rule 415” means Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Series A Investor Rights Agreement” means the Series A Investor Rights Agreement, dated as of [•], 2021, by and among the Issuer, the Centerbridge Investors, the Oaktree Investors and the Additional Investors, as the same may be amended from time to time in accordance with the terms thereof.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Series A Shares” means shares of Series A Preferred Stock.

“Shares” means Common Shares and Series A Shares.

“Shelf Notice” has the meaning set forth in Section 2.02(a).

“Shelf Period” has the meaning set forth in Section 2.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Issuer filed with the SEC for an offering to be made on a continuous basis pursuant to Rule 415 covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(c).

“Short-Form Registration Statement” has the meaning set forth in Section 2.01(a)(i).

“Suspension” means either a Demand Suspension or a Shelf Suspension.

“Takedown Notice” has the meaning set forth in Section 2.02(d).

“Underwritten Offering” means a discrete registered offering of securities of the Issuer conducted by one or more underwriters pursuant to the terms of an underwriting agreement, including, for the avoidance of doubt, any Block Trade undertaken on an underwritten basis.

“WKSI” has the meaning set forth in Section 2.02(a).

6

SECTION 1.02. Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(a) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified. limitation.”

(b) The term “including” is not limiting and means “including without

(c) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) Demand by the Investors.

(i) The Required Investors may make a written request to the Issuer for Registration of all or part of the Registrable Securities held by such Required Investors (A) on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration Statement”), or (B) on Form S-3 or any similar short-form Registration Statement (a “Short-Form Registration Statement”) if the Issuer is then qualified to use such short form. Any such requested Registration shall hereinafter be referred to as a “Demand Registration,” and any Investor requesting such Demand Registration shall hereinafter be referred to as a “Demanding Investor.” Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.

(ii) Unless there is a currently effective Shelf Registration Statement covering such Registrable Securities on file with the SEC then, within (A) sixty (60) days in the case of a request for a Long-Form Registration Statement or (B) thirty (30) days in the case of a request for a Short-Form Registration Statement, the Issuer shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to become effective under the Securities Act.

(b) Limitation on Demand Registrations. The aggregate number of Demand Registrations using a Long-Form Registration Statement that may be requested by the Investors shall not exceed four (4). The Investors may request an unlimited number of Demand Registrations using a Short-Form Registration Statement.

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(c) Demand Withdrawal. A Demanding Investor and any other Investor that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.01(e) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from the Demanding Investor with respect to all of the Registrable Securities included by such Investor in such Demand Registration, the Issuer shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration with respect to the Demanding Investor for purposes of Section 2.01(b) unless (i) the withdrawing Demanding Investor shall have paid or reimbursed the Issuer for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Issuer in connection with the Registration of such Demanding Investor’s withdrawn Registrable Securities (based on the number of securities the Demanding Investor sought to Register, as compared to the total number of securities included on such Demand Registration Statement) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or because the Registration would require the Issuer to make an Adverse Disclosure.

(d) Effective Registration. The Issuer shall be deemed to have effected a Demand Registration if the Demand Registration Statement has become effective and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law, to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demanding Investor.

(e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.01(a)(i) (but in no event more than five (5) Business Days thereafter), the Issuer shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Investors (which notice shall state that the material terms of such proposed Registration, to the extent known, as well as the identity of the Demanding Investor, are available upon request), and subject to Sections 2.01(f) and 2.01(h), the Issuer shall include in such Demand Registration all such Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within ten (10) Business Days after the date that the Demand Notice has been delivered to the relevant Investor. All requests made pursuant to this Section 2.01(e) shall specify the aggregate amount of Registrable Securities of the requesting Investor to be Registered and the intended method of distribution of such securities.

(f) Delay in Filing; Suspension of Registration. If the Issuer determines in good faith that the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice of such action to the Investors, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand

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Suspension”); provided, that the Issuer shall not be permitted to exercise a Suspension (other than a Shelf Suspension relating to a post-effective amendment to a Shelf Registration Statement required to update such Shelf Registration Statement pursuant to Section 10(a)(3) of the Securities Act) (i) more than twice during any twelve (12)-month period, or (ii) for a period exceeding sixty (60) days on any one occasion. In the case of a Demand Suspension, the Investors agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Issuer shall immediately notify the Investors upon the termination of any Demand Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investors such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Investors may reasonably request. The Issuer shall, if necessary, supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Issuer for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Investor.

(g) Underwritten Offering. If the expected aggregate gross proceeds of an offering of Registrable Securities are at least fifty million U.S. dollars ($50,000,000), the Demanding Investor may request that such offering be in the form of an Underwritten Offering, and such Demanding Investor shall have the right to select the managing underwriter or underwriters to administer the offering; provided, that (i) such managing underwriter or underwriters shall be reasonably acceptable to the Issuer and the Majority Participating Investors and (ii) the Issuer shall have the right to select at least one (1) of the joint bookrunning managers. Notwithstanding the foregoing, in no event shall the Issuer be required to effect more than one (1) Underwritten Offering (regardless of whether such Underwritten Offering is requested pursuant to this Section 2.01(g), pursuant to Section 2.02(d) or pursuant to Section 2.02(e)) in any ninety (90)-day period.

(h) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Board in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Demand Registration shall be allocated, (i) first, if applicable, pro rata between the Participating Investors based on the relative number of Registrable Securities then held by each Participating Investor and (ii) second, and only if all of the Registrable Securities referred to in clause (i) have been included, the number of Registrable Securities that the Issuer proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect.

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SECTION 2.02. Shelf Registration.

(a) Accredited Investor Parties Shelf Filing. As promptly as practicable on or after the Plan Effective Date (and in no event later than five (5) Business Days following the Plan Effective Date), the Issuer shall deliver a written notice (the “Shelf Notice”) to all Accredited Investor Eligible Holders regarding (i) their ability to become Accredited Investor Parties in accordance with Section 4.01 and (ii) if they become Accredited Investor Parties, to participate in a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Investors from time to time in accordance with the methods of distribution elected by such Investors and set forth in the Shelf Registration Statement. The Issuer shall use its reasonable best efforts to, as promptly as practicable (taking into account the need to provide Accredited Investor Eligible Holders a reasonable opportunity to respond to the Shelf Notice and in any event no later than thirty (30) days following the Plan Effective Date), prepare and file with the SEC a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Investors from time to time in accordance with the methods of distribution elected by such Investors and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best effort to cause such Shelf Registration Statement to become effective under the Securities Act on the earliest date practicable. If, at the time of filing a Shelf Registration Statement pursuant to this Section 2.02(a), the Issuer shall be a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”), such Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”).

(b) Continued Effectiveness. The Issuer shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the applicable Investors until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to such Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Participating Investors with respect to such Shelf Registration Statement no longer holds its Registrable Securities (such period of effectiveness, the “Shelf Period”). The Issuer shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which an Automatic Shelf Registration Statement is required to remain effective. If the Issuer does not pay the filing fee covering the Registrable Securities at the time such Automatic Shelf Registration Statement is filed, the Issuer agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If such Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Issuer shall refile an Automatic Shelf Registration Statement covering the Registrable Securities registered on such expired Automatic Shelf registration Statement. If at any time when the Issuer is required to re-evaluate its WKSI status the Issuer determines that it is not a WKSI, the Issuer shall use its reasonable best efforts to refile such Shelf Registration Statement as a Short-Form Registration Statement or, if the Issuer is not eligible to use a Short-Form Registration Statement, as a Long- Form Registration Statement, and keep such Registration Statement effective during the Shelf Period.

(c) Suspension of Registration. If the Issuer determines in good faith that the continued use of such Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving, to the extent practicable, at least ten (10) days’ prior written notice of such action to the Investors (or, in the case of a Block Trade, upon receipt of notice of such Block Trade pursuant to Section 2.02(e)), suspend use of the Shelf

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Registration Statement (a “Shelf Suspension”); provided, that the Issuer shall not be permitted to exercise a Suspension (other than a Shelf Suspension relating to a post-effective amendment to a Shelf Registration Statement required to update such Shelf Registration Statement pursuant to Section 10(a)(3) of the Securities Act) (i) more than twice during any twelve (12)-month period, or (ii) for a period exceeding sixty (60) days on any one occasion. In the case of a Shelf Suspension, the Investors agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Issuer shall immediately notify the Investors upon the termination of any Shelf Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any material misstatement or omission and furnish to the Investors such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Investors may reasonably request. The Issuer shall, if necessary, supplement or make amendment to such Shelf Registration Statement, if required by the registration form used by the Issuer for such Shelf Registration or by the instruction applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investors.

(d) Underwritten Offering. If the expected aggregate gross proceeds of an offering of Registrable Securities are at least fifty million U.S. dollars ($50,000,000), and the Required Investors (to the extent such Required Investors are named as selling security holders in the Shelf Registration Statement) so elect, such offering may be in the form of an Underwritten Offering, the Issuer shall amend or supplement the Shelf Registration Statement for such purpose and such Required Investors shall have the right to select the managing underwriter or underwriters to administer such offering; provided, that (i) such managing underwriter or underwriters shall be reasonably acceptable to the Issuer and the Majority Participating Investors and (ii) the Issuer shall have the right to select at least one (1) of the joint bookrunning managers. Promptly upon receipt of any request for an Underwritten Offering (that is not a Block Trade) pursuant to this Section 2.02(d) (but in no event more than five (5) Business Days thereafter), the Issuer shall deliver a written notice (a “Takedown Notice”) of any such request to all other Investors named as selling security holders in the Shelf Registration Statement (which notice shall state that the material terms of such proposed Underwritten Offering, to the extent known, as well as the identity of the Required Investors making such request, are available upon request), and subject to Section 2.02(c) and the last sentence of this Section 2.02(d), any Investor from whom the Issuer has received written requests for inclusion therein within ten (10) Business Days after the date that the Takedown Notice has been delivered shall be eligible to participate in such Underwritten Offering. All requests made pursuant to this Section 2.02(d) shall specify the aggregate amount of Registrable Securities that the requesting Investor seeks to offer and sell in such Underwritten Offering. Notwithstanding the foregoing, in no event shall the Issuer be required to effect more than one (1) Underwritten Offering (regardless of whether such Underwritten Offering is requested pursuant to this Section 2.02(d), pursuant to Section 2.02(e) or pursuant to Section 2.01(g)) in any ninety (90)-day period. The provisions of Section 2.01(h) shall apply to any Underwritten Offering pursuant to this Section 2.02(d).

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(e) Block Trades. If the Required Investors wish to engage in a Block Trade, such Required Investors (to the extent such Required Investors are named as selling security holders in the Shelf Registration Statement) shall notify the Issuer of the Block Trade, including the day on which such Block Trade is to commence, no later than 10:00 a.m. New York City time on the day such Block Trade is to commence. The Issuer shall as expeditiously as possible use its reasonable best efforts (including co-operating with the Investors with respect to the provision of necessary information) to facilitate such Block Trade (which may close as early as two (2) Business Days after the date it commences), provided, that the Required Investors requesting such Block Trade shall use reasonable best efforts to work with the Issuer and the underwriters prior to making such request in order to facilitate preparation of the Prospectus and other offering documentation related to the Block Trade. Notwithstanding anything to the contrary set forth herein, the Issuer shall not be obligated to notify the other Investors of any Block Trade.

SECTION 2.03. Limitations on Registration. Notwithstanding anything else in this Agreement, the Issuer shall not be required to file more than one (1) Registration Statement pursuant to Section 2.01 and Section 2.02 in any ninety- (90) day period.

SECTION 2.04. Piggyback Registration.

(a) Participation in a Shelf Registration. If the Issuer at any time proposes to file a Shelf Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or Section 2.02, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement) (an “Issuer Public Sale”), then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of public filing of such Shelf Registration Statement), the Issuer shall give written notice of such proposed filing to the Investors (which may be in the form of the Shelf Notice), and such notice shall offer the Investors the opportunity to Register under such Shelf Registration Statement such number of Registrable Securities as each such Investor may request in writing (a “Piggyback Registration”). Subject to Section 2.04(c), the Issuer shall include in such Shelf Registration Statement all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Investors of any such notice; provided, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Shelf Registration Statement filed in connection with such Registration, the Issuer shall determine for any reason not to Register or to delay Registration of such securities, the Issuer shall give written notice of such determination to each Investor and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Investors to request that such Registration be effected as a Demand Registration under Section 2.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If any offering pursuant to such Shelf Registration Statement is to be an Underwritten Offering, then only a Piggyback Eligible Investor shall be entitled to participate in such Underwritten Offering on the terms and subject to the conditions set forth in this Agreement upon making a request for a Piggyback Registration pursuant to this

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Section 2.04(a), and the Issuer shall make such arrangements with the managing underwriter or underwriters so that each such Piggyback Eligible Investor may participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Investor making a request for a Piggyback Registration pursuant to this Section 2.04(a) and the Issuer shall make such arrangements so that each such Investor may participate in such offering on such basis.

(b) Participation in a Non-Shelf Registration. If the Issuer at any time proposes to file a Registration Statement under the Securities Act that is not a Shelf Registration Statement with respect to any Issuer Public Sale, then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of public filing of such Registration Statement), the Issuer shall give written notice of such proposed filing to the Piggyback Eligible Investors (which notice shall state that the material terms of such proposed Issuer Public Sale, to the extent known, are available upon request), and such notice shall offer the Piggyback Eligible Investors the opportunity to make a Piggyback Registration. Subject to Section 2.04(c), the Issuer shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Piggyback Eligible Investors of any such notice; provided, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Issuer shall determine for any reason not to Register or to delay Registration of such securities, the Issuer shall give written notice of such determination to each Piggyback Eligible Investor and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Investors to request that such Registration be effected as a Demand Registration under Section 2.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then each Piggyback Eligible Investor making a request for a Piggyback Registration pursuant to this Section 2.04(b) and the Issuer shall make such arrangements with the managing underwriter or underwriters so that each such Piggyback Eligible Investor may participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Piggyback Eligible Investor making a request for a Piggyback Registration pursuant to this Section 2.04(b) and the Issuer shall make such arrangements so that each such Piggyback Eligible Investor may participate in such offering on such basis.

(c) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Issuer and the Piggyback Eligible Investors of Registrable Securities in writing that, in its or their opinion, the number of securities which such Piggyback Eligible Investors and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities proposed to be sold in such Registration by the Issuer or (subject to Section 2.08) any Person

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(other than an Investor) exercising a contractual right to demand Registration, as the case may be, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Piggyback Eligible Investors that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Piggyback Eligible Investor; provided, that any securities thereby allocated to a Piggyback Eligible Investor that exceed such Piggyback Eligible Investor’s request shall be reallocated among the remaining requesting Piggyback Eligible Investors in like manner and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(d) Withdrawal. Any Investor shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Issuer of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, an Investor shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.

(e) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.04 shall be deemed to have been effected pursuant to Section 2.01 or Section 2.02 or shall relieve the Issuer of its obligations under Section 2.01 or Section 2.02.

(f) Underwritten Offering. In any Issuer Public Sale that constitutes an Underwritten Offering, the Issuer shall have the sole and exclusive right to select the managing underwriter or underwriters to administer such offering.

SECTION 2.05. Lock-Up Periods.

(a) Lock-Up Periods for Investors. In the event of an Issuer Public Sale of the Issuer’s equity securities in an Underwritten Offering, the Participating Investors in such Issuer Public Sale pursuant to Section 2.04 acknowledge that such participation may only be permitted if such Investor agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any Registrable Securities (except, in each case, as part of the Issuer Public Sale pursuant to Section 2.04) that are the same as or similar to those being Registered in connection with such Issuer Public Sale, or any securities convertible into or exchangeable or exercisable for Registrable Securities (including, for the avoidance of doubt, Series A Shares) (collectively, “Lock-Up Securities”), during the period beginning two (2) days before and ending ninety (90) days (or such lesser period as may be permitted for all Investors by the Issuer or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the applicable prospectus supplement in connection therewith) to the extent timely notified in writing by the Issuer or the managing underwriter or underwriters.

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(b) Lock-Up Period for the Issuer and Others. In the case of a Registration of Registrable Securities pursuant to Section 2.01 or Section 2.02 in an Underwritten Offering, the Issuer agrees, if requested by the Investors or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any Lock-Up Securities, during the period beginning two (2) days before and ending ninety (90) days (or such lesser period as may be permitted for the Issuer by the Investors or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the applicable prospectus supplement in connection therewith), to the extent timely notified in writing by the Investors or the managing underwriter or underwriters. Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan, employee stock purchase plan or other employee benefit plan arrangement. The Issuer agrees to use its reasonable best efforts to obtain from each Investor who is known by the Issuer to be the Beneficial Owner of no less than five percent (5.0%) of, at the relevant time, the issued and outstanding Common Shares, after giving effect to the conversion of the Series A Preferred Stock, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 2.05(b), except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.08), if after the date hereof the Issuer grants any Person (other than an Investor) any rights to demand or participate in a Registration, the Issuer agrees that such Person’s participation in an Underwritten Offering of Registrable Securities pursuant to Section 2.01 or Section 2.02 shall be made conditional on such Person’s agreement to comply with any lock-up period required by this Section 2.05(b) as if it were an Investor hereunder.

SECTION 2.06. Registration Procedures.

(a) In connection with the Issuer’s Registration obligations under Section 2.01, Section 2.02 and Section 2.04, the Issuer shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Investors, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Investors and their respective counsel and (y) except in the case of a Registration under Section 2.04, not file any Registration Statement, Prospectus or any Issuer Free Writing Prospectus or amendments or supplements thereto to which the Investors or the underwriters, if any, shall reasonably object;

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(ii) as soon as reasonably practicable (but in no event later than the time period required under Section 2.01(a)(ii) or Section 2.02(a), as applicable) file with the SEC a Registration Statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements or amendments to the Prospectus or any Issuer Free Writing Prospectus as may be (x) reasonably requested by a Participating Investor or (y) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the Participating Investors and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Issuer (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus (except for any amendment as a result of the filing of a periodic report, current report or any other document required to be filed by the Issuer under the Exchange Act and which is incorporated by reference into such Registration Statement), any Issuer Free Writing Prospectus or any amendment or supplement to such Issuer Free Writing Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Issuer in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify the Participating Investors and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement, Prospectus (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained

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in the Registration Statement or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Investors and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Investors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii) furnish to each Participating Investor and each underwriter, if any, without charge, as many conformed copies as such Investor or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference), except that the Issuer shall not be required to provide documents that are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System;

(ix) deliver to each Participating Investor and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Investor or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Investor or underwriter, it being understood that the Issuer consents, subject to the other provisions of this Agreement, to the use of such Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto by such Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus;

(x) on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to Register or qualify, and cooperate with the Participating Investors, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each

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state and other jurisdiction of the United States as any Participating Investor or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 2.01(d) or Section 2.02(b), whichever is applicable; provided, that the Issuer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the Participating Investors and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters; provided, that the Issuer may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) make such representations and warranties to the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xiv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(xv) in the case of an Underwritten Offering, obtain for delivery to the underwriter or underwriters, with copies to the Participating Investors, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters, as the case may be, and their respective counsel;

(xvi) in the case of an Underwritten Offering, obtain for delivery to the underwriter or underwriters, with copies to the Participating Investors, a comfort letter from the Issuer’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and the date of closing under the underwriting agreement;

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(xvii) cooperate with each Participating Investor and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder (including, at the option of the Issuer, Rule 158);

(xix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xx) cause all Registrable Securities covered by the applicable Registration Statement to be listed on the national securities exchange on which the relevant class or classes of Registrable Securities are then listed (if any);

(xxi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Participating Investors, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Investors or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of its officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, that any such Person gaining access to information regarding the Issuer pursuant to this Section 2.06(a)(xxi) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Issuer that it determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Issuer or (z) such information is independently developed by such Person; and

(xxii) in the case of an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; provided, that the Issuer shall not be obligated to cause its senior executive officers to participate in more than two (2) “road shows” (other than “net road shows”) in any twelve (12) month period or if such participation is reasonably expected to interfere with the business operations of the Issuer;

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(xxiii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxiv) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration covered by Section 2.01, Section 2.02 or Section 2.04 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxv) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

(b) lf the Issuer files any Shelf Registration Statement, the Issuer agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Investors) in order to ensure that the Investors may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment; provided, however, that this Section 2.06(b) shall apply only to the extent that the Issuer is eligible to rely on Rule 430B under the Securities Act with respect to selling security holder disclosures.

(c) The Issuer may require each Participating Investor to furnish to the Issuer such information regarding the distribution of such securities and such other information relating to such Investor and its ownership of Registrable Securities as the Issuer may from time to time reasonably request in writing and the Issuer may exclude from such Registration the Registrable Securities of any Participating Investor who fails to furnish such information within five (5) Business Days after receiving such request. For the avoidance of doubt, it shall, in all cases, be reasonable for the Issuer to request from each Participating Investor such information as the Issuer may reasonably determine is required to be disclosed in any Registration Statement or, in the case of an Underwritten Offering, as any underwriter may require to satisfy any know-your-customer, anti-money-laundering or similar policies, procedures or regulations. Each Participating Investor agrees to furnish such information to the Issuer and to cooperate with the Issuer as reasonably necessary to enable the Issuer to comply with the provisions of this Agreement.

(d) Each Participating Investor agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.06(a)(v), such Investor will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Investor’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 2.06(a)(v), or until such Investor is advised in writing by the Issuer that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto

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and if so directed by the Issuer, such Investor shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Investor’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or any Issuer Free Writing Prospectus contemplated by Section 2.06(a)(v) or is advised in writing by the Issuer that the use of the Prospectus may be resumed.

(e) If any Registration Statement or comparable statement under the “Blue Sky” laws refers to any Investor by name or otherwise as the Investor of any securities of the Issuer, then such Investor shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Investor and the Issuer, to the effect that the holding by such Investor of such securities is not to be construed as a recommendation by such Investor of the investment quality of the Issuer’s securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Investor by name or otherwise is not in the judgment of the Issuer, as advised by counsel, required by the Securities Act or any similar federal statute or any “Blue Sky” or securities law then in force, the deletion of the reference to such Investor.

SECTION 2.07. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by the Investors pursuant to a Registration under Section 2.01 or Section 2.02, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Issuer, the Participating Investors and the underwriters, and to contain such representations and warranties by the Issuer and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.10. The Participating Investors shall cooperate with the Issuer in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Issuer regarding the form thereof. Such Investors shall not be required to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such Investors, such Investor’s title to, and power and authority to transfer, the Registrable Securities, such Investor’s intended method of distribution, such matters pertaining to such Investor’s compliance with securities laws as reasonably may be requested and any other representations required to be made by such Investor under applicable law, and the aggregate amount of the liability of such Investor shall not exceed such Investor’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Issuer proposes to Register any of its securities under the Securities Act as contemplated by Section 2.04 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Issuer shall, if requested by any Piggyback Eligible Investor pursuant to Section 2.04 and subject to the provisions of Section 2.04(c), use its reasonable best efforts to arrange for such underwriters to

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include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Piggyback Eligible Investor among the securities of the Issuer to be distributed by such underwriters in such Registration. Any such Piggyback Eligible Investor shall not be required to make any representations or warranties to, or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such Piggyback Eligible Investor, such Piggyback Eligible Investor’s title to, and power and authority to transfer, the Registrable Securities, such Piggyback Eligible Investor’s intended method of distribution, such matters pertaining to such Piggyback Eligible Investor’s compliance with securities laws as reasonably may be requested and any other representations required to be made by such Piggyback Eligible Investor under applicable law, and the aggregate amount of the liability of such Piggyback Eligible Investor shall not exceed such Piggyback Eligible Investor’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to provisions of Section 2.07(a) and Section 2.07(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or Section 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Majority Participating Investors. In addition, in the case of any Underwritten Offering under Section 2.01, Section 2.02 or Section 2.04, each of the Investors may, subject to any limitations on withdrawal contained in Section 2.01, Section 2.02 or Section 2.04, withdraw all or part of their request to participate in such Registration after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

SECTION 2.08. No Inconsistent Agreements; Additional Rights. The Issuer shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Investors under this Agreement.

Without the prior written consent of the Investors Beneficially Owning a majority of the voting power of the outstanding Registrable Securities, none of the Issuer or any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person that more favorable than the rights granted to the Investors hereunder.

SECTION 2.09. Registration Expenses.

(a) Except as expressly provided herein, all of the Issuer’s expenses incident to the Issuer’s performance of or compliance with this Agreement shall be paid by the Issuer, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities, if any, in a form eligible for deposit with The

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Depository Trust Company and of printing prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vi) any reasonable fees and disbursements of underwriters customarily paid by issuers of securities, (vii) all fees and expenses of any special experts or other Persons retained by the Issuer in connection with any Registration, (viii) all of the Issuer’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) all reasonable and documented fees and disbursements of one legal counsel selected by the Demanding Investor, in the case of a Demand Registration or an Underwritten Offering related thereto, or by the Majority Participating Investors in the case of a Shelf Registration Statement or an Underwritten Offering related thereto, provided that such fees and disbursements shall not exceed two hundred thousand U.S. dollars ($200,000), and (x) all expenses of the Issuer related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.”

(b) Except as explicitly set forth in Section 2.09(a), the Investors shall bear their own expenses incurred with respect to any transaction pursuant to this Agreement. For the avoidance of doubt, the Issuer shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.10. Indemnification.

(a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each Investor, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) insofar as such Losses arise out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Issuer or any of its subsidiaries including reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading or (iii) any violation by the Issuer of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Issuer and relating to action or inaction required of the Issuer in connection with any Registration pursuant to this Agreement; provided, that the Issuer shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon a material misstatement or omission or an alleged material misstatement or omission made in any such

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Registration Statement or other document in reliance upon and in conformity with written information furnished to the Issuer by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon a material misstatement or omission or an alleged material misstatement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Investor or any indemnified party and shall survive the transfer of such securities by such Investor. The Issuer shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Investors. Each Participating Investor agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Issuer, its directors and officers, employees, agents and each Person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) from and against any Losses insofar as such Losses arise out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any other disclosure document produced by or on behalf of the Issuer or any of its subsidiaries including reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Issuer specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the confirmation of the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Investor pursuant to Section 2.10(d). The Issuer shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification).

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(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure and (ii) the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under Section 2.09(a) and Section 2.09(b), as applicable, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If for any reason the indemnification provided for in Section 2.09(a) and Section 2.09(b) is unavailable to an indemnified party (other than as a result of exceptions contained in Section 2.09(a) and Section 2.09(b)) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Issuer, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.10(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.10(a) and Section 2.10(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such

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indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10(d), in connection with any Registration Statement filed by the Issuer, a Participating Investor shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Investor under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Investor pursuant to Section 2.10(b). The remedies provided for in this Section 2.10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 2.11. Rules 144 and 144A and Regulation S. The Issuer shall use its reasonable best efforts to file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if the Issuer is not required to file such reports, the Issuer shall make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act, and it will take such further action as the Investors may reasonably request, all to the extent required from time to time to enable the Investors, following the Plan Effective Date, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon reasonable request of an Investor, the Issuer will deliver to such Investor a written statement as to whether it has complied with such requirements and, if not, the specifics thereof in reasonable detail.

SECTION 2.12. Opt-Out.

(a) Each Investor hereby (i) acknowledges that it is aware that the U.S. securities laws prohibit any Person who has MNPI about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities, and (ii) agrees that it will not use or permit any third party to use, and that it will use its reasonable best efforts to assure that none of its Representatives will use or permit any third party to use, any MNPI the Issuer provides in contravention of the U.S. securities laws.

(b) Each Investor shall have the right, at any time and from time to time (including after receiving information regarding any potential Registration or offering of Registrable Securities), to elect not to receive any notice that the Issuer or any other Investors otherwise are required to deliver pursuant to this Agreement by delivering to the Issuer a written statement signed by such Investor that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Issuer and other Investors shall not be required to, and shall not, deliver any notice or other information required to be provided to Investors hereunder. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. An Investor who previously has given the Issuer an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of an Investor to issue and revoke subsequent Opt-Out Requests; provided that each Investor shall use its reasonable best efforts to minimize the administrative burden on the Issuer arising in connection with any such Opt-Out Requests.

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ARTICLE III

TRANSFER

SECTION 3.01. Transfer of Registration Rights. The Centerbridge Investors, the Oaktree Investors and the Additional Investors may assign all or a portion of their rights hereunder to (a) a Permitted Transferee or (b) any transferee of Registrable Securities constituting not less than one and one half percent (1.5%) of, at the relevant time, the issued and outstanding Common Shares, after giving effect to the conversion of the Series A Preferred Stock, effective upon the receipt by the Issuer of (x) written notice from the transferring Investor stating the name and address of the transferee and identifying the amount of Registrable Securities with respect to which rights under this Agreement are being transferred and (y) agreement by such transferee to be bound by the terms of this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effectiveness. This Agreement shall become effective and binding upon the Issuer, the Centerbridge Investors, the Oaktree Investors and the Additional Investors immediately following the Plan Effective Date by operation of the Plan. Notwithstanding the occurrence of the Plan Effective Date, this Agreement contemplates that any Eligible Accredited Investor may become a party to this Agreement upon execution and delivery to the Issuer of a counterpart signature to this Agreement (including completed notice information for such Eligible Accredited Investor, which must include an email address to be valid).

SECTION 4.02. Registrable Securities. In order to enable the Issuer to determine the number of Registrable Securities issued and outstanding or Beneficially Owned by any Investor or Investors at any given time, (i) each Investor shall provide the Issuer with information as to the number of Registrable Securities Beneficially Owned by such Investor promptly upon reasonable written request by the Issuer and (ii) as a condition to an Investor exercising rights hereunder, such Investor shall certify to the Issuer the number of Registrable Securities Beneficially Owned by such Investor when delivering any notice, request or other action by the Required Investors, Majority Participating Investors, Required Additional Investors or any other group of Investors meeting a Beneficial Ownership threshold under this Agreement.

SECTION 4.03. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Issuer may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Investors, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed

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Registration Statement may be amended or supplemented, as appropriate, to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Investors demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements by or at a specified time and the Issuer has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement.

SECTION 4.04. Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit an Investor or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

SECTION 4.05. Entire Agreement. This Agreement, together with the Series A Investor Rights Agreement and all of the Annexes and Schedules hereto and thereto, constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement (including the Second Amended and Restated Plan Support Agreement, dated as of March 9, 2021 and the Replacement Equity Backstop Commitment Agreement, dated as of March 9, 2021) or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

SECTION 4.06. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the law of the State of New York, without regard to principles of conflicts of laws.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the United States District Court located in the Borough of Manhattan in the City of New York or, if such court does not accept jurisdiction over the applicable action or proceeding, the state courts of the State of New York located in the Borough of Manhattan in the City of New York (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 4.11.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.06(c).

SECTION 4.07. Obligations; Remedies. The Issuer and the Investors shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 4.08. Amendment and Waiver.

(a) The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of (i) the Issuer, (ii) the Centerbridge Investors, (iii) the Oaktree Investors and (iv) the Required Additional Investors; provided, that (a) any amendment that would have a disproportionate material adverse effect on an Investor relative to any other Investors shall require the written consent of that Investor and (b) this Section 4.08 may not be amended without the prior written consent of the Issuer and all of the Investors. If reasonably requested by the Investors, the Issuer agrees to execute and deliver any amendments to this Agreement which the Issuer in its reasonable discretion concludes are not adverse to Issuer or its public stockholders to the extent so requested by the Investors in connection with the addition of a Permitted Transferee or other transferee in accordance with Section 3.01 or a recipient of any newly-issued Shares as a party hereto; provided that such amendments are in compliance with the immediately preceding sentence. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Issuer and all Investors.

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(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

SECTION 4.09. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

SECTION 4.10. Termination. This Agreement shall automatically terminate upon the later of (i) the expiration of the Shelf Period and (ii) such time as there are no Registrable Securities, except for the provisions of Section 2.10 and all of this Article IV, which shall survive any such termination. In the event of any termination of this Agreement as provided in this Section 4.10, this Agreement shall forthwith become wholly void and of no further force or effect (except for the provisions of Section 2.10 and this Article IV, which shall survive) and there shall be no liability on the part of any parties hereto or their respective Affiliates, except as provided in this Article IV. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

SECTION 4.11. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed duly given (a) when delivered personally by hand, (b) when sent by facsimile or email or (c) one Business Day following the day sent by overnight courier:

if to the Issuer, to:

Garrett Motion Inc.

La Pièce 16

1180 Rolle, Switzerland

Attention: Jerome P. Maironi

Email: jerome.maironi@garrettmotion.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Attention: Evan S. Simpson

Email: simpsone@sullcrom.com

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if to the Centerbridge Investors, to:

[•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Matthew Brod, and Andrew C. Harmeyer

Email: ddunne@milbank.com, MBrod@milbank.com,

aharmeyer@milbank.com

if to the Oaktree Investors, to:

[•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Matthew Brod, and Andrew C. Harmeyer

Email: ddunne@milbank.com, MBrod@milbank.com,

aharmeyer@milbank.com

If to any Additional Investor, to the relevant address on the Additional Investor Notice Schedule, with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Anna Kordas

Email: akordas@jonesday.com

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Jones Day

555 S. Flower Street

50th Floor

Los Angeles, CA 90071

Attention: Bruce Bennett, Joshua M. Mester, and James O. Johnston

Email: bbennett@jonesday.com, jmester@jonesday.com,

jjohnston@jonesday.com

If to any Accredited Investor Party or to any other Investor who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Investor (which must include an email address).

SECTION 4.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

SECTION 4.13. Third-Party Beneficiaries. Except with respect to each Person entitled to indemnity or contribution under Section 2.10, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 4.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.14.

SECTION 4.15. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[REMAINDER INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

GARRETT MOTION INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

[ELIGIBLE ACCREDITED INVESTOR]

Name: Title:

Notice Address:

Name:

Address:

Email:
Facsimile:

with a copy to:

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Additional Investor Notice Schedule

[•]

Annex 1 to Exhibit 3

Blackline of Draft of Registration Rights Agreement

~~Draft of~~As filed on April ~~9~~20, 2021

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

GARRETT MOTION INC.

[CENTERBRIDGE PARTIES]

[OAKTREE PARTIES]

AND THE OTHER STOCKHOLDERS OF GARRETT MOTION INC. SIGNATORIES HERETO

		Page
	ARTICLE I

	DEFINITIONS

SECTION 1.01.	Defined Terms	1

SECTION 1.02.	Other Interpretive Provisions	7

	ARTICLE II

	REGISTRATION RIGHTS

SECTION 2.01.	Demand Registration	7

SECTION 2.02.	Shelf Registration	10

SECTION 2.03.	Limitations on Registration	12

SECTION 2.04.	Piggyback Registration	12

SECTION 2.05.	Lock-Up Periods	15

SECTION 2.06.	Registration Procedures	16

SECTION 2.07.	Underwritten Offerings	22

SECTION 2.08.	No Inconsistent Agreements	23

SECTION 2.09.	Registration Expenses	23

SECTION 2.10.	Indemnification	24

SECTION 2.11.	Rules 144 and 144A and Regulation S	26

SECTION 2.12.	Opt-Out	27

	ARTICLE III

	TRANSFER

SECTION 3.01.	Transfer of Registration Rights	27

	ARTICLE IV

	MISCELLANEOUS

SECTION 4.01.	Effectiveness	28

SECTION 4.02.	Registrable Securities	28

SECTION 4.03.	Existing Registration Statements	28

i

Schedule A             Additional Investor Notice Schedule

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2021, by and among Garrett Motion Inc., a Delaware corporation (the “Issuer”), [•], a [•] (“[•]”), [•], a [•] (“[•]” and, together with [•], the “Centerbridge Investors”), [•], a [•] (“[•]”), [•], a [•] (“[•]” and, together with [•], the “Oaktree Investors”), the Additional Investors (as defined below) and the Accredited Investor Parties (as defined below).

WITNESSETH:

WHEREAS, the Issuer and the Investors (as defined below) are entering into this Agreement in accordance with and pursuant to the Plan of Reorganization (the “Plan”) of the Issuer and certain of its debtor subsidiaries under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, pursuant to the Plan, the Issuer shall issue to the Investors shares of Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”);

WHEREAS, the Series A Preferred Stock shall be convertible into shares of the Issuer’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with its terms; and

WHEREAS, in connection with the effectiveness of the Plan (the date of such effectiveness, the “Plan Effective Date”), the Issuer has agreed to provide the Investors with certain registration rights as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accredited Investor Eligible Holder” means any Person (other than Centerbridge, Oaktree or any of the Additional Investors) who is an “accredited investor” within the meaning of Rule 501 under Regulation D of the Securities Act and who becomes the Beneficial Owner of Series A Shares on the Plan Effective Date pursuant to the offering of rights to subscribe for and acquire Series A Preferred Stock on the Plan Effective Date in accordance with the procedures with respect to the “Accredited Investor Rights Offering” authorized pursuant to the Order (I) Approving the Disclosure Statement and Form and Manner of Notice of Disclosure Statement Hearing; (II) Establishing a Voting Record Date for the Plan; (III) Approving Solicitation Packages and Procedures for the Distribution Thereof; (IV) Approving the Forms of Ballots; (V) Establishing Procedures for Voting on the Plan; and (VI) Establishing Notice and Objection Procedures for the Confirmation of the Plan entered by the Bankruptcy Court on March 11, 2021.

“Accredited Investor Parties” means the Accredited Investor Eligible Holders that become a party hereto in accordance with Section 4.01.

“Additional Investors” means Attestor Value Master Fund LP, Baupost Group Securities, L.L.C., Cyrus Capital Partners, L.P., FIN Capital Partners LP, Hawk Ridge Capital Management LP, Keyframe Capital Partners, L.P., Newtyn Management, LLC, Sessa Capital IM, L.P. and Whitebox Multi-Strategy Partners, L.P.

“Adverse Disclosure” means public disclosure of MNPI that, in the Board’s good faith judgment, after consultation with independent outside counsel to the Issuer, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Issuer so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Issuer has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Investor shall be deemed an Affiliate of the Issuer or any of its subsidiaries for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2.02(a).

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Beneficial Owner” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Investor shall be deemed to beneficially own any securities of the Issuer held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition).

“Block Trade” means an offering and/or sale of Registrable Securities off of an effective Shelf Registration Statement by one or more of the Investors on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of the Issuer.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York or Rolle, Switzerland are required or authorized by law to be closed.

“Centerbridge Investors” has the meaning set forth in the Preamble.

2

~~“Change in Control” means the occurrence of any of the following events:~~

~~(a) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Issuer to any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Exchange Act);~~

~~(b) any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Issuer (or any entity which controls the Issuer, or which is a successor to all or substantially all of the assets of the Issuer), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or~~

~~(c) a merger of the Issuer with or into another Person in which the voting stockholders of the Issuer immediately prior to such merger cease to hold at least fifty percent (50%) of the voting securities of the surviving entity or ultimate parent entity (in each case, including the Issuer) immediately following such merger.~~

“Chosen Court” has the meaning set forth in Section 4.06(b).

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning set forth in the Recitals.

“Demand Notice” has the meaning set forth in Section 2.01(e).

“Demand Period” has the meaning set forth in Section 2.01(d).

“Demand Registration” has the meaning set forth in Section 2.01(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a)(ii). “Demand Suspension” has the meaning set forth in Section 2.01(f).

“Demanding Investor” has the meaning set forth in Section 2.01(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Investors” means (i) the Centerbridge Investors, (ii) the Oaktree Investors, (iii) the Additional Investors, (iv) the Accredited Investor Parties and (v) any Person who succeeds to rights hereunder pursuant to Section 3.01.

“Issuer” has the meaning given to the term in the Preamble.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

3

“Issuer Public Sale” has the meaning set forth in Section 2.04(a).

“Law~~,”~~” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any governmental authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Lock-Up Securities” has the meaning set forth in Section 2.05(a).

“Long-Form Registration Statement” has the meaning set forth in Section 2.01(a)(i).

“Loss” or “Losses” has the meaning set forth in Section 2.10(a).

“Majority Participating Investors” means the Participating Investors Beneficially Owning Registrable Securities representing at least a majority of the voting power of the Registrable Securities Beneficially Owned by such Participating Investors.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Switzerland; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or Switzerland or the declaration by the United States or Switzerland of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Issuer and its subsidiaries taken as a whole.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act, which shall in any case include the receipt of the notice of a Registration or any offering of Registrable Securities pursuant to this Agreement and the information contained in such notice.

“Oaktree Investors” has the meaning set forth in the Preamble. “Opt-Out Request” has the meaning set forth in Section 2.12(b).

“Participating Investor” means, with respect to any Registration, any Investor of Registrable Securities covered by the applicable Registration Statement.

“Permitted Transferee” has the meaning set forth in the Series A Investor Rights Agreement.

4

“Person” means an individual, corporation, association, limited liability company, partnership, estate, trust, joint venture, unincorporated organization or a government or any agency or political subdivision thereof.

“Piggyback Eligible Investor” means the Centerbridge Investors, the Oaktree Investors and the Additional Investors.

“Piggyback Registration” has the meaning set forth in Section 2.04(a). “Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” has the meaning set forth in the Recitals.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any (a) Series A Shares issued to the relevant Investor on the Plan Effective Date pursuant to the Plan or (b) Common Shares (i) issued to the relevant Investor on the Plan Effective Date pursuant to the Plan, (ii) issued or issuable upon conversion of such Series A Shares and (iii) issued in respect of the securities described in clause (a) or clause (b)(i) or (ii) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, that any such Series A Shares or Common Shares, as applicable, shall irrevocably cease to be Registrable Securities to the extent: (v) such Registrable Securities have been disposed of pursuant to an effective Registration Statement, (w) such Registrable Securities have been disposed of pursuant to Rule 144; (x) such Registrable Securities shall have been otherwise transferred and are represented by certificates or book-entries not bearing a legend restricting transfer under the Securities Act; (y) with respect to Registrable Securities held by an Investor, such Investor and its Affiliates are able to dispose of all of their Registrable Securities without volume or manner of sale restrictions pursuant to Rule 144; or (z) the date on which the Registrable Securities cease to be outstanding.

“Registration” means a registration with the SEC of the Issuer’s securities for offer and sale to the public under a Registration Statement. The terms “Register” and “Registered” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.09(a).

“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

5

“Required Additional Investors” means, at any relevant time, the Additional Investors Beneficially Owning Registrable Securities representing at least a majority of the voting power of the Registrable Securities Beneficially Owned by the Additional Investors.

“Required Investors” means an Investor or Investors Beneficially Owning, in the aggregate, Registrable Securities representing not less than seven and one half percent (7.5%) of, at the relevant time, the issued and outstanding Common Shares, after giving effect to the conversion of the Series A Preferred Stock.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

“Rule 158” means Rule 158 promulgated under the Securities Act (or any successor rule then in effect).

“Rule 405” means Rule 405 promulgated under the Securities Act (or any successor rule then in effect).

“Rule 415” means Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Series A Investor Rights Agreement” means the Series A Investor Rights Agreement, dated as of [•], 2021, by and among the Issuer, the Centerbridge Investors, the Oaktree Investors and the Additional Investors, as the same may be amended from time to time in accordance with the terms thereof.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Series A Shares” means shares of Series A Preferred Stock. “Shares” means Common Shares and Series A Shares.

“Shelf Notice” has the meaning set forth in Section 2.02(a).

“Shelf Period” has the meaning set forth in Section 2.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

6

“Shelf Registration Statement” means a Registration Statement of the Issuer filed with the SEC for an offering to be made on a continuous basis pursuant to Rule 415 covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(c).

“Short-Form Registration Statement” has the meaning set forth in Section 2.01(a)(i).

“Suspension” means either a Demand Suspension or a Shelf Suspension.

“Takedown Notice” has the meaning set forth in Section 2.02(d).

“Underwritten Offering” means a discrete registered offering of securities of the Issuer conducted by one or more underwriters pursuant to the terms of an underwriting agreement, including, for the avoidance of doubt, any Block Trade undertaken on an underwritten basis.

“WKSI” has the meaning set forth in Section 2.02(a).

SECTION 1.02. Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(a) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(b) The term “including” is not limiting and means “including without limitation.”

~~(c) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.~~

~~(d)~~(c) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) Demand by the Investors.

7

(i) The Required Investors may make a written request to the Issuer for Registration of all or part of the Registrable Securities held by such Required Investors (~~x~~A) on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration Statement”), or (~~y~~B) on Form S-3 or any similar short-form Registration Statement (a “Short-Form Registration Statement”) if the Issuer is then qualified to use such short form. Any such requested Registration shall hereinafter be referred to as a “Demand Registration,” and any Investor requesting such Demand Registration shall hereinafter be referred to as a “Demanding Investor.” Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.

(ii) Unless there is a currently effective Shelf Registration Statement covering such Registrable Securities on file with the SEC then, within (~~i~~A) sixty (60) days in the case of a request for a Long-Form Registration Statement or (~~ii~~B) thirty (30) days in the case of a request for a Short-Form Registration Statement, the Issuer shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to become effective under the Securities Act.

(b) Limitation on Demand Registrations. The aggregate number of Demand Registrations using a Long-Form Registration Statement that may be requested by the Investors shall not exceed four (4). The Investors may request an unlimited number of Demand Registrations using a Short-Form Registration Statement.

(c) Demand Withdrawal. A Demanding Investor and any other Investor that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.01(e) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from the Demanding Investor with respect to all of the Registrable Securities included by such Investor in such Demand Registration, the Issuer shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration with respect to the Demanding Investor for purposes of Section 2.01(b) unless (i) the withdrawing Demanding Investor shall have paid or reimbursed the Issuer for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Issuer in connection with the Registration of such Demanding Investor’s withdrawn Registrable Securities (based on the number of securities the Demanding Investor sought to Register, as compared to the total number of securities included on such Demand Registration Statement) or (ii) the withdrawal is made following the occurrence of a Material Adverse Change or because the Registration would require the Issuer to make an Adverse Disclosure.

(d) Effective Registration. The Issuer shall be deemed to have effected a Demand Registration if the Demand Registration Statement has become effective and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law, to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is

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interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demanding Investor.

(e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.01(a)(i) (but in no event more than five (5) Business Days thereafter), the Issuer shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Investors (which notice shall state that the material terms of such proposed Registration, to the extent known, as well as the identity of the Demanding Investor, are available upon request), and subject to Sections 2.01(f) and 2.01(h), the Issuer shall include in such Demand Registration all such Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within ten (10) Business Days after the date that the Demand Notice has been delivered~~.~~ to the relevant Investor. All requests made pursuant to this Section 2.01(e) shall specify the aggregate amount of Registrable Securities of the requesting Investor to be Registered and the intended method of distribution of such securities.

(f) Delay in Filing; Suspension of Registration. If the Issuer determines in good faith that the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving prompt written notice of such action to the Investors, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, that the Issuer shall not be permitted to exercise a Suspension (other than a Shelf Suspension relating to a post-effective amendment to a Shelf Registration Statement required to update such Shelf Registration Statement pursuant to Section 10(a)(3) of the Securities Act) (i) more than twice during any twelve (12)-month period, or (ii) for a period exceeding sixty (60) days on any one occasion. In the case of a Demand Suspension, the Investors agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Issuer shall immediately notify the Investors upon the termination of any Demand Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investors such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Investors may reasonably request. The Issuer shall, if necessary, supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Issuer for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Investor.

(g) Underwritten Offering. If the expected aggregate gross proceeds of an offering of Registrable Securities are at least fifty million U.S. dollars ($50,000,000), the Demanding Investor may request that such offering be in the form of an Underwritten Offering, and such Demanding Investor shall have the right to select the managing underwriter or underwriters to administer the offering; provided, that (i) such managing underwriter or underwriters shall be reasonably acceptable to the Issuer and the Majority Participating Investors

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and (ii) the Issuer shall have the right to select at least one (1) of the joint bookrunning managers. Notwithstanding the foregoing, in no event shall the Issuer be required to effect more than one (1) Underwritten Offering (regardless of whether such Underwritten Offering is requested pursuant to this Section 2.01(g), pursuant to Section 2.02(d) or pursuant to Section 2.02(e)) in any ninety (90)-day period.

(h) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Board in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Demand Registration shall be allocated, (i) first, if applicable, pro rata between the Participating Investors based on the relative number of Registrable Securities then held by each Participating Investor and (ii) second, and only if all of the Registrable Securities referred to in clause (i) have been included, the number of Registrable Securities that the Issuer proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect.

SECTION 2.02. Shelf Registration.

(a) Accredited Investor Parties Shelf Filing. As promptly as practicable on or after the Plan Effective Date (and in no event later than five (5) Business Days following the Plan Effective Date), the Issuer shall deliver a written notice (the “Shelf Notice”) to all Accredited Investor Eligible Holders regarding (i) their ability to become Accredited Investor Parties in accordance with Section 4.01 and (ii) if they become Accredited Investor Parties, to participate in a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Investors from time to time in accordance with the methods of distribution elected by such Investors and set forth in the Shelf Registration Statement. ~~As~~The Issuer shall use its reasonable best efforts to, as promptly as practicable (taking into account the need to provide Accredited Investor Eligible Holders a reasonable opportunity to respond to the Shelf Notice and in any event no later than ~~[             ]~~thirty (30) days following the Plan Effective Date), ~~the Issuer shall~~ prepare and file with the SEC a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Investors from time to time in accordance with the methods of distribution elected by such Investors and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best effort to cause such Shelf Registration Statement to become effective under the Securities Act on the earliest date practicable. If, at the time of filing a Shelf Registration Statement pursuant to this Section 2.02(a), the Issuer shall be a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”), such Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”).

(b) Continued Effectiveness. The Issuer shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the applicable Investors until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to such Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no

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event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Participating Investors with respect to such Shelf Registration Statement no longer holds its Registrable Securities (such period of effectiveness, the “Shelf Period”). The Issuer shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which an Automatic Shelf Registration Statement is required to remain effective. If the Issuer does not pay the filing fee covering the Registrable Securities at the time such Automatic Shelf Registration Statement is filed, the Issuer agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If such Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Issuer shall refile an Automatic Shelf Registration Statement covering the Registrable Securities registered on such expired Automatic Shelf registration Statement. If at any time when the Issuer is required to re-evaluate its WKSI status the Issuer determines that it is not a WKSI, the Issuer shall use its reasonable best efforts to refile such Shelf Registration Statement as a Short-Form Registration Statement or, if the Issuer is not eligible to use a Short-Form Registration Statement, as a Long- Form Registration Statement, and keep such Registration Statement effective during the Shelf Period.

(c) Suspension of Registration. If the Issuer determines in good faith that the continued use of such Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure, the Issuer may, upon giving, to the extent practicable, at least ten (10) days’ prior written notice of such action to the Investors (or, in the case of a Block Trade, upon receipt of notice of such Block Trade pursuant to Section 2.02(e)), suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, that the Issuer shall not be permitted to exercise a Suspension (other than a Shelf Suspension relating to a post-effective amendment to a Shelf Registration Statement required to update such Shelf Registration Statement pursuant to Section 10(a)(3) of the Securities Act) (i) more than twice during any twelve (12)-month period, or (ii) for a period exceeding sixty (60) days on any one occasion. In the case of a Shelf Suspension, the Investors agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Issuer shall immediately notify the Investors upon the termination of any Shelf Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any material misstatement or omission and furnish to the Investors such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Investors may reasonably request. The Issuer shall, if necessary, supplement or make amendment to such Shelf Registration Statement, if required by the registration form used by the Issuer for such Shelf Registration or by the instruction applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investors.

(d) Underwritten Offering. If the expected aggregate gross proceeds of an offering of Registrable Securities are at least fifty million U.S. dollars ($50,000,000), and the Required Investors (to the extent such Required Investors are named as selling security holders in the Shelf Registration Statement) so elect, such offering may be in the form of an Underwritten Offering, the Issuer shall amend or supplement the Shelf Registration Statement for such purpose and such Required Investors shall have the right to select the managing

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underwriter or underwriters to administer such offering; provided, that (i) such managing underwriter or underwriters shall be reasonably acceptable to the Issuer and the Majority Participating Investors and (ii) the Issuer shall have the right to select at least one (1) of the joint bookrunning managers. Promptly upon receipt of any request for an Underwritten Offering (that is not a Block Trade) pursuant to this Section 2.02(d) (but in no event more than five (5) Business Days thereafter), the Issuer shall deliver a written notice (a “Takedown Notice”) of any such request to all other Investors named as selling security holders in the Shelf Registration Statement (which notice shall state that the material terms of such proposed Underwritten Offering, to the extent known, as well as the identity of the Required Investors making such request, are available upon request), and subject to Section 2.02(c) and the last sentence of this Section 2.02(d), any Investor from whom the Issuer has received written requests for inclusion therein within ten (10) Business Days after the date that the Takedown Notice has been delivered shall be eligible to participate in such Underwritten Offering. All requests made pursuant to this Section 2.02(d) shall specify the aggregate amount of Registrable Securities that the requesting Investor seeks to offer and sell in such Underwritten Offering. Notwithstanding the foregoing, in no event shall the Issuer be required to effect more than one (1) Underwritten Offering (regardless of whether such Underwritten Offering is requested pursuant to this Section 2.02(d), pursuant to Section 2.02(e) or pursuant to Section 2.01(g)) in any ninety (90)-day period. The provisions of Section 2.01(h) shall apply to any Underwritten Offering pursuant to this Section 2.02(d).

(e) Block Trades. If the Required Investors wish to engage in a Block Trade, such Required Investors (to the extent such Required Investors are named as selling security holders in the Shelf Registration Statement) shall notify the Issuer of the Block Trade, including the day on which such Block Trade is to commence, no later than 10:00 a.m. New York City time on the day such Block Trade is to commence. The Issuer shall as expeditiously as possible use its reasonable best efforts (including co-operating with the Investors with respect to the provision of necessary information) to facilitate such Block Trade (which may close as early as two (2) Business Days after the date it commences), provided, that the Required Investors requesting such Block Trade shall use reasonable best efforts to work with the Issuer and the underwriters prior to making such request in order to facilitate preparation of the Prospectus and other offering documentation related to the Block Trade. Notwithstanding anything to the contrary set forth herein, the Issuer shall not be obligated to notify the other Investors of any Block Trade.

SECTION 2.03. Limitations on Registration. Notwithstanding anything else in this Agreement, the Issuer shall not be required to file more than one (1) Registration Statement pursuant to Section 2.01 and Section 2.02 in any ninety- (90) day period.

SECTION 2.04. Piggyback Registration.

(a) Participation in a Shelf Registration. If the Issuer at any time proposes to file a Shelf Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or Section 2.02, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other

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employee benefit plan arrangement) (an “Issuer Public Sale”), then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of public filing of such Shelf Registration Statement), the Issuer shall give written notice of such proposed filing to the Investors (which may be in the form of the Shelf Notice), and such notice shall offer the Investors the opportunity to Register under such Shelf Registration Statement such number of Registrable Securities as each such Investor may request in writing (a “Piggyback Registration”). Subject to Section 2.04(c), the Issuer shall include in such Shelf Registration Statement all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Investors of any such notice; provided, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Shelf Registration Statement filed in connection with such Registration, the Issuer shall determine for any reason not to Register or to delay Registration of such securities, the Issuer shall give written notice of such determination to each Investor and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Investors to request that such Registration be effected as a Demand Registration under Section 2.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If any offering pursuant to such Shelf Registration Statement is to be an Underwritten Offering, then only a Piggyback Eligible Investor shall be entitled to participate in such Underwritten Offering on the terms and subject to the conditions set forth in this Agreement upon making a request for a Piggyback Registration pursuant to this Section 2.04(a), and the Issuer shall make such arrangements with the managing underwriter or underwriters so that each such Piggyback Eligible Investor may participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Investor making a request for a Piggyback Registration pursuant to this Section 2.04(a) and the Issuer shall make such arrangements so that each such Investor may participate in such offering on such basis.

(b) Participation in a Non-Shelf Registration. If the Issuer at any time proposes to file a Registration Statement under the Securities Act that is not a Shelf Registration Statement with respect to any Issuer Public Sale, then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of public filing of such Registration Statement), the Issuer shall give written notice of such proposed filing to the Piggyback Eligible Investors (which notice shall state that the material terms of such proposed Issuer Public Sale, to the extent known, are available upon request), and such notice shall offer the Piggyback Eligible Investors the opportunity to make a Piggyback Registration. Subject to Section 2.04(c), the Issuer shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Piggyback Eligible Investors of any such notice; provided, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Issuer shall determine for any reason not to Register or to delay Registration of such securities, the Issuer shall give written notice of such determination to each Piggyback Eligible Investor and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the

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Registration Expenses in connection therewith), without prejudice, however, to the rights of the Investors to request that such Registration be effected as a Demand Registration under Section 2.01, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then each Piggyback Eligible Investor making a request for a Piggyback Registration pursuant to this Section 2.04(b) and the Issuer shall make such arrangements with the managing underwriter or underwriters so that each such Piggyback Eligible Investor may participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Piggyback Eligible Investor making a request for a Piggyback Registration pursuant to this Section 2.04(b) and the Issuer shall make such arrangements so that each such Piggyback Eligible Investor may participate in such offering on such basis.

(c) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Issuer and the Piggyback Eligible Investors of Registrable Securities in writing that, in its or their opinion, the number of securities which such Piggyback Eligible Investors and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities proposed to be sold in such Registration by the Issuer or (subject to Section 2.08) any Person (other than an Investor) exercising a contractual right to demand Registration, as the case may be, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Piggyback Eligible Investors that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Piggyback Eligible Investor; provided, that any securities thereby allocated to a Piggyback Eligible Investor that exceed such Piggyback Eligible Investor’s request shall be reallocated among the remaining requesting Piggyback Eligible Investors in like manner and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(d) Withdrawal. Any Investor shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Issuer of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, an Investor shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.

(e) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.04 shall be deemed to have been effected pursuant to Section 2.01 or Section 2.02 or shall relieve the Issuer of its obligations under Section 2.01 or Section 2.02.

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(f) Underwritten Offering. In any Issuer Public Sale that constitutes an Underwritten Offering, the Issuer shall have the sole and exclusive right to select the managing underwriter or underwriters to administer such offering.

SECTION 2.05. Lock-Up Periods.

(a) Lock-Up Periods for Investors. In the event of an Issuer Public Sale of the Issuer’s equity securities in an Underwritten Offering, the Participating Investors in such Issuer Public Sale pursuant to Section 2.04 acknowledge that such participation may only be permitted if such Investor agrees, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any Registrable Securities (except, in each case, as part of the Issuer Public Sale pursuant to Section 2.04) that are the same as or similar to those being Registered in connection with such Issuer Public Sale, or any securities convertible into or exchangeable or exercisable for Registrable Securities (including, for the avoidance of doubt, Series A Shares) (collectively, “Lock-Up Securities”), during the period beginning two (2) days before and ending ninety (90) days (or such lesser period as may be permitted for all Investors by the Issuer or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the applicable prospectus supplement in connection therewith) to the extent timely notified in writing by the Issuer or the managing underwriter or underwriters.

(b) Lock-Up Period for the Issuer and Others. In the case of a Registration of Registrable Securities pursuant to Section 2.01 or Section 2.02 in an Underwritten Offering, the Issuer agrees, if requested by the Investors or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any Lock-Up Securities, during the period beginning two (2) days before and ending ninety (90) days (or such lesser period as may be permitted for the Issuer by the Investors or such managing underwriter or underwriters) after the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the applicable prospectus supplement in connection therewith), to the extent timely notified in writing by the Investors or the managing underwriter or underwriters. Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan, employee stock purchase plan or other employee benefit plan arrangement. The Issuer agrees to use its reasonable best efforts to obtain from each Investor who is known by the Issuer to be the Beneficial Owner of no less than five percent (5.0%) of, at the relevant time, the issued and outstanding Common Shares, after giving effect to the conversion of the Series A Preferred Stock, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 2.05(b), except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.08), if after the date hereof the Issuer grants any Person (other than an Investor) any rights to demand or participate in a Registration, the Issuer agrees that such Person’s participation in an Underwritten Offering of Registrable Securities pursuant to Section 2.01 or Section 2.02 shall be made conditional on such Person’s agreement to comply with any lock-up period required by this Section 2.05(b) as if it were an Investor hereunder.

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SECTION 2.06. Registration Procedures.

(a) In connection with the Issuer’s Registration obligations under Section 2.01, Section 2.02 and Section 2.04, the Issuer shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Investors, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Investors and their respective counsel and (y) except in the case of a Registration under Section 2.04, not file any Registration Statement, Prospectus or any Issuer Free Writing Prospectus or amendments or supplements thereto to which the Investors or the underwriters, if any, shall reasonably object;

(ii) as soon as reasonably practicable (but in no event later than the time period required under Section 2.01(a)(ii) or Section 2.02(a), as applicable) file with the SEC a Registration Statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements or amendments to the Prospectus or any Issuer Free Writing Prospectus as may be (x) reasonably requested by a Participating Investor or (y) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the Participating Investors and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Issuer (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus (except for any amendment as a result of the filing of a periodic report, current report or any other document required to be filed by the Issuer under the Exchange Act and which is incorporated by reference into such Registration Statement), any Issuer Free Writing Prospectus or any amendment or

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supplement to such Issuer Free Writing Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Issuer in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify the Participating Investors and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement, Prospectus (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Investors and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Investors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

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(viii) furnish to each Participating Investor and each underwriter, if any, without charge, as many conformed copies as such Investor or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference), except that the Issuer shall not be required to provide documents that are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System;

(ix) deliver to each Participating Investor and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Investor or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Investor or underwriter, it being understood that the Issuer consents, subject to the other provisions of this Agreement, to the use of such Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto by such Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus;

(x) on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to Register or qualify, and cooperate with the Participating Investors, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Investor or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 2.01(d) or Section 2.02(b), whichever is applicable; provided, that the Issuer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the Participating Investors and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters; provided, that the Issuer may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

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(xiii) make such representations and warranties to the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xiv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(xv) in the case of an Underwritten Offering, obtain for delivery to the underwriter or underwriters, with copies to the Participating Investors, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters, as the case may be, and their respective counsel;

(xvi) in the case of an Underwritten Offering, obtain for delivery to the underwriter or underwriters, with copies to the Participating Investors, a comfort letter from the Issuer’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and the date of closing under the underwriting agreement;

(xvii) cooperate with each Participating Investor and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder (including, at the option of the Issuer, Rule 158);

(xix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xx) cause all Registrable Securities covered by the applicable Registration Statement to be listed on the national securities exchange on which the relevant class or classes of Registrable Securities are then listed (if any);

(xxi) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Participating Investors, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Investors or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of its officers, directors and employees and the

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independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, that any such Person gaining access to information regarding the Issuer pursuant to this Section 2.06(a)(xxi) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Issuer that it determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Issuer or (z) such information is independently developed by such Person; and

(xxii) in the case of an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; provided, that the Issuer shall not be obligated to cause its senior executive officers to participate in more than two (2) “road shows” (other than “net road shows”) in any twelve (12) month period or if such participation is reasonably expected to interfere with the business operations of the Issuer;

(xxiii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxiv) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration covered by Section 2.01, Section 2.02 or Section 2.04 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxv) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

(b) lf the Issuer files any Shelf Registration Statement, the Issuer agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Investors) in order to ensure that the Investors may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment; provided, however, that this Section 2.06(b) shall apply only to the extent that the Issuer is eligible to rely on Rule 430B under the Securities Act with respect to selling security holder disclosures.

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(c) The Issuer may require each Participating Investor to furnish to the Issuer such information regarding the distribution of such securities and such other information relating to such Investor and its ownership of Registrable Securities as the Issuer may from time to time reasonably request in writing and the Issuer may exclude from such Registration the Registrable Securities of any Participating Investor who fails to furnish such information within five (5) Business Days after receiving such request. For the avoidance of doubt, it shall, in all cases, be reasonable for the Issuer to request from each Participating Investor such information as the Issuer may reasonably determine is required to be disclosed in any Registration Statement or, in the case of an Underwritten Offering, as any underwriter may require to satisfy any know-your-customer, anti-money-laundering or similar policies, procedures or regulations. Each Participating Investor agrees to furnish such information to the Issuer and to cooperate with the Issuer as reasonably necessary to enable the Issuer to comply with the provisions of this Agreement.

(d) Each Participating Investor agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.06(a)(v), such Investor will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Investor’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 2.06(a)(v), or until such Investor is advised in writing by the Issuer that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto and if so directed by the Issuer, such Investor shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Investor’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or any Issuer Free Writing Prospectus contemplated by Section 2.06(a)(v) or is advised in writing by the Issuer that the use of the Prospectus may be resumed.

(e) If any Registration Statement or comparable statement under the “Blue Sky” laws refers to any Investor by name or otherwise as the Investor of any securities of the Issuer, then such Investor shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Investor and the Issuer, to the effect that the holding by such Investor of such securities is not to be construed as a recommendation by such Investor of the investment quality of the Issuer’s securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Investor by name or otherwise is not in the judgment of the Issuer, as advised by counsel, required by the Securities Act or any similar federal statute or any “Blue Sky” or securities law then in force, the deletion of the reference to such Investor.

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SECTION 2.07. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by the Investors pursuant to a Registration under Section 2.01 or Section 2.02, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Issuer, the Participating Investors and the underwriters, and to contain such representations and warranties by the Issuer and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.10. The Participating Investors shall cooperate with the Issuer in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Issuer regarding the form thereof. Such Investors shall not be required to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such Investors, such Investor’s title to, and power and authority to transfer, the Registrable Securities, such Investor’s intended method of distribution, such matters pertaining to such Investor’s compliance with securities laws as reasonably may be requested and any other representations required to be made by such Investor under applicable law, and the aggregate amount of the liability of such Investor shall not exceed such Investor’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Issuer proposes to Register any of its securities under the Securities Act as contemplated by Section 2.04 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Issuer shall, if requested by any Piggyback Eligible Investor pursuant to Section 2.04 and subject to the provisions of Section 2.04(c), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Piggyback Eligible Investor among the securities of the Issuer to be distributed by such underwriters in such Registration. Any such Piggyback Eligible Investor shall not be required to make any representations or warranties to, or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such Piggyback Eligible Investor, such Piggyback Eligible Investor’s title to, and power and authority to transfer, the Registrable Securities, such Piggyback Eligible Investor’s intended method of distribution, such matters pertaining to such Piggyback Eligible Investor’s compliance with securities laws as reasonably may be requested and any other representations required to be made by such Piggyback Eligible Investor under applicable law, and the aggregate amount of the liability of such Piggyback Eligible Investor shall not exceed such Piggyback Eligible Investor’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to provisions of Section 2.07(a) and Section 2.07(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

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(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or Section 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Majority Participating Investors. In addition, in the case of any Underwritten Offering under Section 2.01, Section 2.02 or Section 2.04, each of the Investors may, subject to any limitations on withdrawal contained in Section 2.01, Section 2.02 or Section 2.04, withdraw all or part of their request to participate in such Registration after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

SECTION 2.08. No Inconsistent Agreements; Additional Rights. The Issuer shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Investors under this Agreement. Without the prior written consent of the Investors Beneficially Owning a majority of the voting power of the outstanding Registrable Securities, none of the Issuer or any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person that more favorable than the rights granted to the Investors hereunder.

SECTION 2.09. Registration Expenses.

(a) Except as expressly provided herein, all of the Issuer’s expenses incident to the Issuer’s performance of or compliance with this Agreement shall be paid by the Issuer, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities, if any, in a form eligible for deposit with The Depository Trust Company and of printing prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vi) any reasonable fees and disbursements of underwriters customarily paid by issuers of securities, (vii) all fees and expenses of any special experts or other Persons retained by the Issuer in connection with any Registration, (viii) all of the Issuer’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) all reasonable and documented fees and disbursements of one legal counsel selected by the Demanding Investor, in the case of a Demand Registration or an Underwritten Offering related thereto, or by the Majority Participating Investors in the case of a Shelf Registration Statement or an Underwritten Offering related thereto, provided that such fees and disbursements shall not exceed two hundred thousand U.S. dollars ($200,000), and (x) all expenses of the Issuer related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.”

(b) Except as explicitly set forth in Section 2.09(a), the Investors shall bear their own expenses incurred with respect to any transaction pursuant to this Agreement. For the avoidance of doubt, the Issuer shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

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SECTION 2.10. Indemnification.

(a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each Investor, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) insofar as such Losses arise out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Issuer or any of its subsidiaries including reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading or (iii) any violation by the Issuer of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Issuer and relating to action or inaction required of the Issuer in connection with any Registration pursuant to this Agreement; provided, that the Issuer shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon a material misstatement or omission or an alleged material misstatement or omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Issuer by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon a material misstatement or omission or an alleged material misstatement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Investor or any indemnified party and shall survive the transfer of such securities by such Investor. The Issuer shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

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(b) Indemnification by the Participating Investors. Each Participating Investor agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Issuer, its directors and officers, employees, agents and each Person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) from and against any Losses insofar as such Losses arise out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any other disclosure document produced by or on behalf of the Issuer or any of its subsidiaries including reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Issuer specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the confirmation of the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Investor pursuant to Section 2.10(d). The Issuer shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification).

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure and (ii) the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under Section 2.09(a) and Section 2.09(b), as applicable, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d) Contribution. If for any reason the indemnification provided for in Section 2.09(a) and Section 2.09(b) is unavailable to an indemnified party (other than as a result of exceptions contained in Section 2.09(a) and Section 2.09(b)) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Issuer, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.10(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.10(a) and Section 2.10(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10(d), in connection with any Registration Statement filed by the Issuer, a Participating Investor shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Investor under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Investor pursuant to Section 2.10(b). The remedies provided for in this Section 2.10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 2.11. Rules 144 and 144A and Regulation S. The Issuer shall use its reasonable best efforts to file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if the Issuer is not required to file such reports, the Issuer shall make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act, and it will take such further action as the Investors may reasonably request, all to the extent required from time to time to enable the Investors, following the Plan Effective Date, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon reasonable request of an Investor, the Issuer will deliver to such Investor a written statement as to whether it has complied with such requirements and, if not, the specifics thereof in reasonable detail.

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SECTION 2.12. Opt-Out.

(a) Each Investor hereby (i) acknowledges that it is aware that the U.S. securities laws prohibit any Person who has MNPI about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities, and (ii) agrees that it will not use or permit any third party to use, and that it will use its reasonable best efforts to assure that none of its Representatives will use or permit any third party to use, any MNPI the Issuer provides in contravention of the U.S. securities laws.

(b) Each Investor shall have the right, at any time and from time to time (including after receiving information regarding any potential Registration or offering of Registrable Securities), to elect not to receive any notice that the Issuer or any other Investors otherwise are required to deliver pursuant to this Agreement by delivering to the Issuer a written statement signed by such Investor that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Issuer and other Investors shall not be required to, and shall not, deliver any notice or other information required to be provided to Investors hereunder. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. An Investor who previously has given the Issuer an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of an Investor to issue and revoke subsequent Opt-Out Requests; provided that each Investor shall use its reasonable best efforts to minimize the administrative burden on the Issuer arising in connection with any such Opt-Out Requests.

ARTICLE III

TRANSFER

SECTION 3.01. Transfer of Registration Rights. The Centerbridge Investors, the Oaktree Investors and the Additional Investors may assign all or a portion of their rights hereunder to (a) a Permitted Transferee or (b) any transferee of Registrable Securities constituting not less than ~~[             ]%~~one and one half percent (1.5%) of, at the relevant time, the issued and outstanding Common Shares, after giving effect to the conversion of the Series A Preferred Stock, effective upon the receipt by the Issuer of (x) written notice from the transferring Investor stating the name and address of the transferee and identifying the amount of Registrable Securities with respect to which rights under this Agreement are being transferred and (y) agreement by such transferee to be bound by the terms of this Agreement.

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ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effectiveness. This Agreement shall become effective and binding upon the Issuer, the Centerbridge Investors, the Oaktree Investors and the Additional Investors immediately following the Plan Effective Date by operation of the Plan. Notwithstanding the occurrence of the Plan Effective Date, this Agreement contemplates that any Eligible Accredited Investor may become a party to this Agreement upon execution and delivery to the Issuer of a counterpart signature to this Agreement (including completed notice information for such Eligible Accredited Investor, which must include an email address to be valid).

SECTION 4.02. Registrable Securities. In order to enable the Issuer to determine the number of Registrable Securities issued and outstanding or Beneficially Owned by any Investor or Investors at any given time, (i) each Investor shall provide the Issuer with information as to the number of Registrable Securities Beneficially Owned by such Investor promptly upon reasonable written request by the Issuer and (ii) as a condition to an Investor exercising rights hereunder, such Investor shall certify to the Issuer the number of Registrable Securities Beneficially Owned by such Investor when delivering any notice, request or other action by the Required Investors, Majority Participating Investors, Required Additional Investors or any other group of Investors meeting a Beneficial Ownership threshold under this Agreement.

SECTION 4.03. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Issuer may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Investors, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed Registration Statement may be amended or supplemented, as appropriate, to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Investors demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements by or at a specified time and the Issuer has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement.

SECTION 4.04. Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit an Investor or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

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SECTION 4.05. Entire Agreement. This Agreement, together with the Series A Investor Rights Agreement and all of the Annexes and Schedules hereto and thereto, constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement (including the Second Amended and Restated Plan Support Agreement, dated as of March 9, 2021 and the Replacement Equity Backstop Commitment Agreement, dated as of March 9, 2021) or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

SECTION 4.06. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the law of the State of New York, without regard to principles of conflicts of laws.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the United States District Court located in the Borough of Manhattan in the City of New York or, if such court does not accept jurisdiction over the applicable action or proceeding, the state courts of the State of New York located in the Borough of Manhattan in the City of New York (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 4.11.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.06(c).

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SECTION 4.07. Obligations; Remedies. The Issuer and the Investors shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 4.08. Amendment and Waiver.

(a) The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of (i) the Issuer, (ii) the Centerbridge Investors, (iii) the Oaktree Investors and (iv) the Required Additional Investors; provided, that (a) any amendment that would have a disproportionate material adverse effect on an Investor relative to any other Investors shall require the written consent of that Investor and (b) this Section 4.08 may not be amended without the prior written consent of the Issuer and all of the Investors. If reasonably requested by the Investors, the Issuer agrees to execute and deliver any amendments to this Agreement which the Issuer in its reasonable discretion concludes are not adverse to Issuer or its public stockholders to the extent so requested by the Investors in connection with the addition of a Permitted Transferee or other transferee in accordance with Section 3.01 or a recipient of any newly-issued Shares as a party hereto; provided that such amendments are in compliance with the immediately preceding sentence. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Issuer and all Investors.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

SECTION 4.09. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

SECTION 4.10. Termination. This Agreement shall automatically terminate upon the later of (i) the expiration of the Shelf Period and (ii) such time as there are no Registrable Securities, except for the provisions of Section 2.10 and all of this Article IV, which shall survive any such termination. In the event of any termination of this Agreement as provided in this Section 4.10, this Agreement shall forthwith become wholly void and of no further force or effect (except for the provisions of Section 2.10 and this Article IV, which shall survive) and there shall be no liability on the part of any parties hereto or their respective Affiliates, except as provided in this Article IV. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

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SECTION 4.11. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed duly given (a) when delivered personally by hand, (b) when sent by facsimile or email or (c) one Business Day following the day sent by overnight courier:

if to the Issuer, to:

Garrett Motion Inc.

La Pièce 16

1180 Rolle, Switzerland

Attention: Jerome P. Maironi

Email: jerome.maironi@garrettmotion.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Attention: Evan S. Simpson

Email: simpsone@sullcrom.com

if to the Centerbridge Investors, to: [•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to: Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Matthew Brod, and Andrew C. Harmeyer

Email: ddunne@milbank.com, MBrod@milbank.com,

aharmeyer@milbank.com

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if to the Oaktree Investors, to:

[•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Matthew Brod, and Andrew C. Harmeyer

Email: ddunne@milbank.com, MBrod@milbank.com,

aharmeyer@milbank.com

If to any Additional Investor, to the relevant address on the Additional Investor Notice Schedule, with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Anna Kordas

Email: akordas@jonesday.com

Jones Day

555 S. Flower Street

50th Floor

Los Angeles, CA 90071

Attention: Bruce Bennett, Joshua M. Mester, and James O. Johnston

Email: bbennett@jonesday.com, jmester@jonesday.com,

jjohnston@jonesday.com

If to any Accredited Investor Party or to any other Investor who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Investor (which must include an email address).

SECTION 4.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

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SECTION 4.13. Third-Party Beneficiaries. Except with respect to each Person entitled to indemnity or contribution under Section 2.10, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 4.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.14.

SECTION 4.15. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[REMAINDER INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

GARRETT MOTION INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

[ELIGIBLE ACCREDITED INVESTOR]

Name: Title:

Notice Address:

Name:

Address:

Email:
Facsimile:

with a copy to:

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Additional Investor Notice Schedule

[•]

Exhibit 4

Revised Draft of Garret Motion Inc. Series A Investor Rights Agreement

As filed on April 20, 2021

GARRETT MOTION INC.

SERIES A INVESTOR RIGHTS AGREEMENT

Dated as of [•], 2021

		Page
ARTICLE I DEFINITIONS		1

Section 1.1	Definitions	1
Section 1.2	General Interpretive Principles	6

ARTICLE II REPRESENTATIONS AND WARRANTIES		5

Section 2.1	Representations and Warranties of the Investors	6
Section 2.2	Entitlement of the Company and the Investors to Rely on Representations and Warranties	6

ARTICLE III ORGANIZATIONAL DOCUMENTS		7

Section 3.1	Certificate of Incorporation	7
Section 3.2	Certificates of Designation	7
Section 3.3	By-Laws	7

ARTICLE IV MANAGEMENT		7

Section 4.1	Board of Directors	7
Section 4.2	Centerbridge Investor Director Designees	8
Section 4.3	Oaktree Investor Director Designees	9
Section 4.4	Additional Investors Director Designee	10
Section 4.5	Obligations of the Company and the Investors with respect to Investor Director Designees	11
Section 4.6	Chief Executive Officer	12
Section 4.7	Application of Advance Notice By-Law	12

ARTICLE V ADDITIONAL AGREEMENTS OF THE PARTIES		12

Section 5.1	VCOC Rights	12
Section 5.2	Exculpation among Investors	12
Section 5.3	Logo of the Company and its Subsidiaries	12
Section 5.4	In-Kind Distributions	13

ARTICLE VI PERMITTED TRANSFEREES		13

Section 6.1	Permitted Transferees	13

-i-

Schedule A – Initial Ownership Interest

Annex A – Form of Second Amended and Restated Certificate of Incorporation

Annex B – Form of Certificate of Designations of Series A Cumulative Convertible Preferred Stock

Annex C – Form of Certificate of Designations of Series B Preferred Stock

Annex D – Form of Second Amended and Restated By-Laws

-ii-

SERIES A INVESTOR RIGHTS AGREEMENT

This SERIES A INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of [•], 2021, by and among Garrett Motion Inc., a Delaware corporation (together with its successors and assigns, the “Company”), [•], a [•] (“[•]”), [•], a [•] (“[•]” and, together with [•], the “Centerbridge Investors”), [•], a [•] (“[•]”), [•], a [•] (“[•]” and, together with [•], the “Oaktree Investors”) and the other signatories hereto (the “Additional Investors” and, together with the Centerbridge Investors and the Oaktree Investors, the “Investors”).

WHEREAS, the Company and the Investors are entering into this Agreement in accordance with and pursuant to the Plan of Reorganization (the “Plan”) of the Company and certain of its debtor subsidiaries under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, pursuant to the Plan, the Company shall issue to the Investors shares of Series A Cumulative Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Shares”);

WHEREAS, the Series A Shares shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc., the form of which is attached hereto as Annex B; and

WHEREAS, in connection with the effectiveness of the Plan (the date of such effectiveness, the “Plan Effective Date”), the Company has agreed to provide the Investors certain rights as set forth herein, in addition to any other rights the Investors may have.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Director” has the meaning set forth in Section 4.2(a).

“Additional Investors” has the meaning set forth in the Preamble.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes hereof, (a) none of the Investors, the Company nor any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Investors or any of their investment fund Affiliates have made a debt or equity investment solely as a result of such investment and (b) no Person registered as an investment company under the Investment Company Act of 1940, as amended, to whom an

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Affiliate of any Investor serves as investment adviser shall be considered an Affiliate of such Investor solely as a result of such Affiliate serving as such company’s investment adviser.

“Affiliated” shall have a correlative meaning to the term “Affiliate.”

“Agreement” has the meaning set forth in the Preamble.

“AI Initial Ownership Interest” means, with respect to the Additional Investors collectively, the aggregate number of Series A Shares held by such Investors as of the Plan Effective Date (for the avoidance of doubt, prior to any conversion of such Series A Shares) as set forth in Schedule A hereto.

“AI Threshold Date” has the meaning set forth in Section 4.4(a).

“Bankruptcy Court” has the meaning given to the term in the Recitals.

“Beneficial Owner” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Investor shall be deemed to beneficially own any securities of the Company held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition).

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or a day on which commercial banks located in New York, New York or Rolle, Switzerland are required or authorized by law to be closed.

“Centerbridge Initial Ownership Interest” means, with respect to the Centerbridge Investors, the aggregate number of Common Shares Beneficially Owned by the Centerbridge Investors, as of the Plan Effective Date, including, for the avoidance of doubt, the number of Common Shares into which any Series A Shares held by the Centerbridge Investors are convertible as set forth in Schedule A hereto.

“Centerbridge Investors” has the meaning set forth in the Preamble.

“Change of Control” shall have the meaning given to such term in the Series A Certificate of Designations.

“Chosen Courts” has the meaning set forth in Section 7.3(b).

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Designee Directors” shall mean the Investor Director Designees and the Series B Director Designee.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“First Centerbridge Threshold Date” has the meaning set forth in Section 4.2(a).

“First Oaktree Threshold Date” has the meaning set forth in Section 4.3(a).

“Governmental Authority” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“Honeywell” means Honeywell International Inc.

“Investors” has the meaning set forth in the Preamble.

“Investor Director Designee” means any individual designated for election to the Board by an Investor pursuant to Section 4.2, Section 4.3, or Section 4.4.

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any Governmental Authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Necessary Action” means, with respect to any party to this Agreement and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result.

“Oaktree Initial Ownership Interest” means, with respect to the Oaktree Investors, the aggregate number of Common Shares Beneficially Owned by the Oaktree Investors, as of the Plan Effective Date, including, for the avoidance of doubt, the number of Common Shares into which any Series A Shares held by the Oaktree Investors are convertible as set forth in Schedule A hereto.

“Oaktree Investors” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Investor, any Affiliate of such Investor’s ultimate Beneficial Owner; provided, however, if such Affiliate transferee ceases to be Controlled by the same Person as such Investor, then such Affiliate transferee shall cease to be a “Permitted Transferee” for purposes of this Agreement.

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“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or any other entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity or organization.

“Plan” has the meaning set forth in the Recitals.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.

“Plan Effective Date” has the meaning set forth in the Recitals.

“Registration Rights Agreement” has the meaning set forth in Section 7.2.

“Required Additional Investors” means, at any relevant time, the Additional Investors holding at least sixty five percent (65%) of the Series A Shares held by such Additional Investors.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated By-Laws” has the meaning set forth in Section 3.2(a).

“Second Centerbridge Threshold Date” has the meaning set forth in Section 4.2(b).

“Second Oaktree Threshold Date” has the meaning set forth in Section 4.3(b). “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Series A Certificate of Designations” has the meaning set forth in Section 3.2(a). “Series A Shares” has the meaning set forth in the Recitals.

“Series B Certificate of Designations” has the meaning set forth in Section 3.2(b).

“Series B Director Designee” means the director appointed or elected to the Board by Honeywell pursuant to the Series B Certificate of Designations.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company issued pursuant to the Series B Certificate of Designations.

“Shares” means Common Shares and Series A Shares. “Stockholder Meeting” has the meaning set forth in Section 4.2(a).

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“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds shares, stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding shares, stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding shares, stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Third Centerbridge Threshold Date” has the meaning set forth in Section 4.2(c).

“Third Oaktree Threshold Date” has the meaning set forth in Section 4.3(c).

“VCOC Entity” has the meaning set forth in Section 5.1.

Section 1.2 General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. References to this Agreement shall include all Schedules and Annexes to this Agreement. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section. References to any Governmental Authority include any successor to such Governmental Authority. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole. For purposes of this Agreement, the words, “include,” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company that, as of the date hereof:

(a) This Agreement has been duly authorized, executed and delivered by such Investor and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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(b) The execution, delivery and performance by such Investor of this Agreement and the agreements contemplated hereby and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to such Investor or its properties or assets or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which such Investor is a party or by which such Investor or his or her properties or assets are bound, except, in each case, as would not prevent or materially impair such Investor’s ability to perform its obligations under this Agreement.

Section 2.2 Entitlement of the Company to Rely on Representations and Warranties. The representations and warranties contained in Section 2.1 may be relied upon by the Company in connection with the entering into of this Agreement.

Section 2.3 Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, as of the date hereof:

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the Investors, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by the Company of this Agreement and the agreements contemplated hereby and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to the Company or its properties or assets or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which the Company is a party or by which the Company or its properties or assets are bound, except, in each case, as would not prevent or materially impair the Company’s ability to perform its obligations under this Agreement, except, in each case, as would not prevent or materially impair the Company’s ability to perform its obligations under this Agreement.

Section 2.4 Entitlement of the Investors to Rely on Representations and Warranties. The representations and warranties contained in Section 2.3 may be relied upon by each of the Investors in connection with the entering into of this Agreement.

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ARTICLE III

ORGANIZATIONAL DOCUMENTS

Section 3.1 Certificate of Incorporation. The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Second Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Annex A.

Section 3.2 Certificates of Designation.

(a) The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. (the “Series A Certificate of Designations”) in the form attached hereto as Annex B.

(b) The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. (the “Series B Certificate of Designations”) in the form attached hereto as Annex C.

Section 3.3 By-Laws. The Board shall, as of the Plan Effective Date, adopt the Second Amended and Restated By-Laws of the Company (the “Second Amended and Restated By-Laws”) in the form attached hereto as Annex D.

ARTICLE IV

MANAGEMENT

Section 4.1 Board of Directors.

(a) As of the Plan Effective Date and subject to Section 4.2, Section 4.3, and Section 4.4, the Board shall consist of the following nine (9) members: (i) Olivier Rabiller, the Chief Executive Officer of the Company, (ii) [•], [•] and [•], as the initial Investor Director Designees of the Centerbridge Investors, with [•] designated as the “Additional Director”, (iii) [•], [•] and [•], as the initial Investor Director Designees of the Oaktree Investors, with [•] designated as the “Additional Director”, (iv) [•], as the initial Investor Director Designee of the Additional Investors and (v) [•], as the initial Series B Director Designee.

(b) Each director of the Company and its Subsidiaries shall be entitled to customary compensation for serving as a director of the Company and its Subsidiaries in such amounts as may be approved by the Board from time to time; provided, that any Designee Director who is an employee, director or officer of an Investor or any Affiliate of an Investor shall not receive any compensation for his or her services as director of the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries shall reimburse the Designee Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board, and any committees thereof, including travel, lodging and meal expenses, in accordance with the Company’s reimbursement policies.

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(d) The Company shall not increase the size of the Board without the written consent of the Investors holding a majority of the then outstanding Series A Shares for so long as the outstanding Series A Shares represent, in the aggregate, a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company. The parties further acknowledge that such action by the Company may be subject to restrictions pursuant to the Series B Certificate of Designations and each Investor agrees, severally and not jointly, that it shall not take any action that would cause the Company to breach such restrictions.

Section 4.2 Centerbridge Investor Director Designees.

(a) Until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least sixty percent (60%) of their aggregate Centerbridge Initial Ownership Interest (such date, the “First Centerbridge Threshold Date”), the Centerbridge Investors shall have the right to designate three (3) Investor Director Designees for election to the Board at each meeting of stockholders of the Company at which (or action by written consent pursuant to which) directors are elected (a “Stockholder Meeting”). Until the occurrence of the First Centerbridge Threshold Date, (i) one (1) of the Investor Director Designees of the Centerbridge Investors shall not be an employee of the Centerbridge Investors or their Affiliates and (ii) one (1) of the Investor Director Designees of the Centerbridge Investors shall be subject to the rights of the Additional Investors as set forth in Section 4.4(d) (a director subject to such rights, an “Additional Director”).

(b) From the First Centerbridge Threshold Date and until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least forty percent (40%) of their aggregate Centerbridge Initial Ownership Interests (such date, the “Second Centerbridge Threshold Date”), (i) the Centerbridge Investors shall have the right to designate only two (2) Investor Director Designees for election to the Board at each Stockholder Meeting and (ii) there shall no longer be an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(c) From the Second Centerbridge Threshold Date and until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least twenty percent (20%) of their aggregate Centerbridge Initial Ownership Interests (such date, the “Third Centerbridge Threshold Date”), the Centerbridge Investors shall have the right to designate only one (1) Investor Director Designee for election to the Board at each Stockholder Meeting.

(d) From and after the Third Centerbridge Threshold Date, the Centerbridge Investors shall have no rights to designate any Investor Director Designee.

(e) The Centerbridge Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Centerbridge Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Centerbridge Investors to fill any such vacancies

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above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). If any Investor Director Designee so designated by the Centerbridge Investors fails to be successfully elected at any Stockholder Meeting (including pursuant to Section 4.4(d) hereof) at a time when the Centerbridge Investors have the right under this Section 4.2 to designate an Investor Director Designee, the Centerbridge Investors shall be entitled to designate a replacement Investor Director Designee and the Company shall take all Necessary Action to cause the prompt election of such replacement Investor Director Designee to the Board.

Section 4.3 Oaktree Investor Director Designees.

(a) Until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least sixty percent (60%) of their aggregate Oaktree Initial Ownership Interest (such date, the “First Oaktree Threshold Date”), the Oaktree Investors shall have the right to designate three (3) Investor Director Designees for election to the Board at each Stockholder Meeting. Until the occurrence of the First Oaktree Threshold Date, (i) one (1) of the Investor Director Designees of the Oaktree Investors shall not be an employee of the Oaktree Investors or their Affiliates and (ii) one (1) of the Investor Director Designees of the Oaktree Investors shall be designated as an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(b) From the First Oaktree Threshold Date and until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least forty percent (40%) of their aggregate Oaktree Initial Ownership Interests (such date, the “Second Oaktree Threshold Date”), (i) the Oaktree Investors shall have the right to designate only two (2) Investor Director Designees for election to the Board at each Stockholder Meeting and (ii) there shall no longer be an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(c) From the Second Oaktree Threshold Date and until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least twenty percent (20%) of their aggregate Oaktree Initial Ownership Interests (such date, the “Third Oaktree Threshold Date”), the Oaktree Investors shall have the right to designate only one (1) Investor Director Designee for election to the Board at each Stockholder Meeting.

(d) From and after the Third Oaktree Threshold Date, the Oaktree Investors shall have no rights to designate any Investor Director Designee.

(e) The Oaktree Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Oaktree Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Oaktree Investors to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). If any Investor Director Designee so

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designated by the Oaktree Investors fails to be successfully elected at any Stockholder Meeting (including pursuant to Section 4.4(d) hereof) at a time when the Oaktree Investors have the right under this Section 4.3 to designate an Investor Director Designee, the Oaktree Investors shall be entitled to designate a replacement Investor Director Designee and the Company shall take all Necessary Action to cause the prompt election of such replacement Investor Director Designee to the Board.

Section 4.4 Additional Investors Director Designee

(a) Until the first date on which the Additional Investors (including Permitted Transferees of Additional Investors that become party to this Agreement pursuant to Section 6.1) cease to collectively hold at least sixty percent (60%) of their aggregate AI Initial Ownership Interest (such date, the “AI Threshold Date”), the Additional Investors shall have the right to designate one (1) Investor Director Designee for election to the Board at each Stockholder Meeting. Such designee shall be the person nominated, separately and not jointly, by Additional Investors that hold in the aggregate an amount of Series A Shares to constitute the Required Additional Investors. The Company shall notify each Additional Investor at least thirty (30) days in advance of the first day that the Additional Investors may designate an Investor Director Designee of all applicable deadlines and procedures for making such designation. In the event that the Additional Investors fail to timely notify the Company of their designee in accordance with the Second Amended and Restated By-Laws, the Additional Investors shall be deemed to have waived their right to designate an individual for election to the Board pursuant to this Section 4.4(a) until the occurrence of the next Stockholder Meeting.

(b) From and after the AI Threshold Date, (i) the Additional Investors shall have no rights to designate any Investor Director Designee and (ii) if the Company becomes aware that at least twenty percent (20%) of the Series A Shares issued pursuant to the Plan are held by stockholders other than the Centerbridge Investors and the Oaktree Investors, then the then-current holders of a majority of the outstanding Series A Shares (excluding from such calculation all Series A Shares held by the Centerbridge Investors and the Oaktree Investor) shall have the right to designate one (1) Investor Director Designee to replace such Investor Director Designee appointed by the Additional Investors. Such designee shall be the person designated, separately and not jointly, by holders of outstanding Series A Shares that hold, in the aggregate, a majority of the then-outstanding Series A Shares (excluding from such calculation all Series A Shares held by the Centerbridge Investors and the Oaktree Investors). If the Company becomes aware that the right set forth in the first sentence of this Section 4.4(b) has been triggered, then the Company shall promptly notify each holder of Series A Shares (other than the Centerbridge Investors or the Oaktree Investors) of such triggering (and that the exercise of such right shall be subject to the terms of this Agreement and the Second Amended and Restated Bylaws). In the event that such holders fail to timely notify the Company of their designee in accordance with the Second Amended and Restated By-Laws, such holders shall be deemed to have waived their right to designate an individual for election to the Board pursuant to this Section 4.4(b) until the occurrence of the next Stockholder Meeting.

(c) The Additional Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Additional Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Additional Investors to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

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(d) For so long as (x) any of the Investor Director Designees is an Additional Director and (y) the AI Threshold Date has not occurred: (i) the Company shall notify each Additional Investor of the identity of the proposed Additional Director(s) in writing at least sixty (60) days in advance of the Stockholder Meeting at which such Additional Director(s) are to stand for election (subject to the Company’s receipt of notice of the identity of any Additional Director from the Centerbridge Investors or Oaktree Investors, as applicable); and (ii) if Additional Investors that hold in the aggregate an amount of Series A Shares necessary to constitute the Required Additional Investors, acting separately and not jointly, object in writing to the designation of such Additional Director within fourteen (14) days of the receipt of such notice from the Company, then the Company shall promptly inform the Centerbridge Investors and the Oaktree Investors of such objection and the Centerbridge Investors or the Oaktree Investors, as applicable, shall designate a new Additional Director and the Additional Investors shall not have any right to object to the designation of such new Additional Director; provided that the Additional Investors may only object to one (1) Additional Director per calendar year.

Section 4.5 Obligations of the Company and the Investors with respect to Investor Director Designees.

(a) The Company shall include each Investor Director Designee among the Company’s and its directors’ nominees for election to the Board at each Stockholder Meeting, subject to satisfaction of the requirements of Law and the Company’s organizational and governance documents regarding service as a director of the Company.

(b) If the number of individuals that any Investor has the right to designate for election to the Board is decreased pursuant to Section 4.2, Section 4.3 and Section 4.4, as applicable, then the corresponding number of directors designated by such Investor pursuant to Section 4.2, Section 4.3 and Section 4.4, as applicable, shall immediately offer to resign from the Board. In the event that any Investor Director Designee offers to tender his or her resignation, the Board shall promptly determine whether to accept such resignation and, if the Board chooses to accept such resignation, the Company and the Investors shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individuals. Except as provided above, the Investors shall have the sole and exclusive right to designate individuals to fill vacancies that are created by reason of death, removal or resignation of applicable Investor Director Designees.

(c) To the extent nominated or designated by an Investor, the Company shall take all actions necessary and within its control and to the extent permissible by Law to cause the nomination, election, removal or replacement of the Investor Director Designees as provided for herein, including soliciting proxies for each Investor Director Designee to the same extent it does so for its other director nominees. No Investor shall take any action with respect to the Company that would be inconsistent with the provisions of this Section 4.5.

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Section 4.6 Chief Executive Officer. At all times following the Plan Effective Date, the Company shall take all actions necessary and within its control and to the extent permissible by Law to cause the Chief Executive Officer of the Company to serve as a director. No Investor shall take any action with respect to the Company that would be inconsistent with the provisions of this Section 4.6.

Section 4.7 Application of Advance Notice By-Law. Until the first time that the Investors cease to collectively Beneficially Own, in the aggregate, a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company, the provisions of Section 2.7(c) and Section 3.3(a) of the Second Amended and Restated By-Laws relating to advance notification, or any successor provision thereto, shall not be applicable to any matter brought before any annual or special meeting of stockholders by the Centerbridge Investors or the Oaktree Investors; provided that each of the Investors shall provide reasonable advance notice to the Company of such matter brought before any annual or special meeting of stockholders by such Investor prior to (i) the date of such meeting; or (ii) in the event that the Company is required to solicit proxies for a nomination, election, removal or replacement of an Investor Director Designee, the time the Company begins such solicitation pursuant to Section 4.5(c).

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1 VCOC Rights. With respect to any Investor or any Permitted Transferee that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each Person, a “VCOC Entity”), for so long as such VCOC Entity, directly or indirectly, continues to hold any Shares, without limitation or prejudice of any of the rights provided to the Investors hereunder, the Company and its Subsidiaries shall provide such VCOC Entity with all information and access rights necessary to satisfy applicable requirements to qualify as a VCOC Entity, and the Company and its Subsidiaries shall enter into a customary VCOC management rights letter setting forth the terms and conditions pursuant to which the Company and its Subsidiaries will provide such information and access rights.

Section 5.2 Exculpation among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the public information filed by the Company with the SEC or the Bankruptcy Court, as applicable, relating to its Shares, in making its investment or decision to sell, retain its investment or further invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the acquisition of the Shares.

Section 5.3 Logo of the Company and its Subsidiaries. The Company grants the Investors permission to use the Company’s and its Subsidiaries’ names and logos in the Investors’ or their respective Affiliates’ marketing materials solely to reflect that the Company is, or was, at one time a portfolio company of the Investor. The Investors or their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of its trademarks in the marketing materials in which the Company’s or its Subsidiaries’ names and logos appear.

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Section 5.4 In-Kind Distributions. If any Investor seeks to effectuate an in- kind distribution of all or part of its Shares to its direct or indirect equityholders, the Company will, subject to the terms of the Registration Rights Agreement, reasonably cooperate with and assist such Investor, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Investor (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent and the delivery of Shares without restrictive legends, to the extent no longer applicable).

Section 5.5 Independent Obligations. The Investors each agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Investor agrees that, for purposes of determining Beneficial Ownership of such Investor, it shall disclaim any beneficial ownership that may be read to arise by virtue of this Agreement of Shares owned by the other Investors, and the Company agrees to acknowledge such disclaimer in its Exchange Act and Securities Act filings. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute an agreement on the part of such Investor with any other Investors in respect of such Investor’s right to designate individuals for election to the Board, or vote, sell or otherwise dispose of its Shares. The use of a single agreement to effectuate the rights and obligations contemplated hereby was done solely for the convenience of the Company and the Investors, it being expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

ARTICLE VI

PERMITTED TRANSFEREES

Section 6.1 Permitted Transferees. Permitted Transferees may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such Permitted Transferee and, to the extent permitted by Section 7.6, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such Permitted Transferee as the Company, the Investors and such Permitted Transferee may agree.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit an Investor or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

Section 7.2 Entire Agreement. This Agreement, together with the Registration Rights Agreement, dated as of [•], 2021, by and among the Company, the Centerbridge Investors, the Oaktree Investors, the Additional Investors and the other signatories thereto (the “Registration Rights Agreement”), and all of the Annexes and Schedules hereto and thereto constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement (including the Second Amended and Restated Plan Support Agreement, dated as of March 9, 2021 and the Replacement Equity Backstop Commitment Agreement, dated as of March 9, 2021) or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

Section 7.3 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, another federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 7.9.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE,

14

AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.3(c).

Section 7.4 Obligations; Remedies. The Company and the Investors shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 7.5 Consent of the Investors. If any consent, approval or action of the Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Series A Shares held by the Investors at such time provide such consent, approval or action in writing at such time, unless this Agreement provides for more specific consent requirements of the Investors with respect to such consent, approval or action.

Section 7.6 Amendment and Waiver.

(a) The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of (i) the Company, (ii) the Centerbridge Investors, if the Centerbridge Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.2; (iii) the Oaktree Investors, if the Oaktree Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.3 and (iv) the Required Additional Investors, if the Additional Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.4; provided, that (a) any amendment that would have a disproportionate material adverse effect on an Investor relative to any other Investors shall require the written consent of that Investor and (b) this Section 7.6 may not be amended without the prior written consent of the Company and all of the Investors. If reasonably requested by the Investors, the Company agrees to execute and deliver any amendments to this Agreement which the Company in its reasonable discretion concludes are not adverse to the Company or its public stockholders to the extent so requested by the Investors in connection with the addition of a Permitted

15

Transferee in accordance with Section 6.1 or a recipient of any newly-issued Shares as a party hereto; provided that such amendments are in compliance with the immediately preceding sentence. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Company and all Investors.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 7.7 Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 7.8 Termination.

(a) This Agreement shall automatically terminate as to any Investor on the first date on which such Investor no longer Beneficially Owns Shares.

(b) This Agreement shall automatically terminate upon the earlier of (i) all Investors ceasing to be a party to this Agreement in accordance with Section 7.8(a); (ii) all Investors ceasing to maintain the right to designate a director for election to the Board pursuant to Article IV; (iii) a Change of Control; (iv) written agreement of the Company and the Investors that are party to this Agreement at such time; and (v) the dissolution or liquidation of the Company. In the event of any termination of this Agreement as provided in this Section 7.8, this Agreement shall forthwith become wholly void and of no further force or effect (except for Section 4.5(b) and Section 4.5(c) insofar as they require any Investor and the Company to procure the resignation of an Investor Director Designee in accordance therewith, and this Article VII, which shall survive) and there shall be no liability on the part of any parties hereto or their respective Affiliates, except as provided in this Article VII. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 7.9 Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed duly given (a) when delivered personally by hand, (b) when sent by facsimile or email upon confirmation of receipt or (c) one Business Day following the day sent by overnight courier:

if to the Company, to:

Garrett Motion Inc.

La Pièce 16

1180 Rolle, Switzerland

Attention: Jerome P. Maironi

Email: jerome.maironi@garrettmotion.com

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with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Attention: Evan S. Simpson

Email: simpsone@sullcrom.com

if to the Centerbridge Investors, to: [•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Andrew M. Leblanc, and Andrew C. Harmeyer

Email: ddunne@milbank.com, aleblanc@milbank.com, aharmeyer@milbank.com if to the Oaktree Investors, to: [•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Andrew M. Leblanc, and Andrew C. Harmeyer

Email: ddunne@milbank.com, aleblanc@milbank.com, aharmeyer@milbank.com

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If to any Additional Investor, to the address on the counterpart signature page to this Agreement executed by such Additional Investor, with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Anna Kordas

Email: akordas@jonesday.com

Jones Day

555 S. Flower Street

50th Floor

Los Angeles, CA 90071

Attention: Bruce Bennett and Joshua M. Mester

Email: bbennett@jonesday.com, jmester@jonesday.com

If to any Permitted Transferee who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Permitted Transferee.

Section 7.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 7.11 Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.12.

Section 7.13 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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Section 7.14 Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

GARRETT MOTION INC.

By:
Name:
Title:

[Signature Page to Series A Investor Rights Agreement]

[CENTERBRIDGE]

By:
Name:
Title:

[CENTERBRIDGE]

By:
Name:
Title:

[Signature Page to Series A Investor Rights Agreement]

[OAKTREE]

By:
Name:
Title:

[OAKTREE]

By:
Name:
Title:

[Signature Page to Series A Investor Rights Agreement]

[ADDITIONAL INVESTOR]

By:
Name:
Title:
Address:

[Signature Page to Series A Investor Rights Agreement]

SCHEDULE A

INITIAL OWNERSHIP INTEREST

ANNEX A

FORM OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ANNEX B

FORM OF

CERTIFICATE OF DESIGNATIONS OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

ANNEX C

FORM OF

CERTIFICATE OF DESIGNATIONS OF SERIES B PREFERRED STOCK

ANNEX D

FORM OF

SECOND AMENDED AND RESTATED BY-LAWS

Annex 1 to Exhibit 4

Blackline of Draft of

Garret Motion Inc. Series A Investor Rights Agreement

~~Draft of~~As filed on April ~~9~~20, 2021

GARRETT MOTION INC.

SERIES A INVESTOR RIGHTS AGREEMENT

Dated as of [•], 2021

-i-

Schedule A – Initial Ownership Interest

Annex A – Form of Second Amended and Restated Certificate of Incorporation

Annex B – Form of Certificate of Designations of Series A Cumulative Convertible Preferred Stock

Annex C – Form of Certificate of Designations of Series B Preferred Stock

Annex D – Form of Second Amended and Restated By-Laws

-ii-

SERIES A INVESTOR RIGHTS AGREEMENT

This SERIES A INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of [•], 2021, by and among Garrett Motion Inc., a Delaware corporation (together with its successors and assigns, the “Company”), [•], a [•] (“[•]”), [•], a [•] (“[•]” and, together with [•], the “Centerbridge Investors”), [•], a [•] (“[•]”), [•], a [•] (“[•]” and, together with [•], the “Oaktree Investors”) and the other signatories hereto (the “Additional Investors” and, together with the Centerbridge Investors and the Oaktree Investors, the “Investors”).

WHEREAS, the Company and the Investors are entering into this Agreement in accordance with and pursuant to the Plan of Reorganization (the “Plan”) of the Company and certain of its debtor subsidiaries under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, pursuant to the Plan, the Company shall issue to the Investors shares of Series A Cumulative Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Shares”);

WHEREAS, the Series A Shares shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc., the form of which is attached hereto as Annex B; and

WHEREAS, in connection with the effectiveness of the Plan (the date of such effectiveness, the “Plan Effective Date”), the Company has agreed to provide the Investors certain rights as set forth herein, in addition to any other rights the Investors may have.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Director” has the meaning set forth in Section 4.2(a).

“Additional Investors” has the meaning set forth in the Preamble.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes hereof, (a) none of the Investors, the Company nor any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Investors or any of their investment fund Affiliates have made a debt or equity investment solely as a result of such investment and (b) no Person registered as an investment company under the Investment Company Act of 1940, as amended, to whom an Affiliate of any Investor serves as investment adviser shall be considered an Affiliate of such Investor solely as a result of such Affiliate serving as such company’s investment adviser.

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“Affiliated” shall have a correlative meaning to the term “Affiliate.”

“Agreement” has the meaning set forth in the Preamble.

“AI Initial Ownership Interest” means, with respect to the Additional Investors collectively, the aggregate number of Series A Shares held by such Investors as of the Plan Effective Date (for the avoidance of doubt, prior to any conversion of such Series A Shares) as set forth in Schedule A hereto.

“AI Threshold Date” has the meaning set forth in Section 4.4(a).

“Bankruptcy Court” has the meaning given to the term in the Recitals.

“Beneficial Owner” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Investor shall be deemed to beneficially own any securities of the Company held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition).

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or a day on which commercial banks located in New York, New York or Rolle, Switzerland are required or authorized by law to be closed.

“Centerbridge Initial Ownership Interest” means, with respect to the Centerbridge Investors, the aggregate number of Common Shares Beneficially Owned by the Centerbridge Investors, as of the Plan Effective Date, including, for the avoidance of doubt, the number of Common Shares into which any Series A Shares held by the Centerbridge Investors are convertible as set forth in Schedule A hereto.

“Centerbridge Investors” has the meaning set forth in the Preamble.

“Change of Control” shall have the meaning given to such term in the Series A Certificate of Designations.

“Chosen Courts” has the meaning set forth in Section 7.3(b).

“Common Shares” means shares of Common Stock.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Designee Directors” shall mean the Investor Director Designees and the Series B Director Designee.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“First Centerbridge Threshold Date” has the meaning set forth in Section 4.2(a).

“First Oaktree Threshold Date” has the meaning set forth in Section 4.3(a).

“Governmental Authority” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority.

“Honeywell” means Honeywell International Inc.

“Investors” has the meaning set forth in the Preamble.

“Investor Director Designee” means any individual designated for election to the Board by an Investor pursuant to Section 4.2, Section 4.3, or Section 4.4.

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any Governmental Authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Necessary Action” means, with respect to any party to this Agreement and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result.

“Oaktree Initial Ownership Interest” means, with respect to the Oaktree Investors, the aggregate number of Common Shares Beneficially Owned by the Oaktree Investors, as of the Plan Effective Date, including, for the avoidance of doubt, the number of Common Shares into which any Series A Shares held by the Oaktree Investors are convertible as set forth in Schedule A hereto.

“Oaktree Investors” has the meaning set forth in the Preamble.

~~“Original Issue Series A Shares” has the meaning given to the term in the Registration Rights Agreement.~~

“Permitted Transferee” means with respect to any Investor, any Affiliate of such Investor’s ultimate Beneficial Owner; provided, however, if such Affiliate transferee ceases to be Controlled by the same Person as such Investor, then such Affiliate transferee shall cease to be a “Permitted Transferee” for purposes of this Agreement.

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“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or any other entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity or organization.

“Plan” has the meaning set forth in the Recitals.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.

“Plan Effective Date” has the meaning set forth in the Recitals.

“Registration Rights Agreement” has the meaning set forth in Section 7.2.

“Required Additional Investors” means, at any relevant time, the Additional Investors holding at least sixty five percent (65%) of the Series A Shares held by such Additional Investors.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated By-Laws” has the meaning set forth in Section 3.2(a).

“Second Centerbridge Threshold Date” has the meaning set forth in Section 4.2(b).

“Second Oaktree Threshold Date” has the meaning set forth in Section 4.3(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Series A Certificate of Designations” has the meaning set forth in Section 3.2(a).

“Series A Shares” has the meaning set forth in the Recitals.

“Series B Certificate of Designations” has the meaning set forth in Section 3.2(b).

“Series B Director Designee” means the director appointed or elected to the Board by Honeywell pursuant to the Series B Certificate of Designations.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company issued pursuant to the Series B Certificate of Designations.

“Shares” means Common Shares and Series A Shares.

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“Stockholder Meeting” has the meaning set forth in Section 4.2(a).

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds shares, stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding shares, stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding shares, stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Third Centerbridge Threshold Date” has the meaning set forth in Section 4.2(c).

“Third Oaktree Threshold Date” has the meaning set forth in Section 4.3(c).

“VCOC Entity” has the meaning set forth in Section 5.1.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. References to this Agreement shall include all Schedules and Annexes to this Agreement. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section. References to any Governmental Authority include any successor to such Governmental Authority. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole. For purposes of this Agreement, the words, “include,” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company that, as of the date hereof:

(a) This Agreement has been duly authorized, executed and delivered by such Investor and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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(b) The execution, delivery and performance by such Investor of this Agreement and the agreements contemplated hereby and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to such Investor or its properties or assets or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which such Investor is a party or by which such Investor or his or her properties or assets are bound, except, in each case, as would not prevent or materially impair such Investor’s ability to perform its obligations under this Agreement.

Section 2.2. Entitlement of the Company to Rely on Representations and Warranties. The representations and warranties contained in Section 2.1 may be relied upon by the Company in connection with the entering into of this Agreement.

Section 2.3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, as of the date hereof:

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the Investors, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by the Company of this Agreement and the agreements contemplated hereby and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law applicable to the Company or its properties or assets or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which the Company is a party or by which the Company or its properties or assets are bound, except, in each case, as would not prevent or materially impair the Company’s ability to perform its obligations under this Agreement, except, in each case, as would not prevent or materially impair the Company’s ability to perform its obligations under this Agreement.

Section 2.4. Entitlement of the Investors to Rely on Representations and Warranties. The representations and warranties contained in Section 2.3 may be relied upon by each of the Investors in connection with the entering into of this Agreement.

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ARTICLE III

ORGANIZATIONAL DOCUMENTS

Section 3.1. Certificate of Incorporation. The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Second Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Annex A.

Section 3.2. Certificates of Designation.

(a) The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. (the “Series A Certificate of Designations”) in the form attached hereto as Annex B.

(b) The Company shall, as of the Plan Effective Date, file with the Secretary of State of the State of Delaware, and cause to become effective, the Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. (the “Series B Certificate of Designations”) in the form attached hereto as Annex C.

Section 3.3. By-Laws. The Board shall, as of the Plan Effective Date, adopt the Second Amended and Restated By-Laws of the Company (the “Second Amended and Restated By-Laws”) in the form attached hereto as Annex D.

ARTICLE IV

MANAGEMENT

Section 4.1. Board of Directors.

(a) As of the Plan Effective Date and subject to Section 4.2, Section 4.3, and Section 4.4, the Board shall consist of the following nine (9) members: (i) Olivier Rabiller, the Chief Executive Officer of the Company, (ii) [•], [•] and [•], as the initial Investor Director Designees of the Centerbridge Investors, with [•] designated as the “Additional Director”, (iii) [•], [•] and [•], as the initial Investor Director Designees of the Oaktree Investors, with [•] designated as the “Additional Director”, (iv) [•], as the initial Investor Director Designee of the Additional Investors and (v) [•], as the initial Series B Director Designee.

(b) Each director of the Company and its Subsidiaries shall be entitled to customary compensation for serving as a director of the Company and its Subsidiaries in such amounts as may be approved by the Board from time to time; provided, that any Designee Director who is an employee, director or officer of an Investor or any Affiliate of an Investor shall not receive any compensation for his or her services as director of the Company or any of its Subsidiaries.

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(c) The Company and its Subsidiaries shall reimburse the Designee Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board, and any committees thereof, including travel, lodging and meal expenses, in accordance with the Company’s reimbursement policies.

(d) The Company shall not increase the size of the Board without the written consent of the Investors holding a majority of the then outstanding Series A Shares for so long as the outstanding Series A Shares represent, in the aggregate, a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company. The parties further acknowledge that such action by the Company may be subject to restrictions pursuant to the Series B Certificate of Designations and each Investor agrees, severally and not jointly, that it shall not take any action that would cause the Company to breach such restrictions.

Section 4.2. Centerbridge Investor Director Designees.

(a) Until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least sixty percent (60%) of their aggregate Centerbridge Initial Ownership Interest (such date, the “First Centerbridge Threshold Date”), the Centerbridge Investors shall have the right to designate three (3) Investor Director Designees for election to the Board at each meeting of stockholders of the Company at which (or action by written consent pursuant to which) directors are elected (a “Stockholder Meeting”). Until the occurrence of the First Centerbridge Threshold Date, (i) one (1) of the Investor Director Designees of the Centerbridge Investors shall not be an employee of the Centerbridge Investors or their Affiliates and (ii) one (1) of the Investor Director Designees of the Centerbridge Investors shall be subject to the rights of the Additional Investors as set forth in Section 4.4(d) (a director subject to such rights, an “Additional Director”).

(b) From the First Centerbridge Threshold Date and until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least forty percent (40%) of their aggregate Centerbridge Initial Ownership Interests (such date, the “Second Centerbridge Threshold Date”), (i) the Centerbridge Investors shall have the right to designate only two (2) Investor Director Designees for election to the Board at each Stockholder Meeting and (ii) there shall no longer be an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(c) From the Second Centerbridge Threshold Date and until the first date on which the Centerbridge Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least twenty percent (20%) of their aggregate Centerbridge Initial Ownership Interests (such date, the “Third Centerbridge Threshold Date”), the Centerbridge Investors shall have the right to designate only one (1) Investor Director Designee for election to the Board at each Stockholder Meeting.

(d) From and after the Third Centerbridge Threshold Date, the Centerbridge Investors shall have no rights to designate any Investor Director Designee.

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(e) The Centerbridge Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Centerbridge Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Centerbridge Investors to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). If any Investor Director Designee so designated by the Centerbridge Investors fails to be successfully elected at any Stockholder Meeting (including pursuant to Section 4.4(d) hereof) at a time when the Centerbridge Investors have the right under this Section 4.2 to designate an Investor Director Designee, the Centerbridge Investors shall be entitled to designate a replacement Investor Director Designee and the Company shall take all Necessary Action to cause the prompt election of such replacement Investor Director Designee to the Board.

Section 4.3. Oaktree Investor Director Designees.

(a) Until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least sixty percent (60%) of their aggregate Oaktree Initial Ownership Interest (such date, the “First Oaktree Threshold Date”), the Oaktree Investors shall have the right to designate three (3) Investor Director Designees for election to the Board at each Stockholder Meeting. Until the occurrence of the First Oaktree Threshold Date, (i) one (1) of the Investor Director Designees of the Oaktree Investors shall not be an employee of the Oaktree Investors or their Affiliates and (ii) one (1) of the Investor Director Designees of the Oaktree Investors shall be designated as an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(b) From the First Oaktree Threshold Date and until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least forty percent (40%) of their aggregate Oaktree Initial Ownership Interests (such date, the “Second Oaktree Threshold Date”), (i) the Oaktree Investors shall have the right to designate only two (2) Investor Director Designees for election to the Board at each Stockholder Meeting and (ii) there shall no longer be an Additional Director subject to the rights of the Additional Investors as set forth in Section 4.4(d).

(c) From the Second Oaktree Threshold Date and until the first date on which the Oaktree Investors (including their respective Permitted Transferees that become a party to this Agreement pursuant to Section 6.1) cease to hold at least twenty percent (20%) of their aggregate Oaktree Initial Ownership Interests (such date, the “Third Oaktree Threshold Date”), the Oaktree Investors shall have the right to designate only one (1) Investor Director Designee for election to the Board at each Stockholder Meeting.

(d) From and after the Third Oaktree Threshold Date, the Oaktree Investors shall have no rights to designate any Investor Director Designee.

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(e) The Oaktree Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Oaktree Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Oaktree Investors to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). If any Investor Director Designee so designated by the Oaktree Investors fails to be successfully elected at any Stockholder Meeting (including pursuant to Section 4.4(d) hereof) at a time when the Oaktree Investors have the right under this Section 4.3 to designate an Investor Director Designee, the Oaktree Investors shall be entitled to designate a replacement Investor Director Designee and the Company shall take all Necessary Action to cause the prompt election of such replacement Investor Director Designee to the Board.

Section 4.4. Additional Investors Director Designee

(a) Until the first date on which the Additional Investors (including Permitted Transferees of Additional Investors that become party to this Agreement pursuant to Section 6.1) cease to collectively hold at least sixty percent (60%) of their aggregate AI Initial Ownership Interest (such date, the “AI Threshold Date”), the Additional Investors shall have the right to designate one (1) Investor Director Designee for election to the Board at each Stockholder Meeting. Such designee shall be the person nominated, separately and not jointly, by Additional Investors that hold in the aggregate an amount of Series A Shares to constitute the Required Additional Investors. ~~[             ..]~~The Company shall notify each Additional Investor at least thirty (30) days in advance of the first day that the Additional Investors may designate an Investor Director Designee of all applicable deadlines and procedures for making such designation. In the event that the Additional Investors fail to timely notify the Company of their designee in accordance with the Second Amended and Restated By-Laws, the Additional Investors shall be deemed to have waived their right to designate an individual for election to the Board pursuant to this Section 4.4(a) until the occurrence of the next Stockholder Meeting.

(b) From and after the AI Threshold Date, (i) the Additional Investors shall have no rights to designate any Investor Director Designee and (ii) if the Company becomes aware that at least twenty percent (20%) of the ~~Original Issue~~ Series A Shares issued pursuant to the Plan are held by stockholders other than the Centerbridge Investors and the Oaktree Investors, then the then-current holders of a majority of the outstanding Series A Shares (excluding from such calculation all Series A Shares held by the Centerbridge Investors and the Oaktree Investor) shall have the right to designate one (1) Investor Director Designee to replace such Investor Director Designee appointed by the Additional Investors. Such designee shall be the person designated, separately and not jointly, by holders of outstanding Series A Shares that hold, in the aggregate, a majority of the then-outstanding Series A Shares (excluding from such calculation all Series A Shares held by the Centerbridge Investors and the Oaktree Investors). If the Company becomes aware that the right set forth in the first sentence of this Section 4.4(b)has been triggered, then the Company shall promptly notify each holder of Series A Shares (other than the Centerbridge Investors or the Oaktree Investors) of such triggering (and that the exercise of such right shall be subject to the terms of this Agreement and the Second Amended and Restated Bylaws). In the event that such holders fail to timely notify the Company of their designee in accordance with the Second Amended and Restated By-Laws, such holders shall be deemed to have waived their right to designate an individual for election to the Board pursuant to this Section 4.4(b) until the occurrence of the next Stockholder Meeting.

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(c) The Additional Investors shall have the right to fill vacancies created by reason of death, removal or resignation of any Investor Director Designee of the Additional Investors, and the Company shall (in each case) take all Necessary Action to cause the Board to appoint replacement directors designated by the Additional Investors to fill any such vacancies above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

(d) For so long as (x) any of the Investor Director Designees is an Additional Director and (y) the AI Threshold Date has not occurred: (i) the Company shall notify each Additional Investor of the identity of the proposed Additional Director(s) in writing at least sixty (60) days in advance of the Stockholder Meeting at which such Additional Director(s) are to stand for election (subject to the Company’s receipt of notice of the identity of any Additional Director from the Centerbridge Investors or Oaktree Investors, as applicable); and (ii) if Additional Investors that hold in the aggregate an amount of Series A Shares necessary to constitute the Required Additional Investors, acting separately and not jointly, object in writing to the designation of such Additional Director within ~~[             ]~~fourteen (14) days of the receipt of such notice from the Company, then the Company shall promptly inform the Centerbridge Investors and the Oaktree Investors of such objection and the Centerbridge Investors or the Oaktree Investors, as applicable, shall designate a new Additional Director and the Additional Investors shall not have any right to object to the designation of such new Additional Director; provided that the Additional Investors may only object to one (1) Additional Director per calendar year.

Section 4.5. Obligations of the Company and the Investors with respect to Investor Director Designees.

(a) The Company shall include each Investor Director Designee among the Company’s and its directors’ nominees for election to the Board at each Stockholder Meeting, subject to satisfaction of the requirements of Law and the Company’s organizational and governance documents regarding service as a director of the Company.

(b) If the number of individuals that any Investor has the right to designate for election to the Board is decreased pursuant to Section 4.2, Section 4.3 and Section 4.4, as applicable, then the corresponding number of directors designated by such Investor pursuant to Section 4.2, Section 4.3 and Section 4.4, as applicable, shall immediately offer to resign from the Board. In the event that any Investor Director Designee offers to tender his or her resignation, the Board shall promptly determine whether to accept such resignation and, if the Board chooses to accept such resignation, the Company and the Investors shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individuals. Except as provided above, the Investors shall have the sole and exclusive right to designate individuals to fill vacancies that are created by reason of death, removal or resignation of applicable Investor Director Designees.

(c) To the extent nominated or designated by an Investor, the Company shall take all actions necessary and within its control and to the extent permissible by Law to cause the nomination, election, removal or replacement of the Investor Director Designees as provided for herein, including soliciting proxies for each Investor Director Designee to the same extent it does so for its other director nominees. No Investor shall take any action with respect to the Company that would be inconsistent with the provisions of this Section 4.5.

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Section 4.6. Chief Executive Officer. At all times following the Plan Effective Date, the Company shall take all actions necessary and within its control and to the extent permissible by Law to cause the Chief Executive Officer of the Company to serve as a director. No Investor shall take any action with respect to the Company that would be inconsistent with the provisions of this Section 4.6.

Section 4.7. Application of Advance Notice By-Law. Until the first time that the Investors cease to collectively Beneficially Own, in the aggregate, a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company, the provisions of Section 2.7(c) and Section 3.3(a) of the Second Amended and Restated By-Laws relating to advance notification, or any successor provision thereto, shall not be applicable to any matter brought before any annual or special meeting of stockholders by the Centerbridge Investors or the Oaktree Investors; provided that each of the Investors shall provide reasonable advance notice to the Company of such matter brought before any annual or special meeting of stockholders by such Investor prior to (i) the date of such meeting; or (ii) in the event that the Company is required to solicit proxies for a nomination, election, removal or replacement of an Investor Director Designee, the time the Company begins such solicitation pursuant to Section 4.5(c).

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.1. VCOC Rights. With respect to any Investor or any Permitted Transferee that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each Person, a “VCOC Entity”), for so long as such VCOC Entity, directly or indirectly, continues to hold any Shares, without limitation or prejudice of any of the rights provided to the Investors hereunder, the Company and its Subsidiaries shall provide such VCOC Entity with all information and access rights necessary to satisfy applicable requirements to qualify as a VCOC Entity, and the Company and its Subsidiaries shall enter into a customary VCOC management rights letter setting forth the terms and conditions pursuant to which the Company and its Subsidiaries will provide such information and access rights.

Section 5.2. Exculpation among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the public information filed by the Company with the SEC or the Bankruptcy Court, as applicable, relating to its Shares, in making its investment or decision to sell, retain its investment or further invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the acquisition of the Shares.

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Section 5.3. Logo of the Company and its Subsidiaries. The Company grants the Investors permission to use the Company’s and its Subsidiaries’ names and logos in the Investors’ or their respective Affiliates’ marketing materials solely to reflect that the Company is, or was, at one time a portfolio company of the Investor. The Investors or their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of its trademarks in the marketing materials in which the Company’s or its Subsidiaries’ names and logos appear.

Section 5.4. In-Kind Distributions. If any Investor seeks to effectuate an in-kind distribution of all or part of its Shares to its direct or indirect equityholders, the Company will, subject to the terms of the Registration Rights Agreement, reasonably cooperate with and assist such Investor, such equityholders and the Company’s transfer agent to facilitate such in- kind distribution in the manner reasonably requested by such Investor (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent and the delivery of Shares without restrictive legends, to the extent no longer applicable).

Section 5.5. Independent Obligations. The Investors each agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Investor agrees that, for purposes of determining Beneficial Ownership of such Investor, it shall disclaim any beneficial ownership that may be read to arise by virtue of this Agreement of Shares owned by the other Investors, and the Company agrees to acknowledge such disclaimer in its Exchange Act and Securities Act filings. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute an agreement on the part of such Investor with any other Investors in respect of such Investor’s right to designate individuals for election to the Board, or vote, sell or otherwise dispose of its Shares. The use of a single agreement to effectuate the rights and obligations contemplated hereby was done solely for the convenience of the Company and the Investors, it being expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

ARTICLE VI

PERMITTED TRANSFEREES

Section 6.1. Permitted Transferees. Permitted Transferees may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such Permitted Transferee and, to the extent permitted by Section 7.6, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such Permitted Transferee as the Company, the Investors and such Permitted Transferee may agree.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit an Investor or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

Section 7.2. Entire Agreement. This Agreement, together with the Registration Rights Agreement, dated as of [•], 2021, by and among the Company, the Centerbridge Investors, the Oaktree Investors, the Additional Investors and the other signatories thereto (the “Registration Rights Agreement”), and all of the Annexes and Schedules hereto and thereto constitute the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement (including the Second Amended and Restated Plan Support Agreement, dated as of March 9, 2021 and the Replacement Equity Backstop Commitment Agreement, dated as of March 9, 2021) or statement of intent, in each case, written or oral, of any and every nature with respect thereto between the parties as to the matters covered herein and therein. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

Section 7.3. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, another federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 7.9.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY

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MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.3(c).

Section 7.4. Obligations; Remedies. The Company and the Investors shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement without the necessity of proving the inadequacy of monetary damages as a remedy, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 7.5. Consent of the Investors. If any consent, approval or action of the Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Series A Shares held by the Investors at such time provide such consent, approval or action in writing at such time, unless this Agreement provides for more specific consent requirements of the Investors with respect to such consent, approval or action.

Section 7.6. Amendment and Waiver.

(a) The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of (i) the Company, (ii) the Centerbridge Investors, if the Centerbridge Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.2; (iii) the Oaktree Investors, if the Oaktree Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.3 and (iv) the Required Additional Investors, if the Additional Investors, at such time, maintain the right to designate a director for election to the Board pursuant to Section 4.4; provided, that (a) any amendment that would have a disproportionate material adverse effect on an Investor relative to any other Investors shall require the written consent of that Investor and (b) this Section 7.6 may not be amended without the prior written

15

consent of the Company and all of the Investors. If reasonably requested by the Investors, the Company agrees to execute and deliver any amendments to this Agreement which the Company in its reasonable discretion concludes are not adverse to the Company or its public stockholders to the extent so requested by the Investors in connection with the addition of a Permitted Transferee in accordance with Section 6.1 or a recipient of any newly-issued Shares as a party hereto; provided that such amendments are in compliance with the immediately preceding sentence. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Company and all Investors.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 7.7. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 7.8. Termination.

(a) This Agreement shall automatically terminate as to any Investor on the first date on which such Investor no longer Beneficially Owns Shares.

(b) This Agreement shall automatically terminate upon the earlier of (i) all Investors ceasing to be a party to this Agreement in accordance with Section 7.8(a); (ii) all Investors ceasing to maintain the right to designate a director for election to the Board pursuant to Article IV; (iii) a Change of Control; (iv) written agreement of the Company and the Investors that are party to this Agreement at such time; and (v) the dissolution or liquidation of the Company. In the event of any termination of this Agreement as provided in this Section 7.8, this Agreement shall forthwith become wholly void and of no further force or effect (except for Section 4.5(b) and Section 4.5(c) insofar as they require any Investor and the Company to procure the resignation of an Investor Director Designee in accordance therewith, and this Article VII, which shall survive) and there shall be no liability on the part of any parties hereto or their respective Affiliates, except as provided in this Article VII. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 7.9. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed duly given (a) when delivered personally by hand, (b) when sent by facsimile or email upon confirmation of receipt or (c) one Business Day following the day sent by overnight courier:

if to the Company, to:

Garrett Motion Inc.

La Pièce 16

1180 Rolle, Switzerland

Attention: Jerome P. Maironi

Email: jerome.maironi@garrettmotion.com

16

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Attention: Evan S. Simpson

Email: simpsone@sullcrom.com

if to the Centerbridge Investors, to:

[•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Andrew M. Leblanc, and Andrew C.

Harmeyer

Email: ddunne@milbank.com, aleblanc@milbank.com,

aharmeyer@milbank.com

if to the Oaktree Investors, to:

[•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10003

Attention: Dennis F. Dunne, Andrew M. Leblanc, and Andrew C.

Harmeyer

Email: ddunne@milbank.com, aleblanc@milbank.com, aharmeyer@milbank.com

17

If to any Additional Investor, to the address on the counterpart signature page to this Agreement executed by such Additional Investor, with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Anna Kordas

Email: akordas@jonesday.com

Jones Day

555 S. Flower Street

50th Floor

Los Angeles, CA 90071

Attention: Bruce Bennett and Joshua M. Mester

Email: bbennett@jonesday.com, jmester@jonesday.com

If to any Permitted Transferee who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Permitted Transferee.

Section 7.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 7.11. Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.12.

Section 7.13. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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Section 7.14. Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

[Signature Pages Follow]

19

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

GARRETT MOTION INC.

By:
Name:
Title:

[Signature Page to Series A Investor Rights Agreement]

[CENTERBRIDGE]

By:
Name:
Title:

[CENTERBRIDGE]

By:
Name:
Title:

[Signature Page to Series A Investor Rights Agreement]

[OAKTREE]

By:
Name:
Title:

[OAKTREE]

By:
Name:
Title:

[Signature Page to Series A Investor Rights Agreement]

[ADDITIONAL INVESTOR]

By:
Name:
Title:
Address:

[Signature Page to Series A Investor Rights Agreement]

SCHEDULE A

INITIAL OWNERSHIP INTEREST

ANNEX A

FORM OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ANNEX B

FORM OF

CERTIFICATE OF DESIGNATIONS OF SERIES A CUMULATIVE CONVERTIBLE

PREFERRED STOCK

ANNEX C

FORM OF

CERTIFICATE OF DESIGNATIONS OF SERIES B PREFERRED STOCK

ANNEX D

FORM OF

SECOND AMENDED AND RESTATED BY-LAWS

Exhibit 5

Revised Draft of

Certificate of Designations of

Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc.

As filed on April 20, 2021

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

GARRETT MOTION INC.

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation (including any committee thereof, the “Board of Directors”), at a meeting duly called and held on [•], 2021 in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of [April 30], 2021, and the Second Amended and Restated Bylaws of the Corporation, dated as of [April 30], 2021, and applicable law, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “Series A Cumulative Convertible Preferred Stock”:

RESOLVED, that pursuant to Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation and the Bylaws, the Board of Directors hereby establishes a series of Preferred Stock, par value $0.001 per share, of the Corporation and fixes and determines the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series A Cumulative Convertible Preferred Stock” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.

Section 2. Number of Designated Shares. The number of designated shares of Series A shall initially be [247,771,429]. Such number may from time to time be decreased (but not below the number of shares of Series A then outstanding) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Definitions. As used herein with respect to Series A:

(a) “Additional Payment Amount” has the meaning set forth in Section 7(n).

(b) “Additional Shares” has the meaning set forth in Section 7(n).

(c) “Additional Shares Fair Market Value” means, with respect to the shares of the Common Stock:

(1) if the shares are listed on a Principal Exchange on the day as of which Additional Shares Fair Market Value is being determined, the arithmetic average of the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems, for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day); or

(2) if the shares are not listed on a Principal Exchange on the day as of which Additional Shares Fair Market Value is being determined, but are listed on any Fallback Exchange, the arithmetic average of the daily volume-weighted average price of such stock for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) as reported by such Fallback Exchange or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(3) if the shares are not traded on a Fallback Exchange on the day as of which Additional Shares Fair Market Value is being determined but are traded on an Over-the-Counter Market, the arithmetic average of the daily volume- weighted average of the high bid price and the low ask price for the shares for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) in such Over-the-Counter Market, as reported by such Over-the-Counter Market or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(4) in the case of securities not covered by clauses (1) through (3) above, the Additional Shares Fair Market Value of such securities shall be determined in good faith by the Board of Directors;

provided that, with respect to any determination of Additional Shares Fair Market Value pursuant to clauses (1) through (3) above, the Corporation, in its good faith determination, shall make appropriate adjustments to the arithmetic average of the daily volume-weighted average price, or bid and ask stock price, to account for any stock split, reverse stock split, dividend, Distribution or other event requiring any adjustments to the Conversion Rate, so as to provide for a consistent determination of Additional Shares Fair Market Value over any period of Trading Days as may be specified in this Certificate of Designations.

(d) “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract (including proxy) or otherwise.

(e) “Aggregate Liquidation Entitlement” means the aggregate amount of Liquidation Entitlements for all outstanding shares of Series A.

(f) “Associate” means, when used to indicate a relationship with any Person, (i) a corporation or organization (other than the Corporation or any of its Subsidiaries) of which such Person is an officer or director or is, directly or indirectly, the owner of ten percent (10%) or more of any class of voting or equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (iii) any Family Member of such Person who lives in the same home as such Person.

(g) “Automatic Conversion Date” has the meaning set forth in Section 7(c).

(h) “Automatic Conversion Event” means (i) at any time the adoption of a resolution of a Majority In Interest to convert the outstanding shares of Series A into Common Stock pursuant to Section 7(c) or (ii) the occurrence of a Trading Day at any time on or after [to insert the date which is two (2) years following the Effective Date], on which (A) the aggregate Stated Amount of all outstanding shares of Series B is an amount less than or equal to $125,000,000, (B) the Common Stock is traded on a Principal Exchange, a Fallback Exchange or an Over-the-Counter Market and, in each case, the Automatic Conversion Fair Market Value of the Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price and (C) Consolidated EBITDA for the last twelve months ended as of the last day of each of the two most recent fiscal quarters is greater than or equal to $600,000,000.

(i) “Automatic Conversion Event Notice” has the meaning set forth in Section 7(d).

(j) “Automatic Conversion Fair Market Value” means, with respect to the shares of the Common Stock:

(1) if the shares are listed on a Principal Exchange on the day as of which Automatic Conversion Fair Market Value is being determined, the arithmetic average of the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day); or

(2) if the shares are not listed on a Principal Exchange on the day as of which Automatic Conversion Fair Market Value is being determined, but are listed on any Fallback Exchange, the arithmetic average of the daily volume- weighted average price of such stock for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) as reported by such Fallback Exchange or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(3) if the shares are not traded on a Fallback Exchange on the day as of which Automatic Conversion Fair Market Value is being determined but are traded on an Over-the-Counter Market, the arithmetic average of the daily volume- weighted average of the high bid price and the low ask price for the shares for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) in such Over-the-Counter Market, as reported by such Over-the-Counter Market or, if not so reported, a service reporting such information as shall be selected by the Corporation;

provided that, with respect to any determination of Automatic Conversion Fair Market Value pursuant to clauses (1) through (3) above, the Corporation, in its good faith determination, shall make appropriate adjustments to the arithmetic average of the daily volume-weighted average price, or bid and ask stock price, to account for any stock split, reverse stock split, dividend, Distribution or other event requiring any adjustments to the Conversion Rate, so as to provide for a consistent determination of Automatic Conversion Fair Market Value over any period of Trading Days as may be specified in this Certificate of Designations.

(k) “Beneficial Owner” or “Beneficially Own” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

(l) “Board of Directors” has the meaning set forth in the Preamble.

(m) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

(n) “Bylaws” means the Second Amended and Restated Bylaws of the Corporation, dated as of [April 30], 2021, as amended, amended and restated or otherwise modified from time to time.

(o) “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of [April 30], 2021, as amended, amended and restated or otherwise modified from time to time.

(p) “Change of Control” means any of the following events (whether in a single transaction or series of related transactions):

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation or its wholly owned subsidiaries, acquires, directly or indirectly, capital stock of the Corporation such that following such acquisition, such person or group becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation;

(ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition or otherwise) a majority of the Corporation’s capital stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Corporation pursuant to which the Person or Persons that directly or indirectly Beneficially Owned all classes and series of the Corporation’s capital stock immediately before such transaction directly or indirectly Beneficially Own, immediately after such transaction, more than fifty percent (50%) of all classes or series of capital stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Change of Control pursuant to this clause (ii); or

(iii) the sale, exchange, lease, or transfer of all or substantially all of the Corporation’s assets, determined on a consolidated basis (other than a sale, exchange, lease, or transfer to one or more entities where the stockholders of the Corporation immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred, in substantially the same proportions vis-à-vis each other as immediately before such transaction).

(q) “Close of Business” means 5:00 p.m., New York City time.

(r) “Code” has the meaning set forth in Section 17.

(s) “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

(t) “Consolidated Debt” has the meaning given to such term or any analogous term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated Debt” shall have the meaning set forth in the Credit Agreement as most recently in effect.

(u) “Consolidated EBITDA” has the meaning given to such term or any analogous term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated EBITDA” shall have the meaning set forth in the Credit Agreement as most recently in effect.

(v) “Consolidated Leverage Ratio” means, as of any date, the ratio of (x) Consolidated Debt to (y) Consolidated EBITDA for the most recent four fiscal quarters for which financial statements of the Corporation are available.

(w) “Constituent Person” has the meaning set forth in Section 7(j)(iii).

(x) “Conversion Price” means five dollars and twenty-five cents ($5.25) per share of Common Stock, subject to adjustment as described in Section 7(g).

(y) “Conversion Rate” means the number of shares of Common Stock into which each share of Series A may be converted, equal to the Stated Amount of the shares of Series A being converted divided by the Conversion Price.

(z) “Corporation” has the meaning set forth in the Preamble.

(aa) “Credit Agreement” means that certain Credit Agreement, dated as of [April 30], 2021, among the Corporation, Garrett LX I S.À R.L., Garrett Motion Holdings, Inc., Garrett Motion SÀRL, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as amended, restated, amended and restated, modified or otherwise supplemented from time to time, or any replacement or successor thereto that is at the applicable time of determination the senior secured credit facility of the Corporation with the largest amount of undrawn commitments plus aggregate principal amount outstanding.

(bb) “Disinterested Directors” means all members of the Board of Directors other than any member of the Board of Directors who is, or is an employee, director, officer, partner, member or stockholder of, or is otherwise Affiliated or Associated with, any Person who Beneficially Owns shares of Series A with an aggregate Series A Fair Market Value greater than or equal to [$50,000].1

(cc) “Disinterested Directors’ Committee” shall mean a duly convened committee comprised solely of each of the Disinterested Directors.

(dd) “Distribution” shall mean the transfer of cash or other property (including capital stock of the Corporation or rights to acquire capital stock of the Corporation) without consideration whether by way of dividend or otherwise, other than: (i) repurchases of Common Stock (or securities convertible into Common Stock) in individually negotiated transactions or (ii) any other repurchases or redemptions of capital stock of the Corporation approved by (A) the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on matters on which holders of Common Stock are entitled to vote and (B) a Majority In Interest.

(ee) “Dividend Junior Stock” has the meaning set forth in Section 4(c).

(ff) “Dividend Parity Stock” has the meaning set forth in Section 4(c).

(gg) “Dividend Senior Stock” means any future class of Preferred Stock established hereafter by the Board of Directors with the approval of a Majority In Interest in accordance with Section 8(c)(i), the terms of which expressly provide that such class ranks senior to the Series A as to the right to payment of dividends.

(hh) “DTC” means The Depository Trust Company.

(ii) “Effective Date” means [April 30], 2021.

(jj) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(kk) “Exchange Property” has the meaning set forth in Section 7(j)(iii).

(ll) “Fallback Exchange” means the principal U.S. national or regional securities exchange other than a Principal Exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded.

(mm) “Family Member” means with respect to an individual (i) such individual’s parent, grandparent, any present or former spouse, children and siblings, whether by blood, marriage or adoption, and any issue of the foregoing, (ii) the trustees of any trust now or hereafter in existence from which or as to which any individual or individuals described in clause (i) of this definition shall be entitled to receive all or part of the income or shall be a remainderman or remaindermen and (iii) in the event of such individual’s death, such individual’s heirs, executors, administrators, testamentary transferees, legatees and beneficiaries.

[1]	Note to Draft: Corporate governance guidelines will provide that no Disinterested Director may acquire any shares of Series A during such Director’s term of office.

(nn) “Holder” shall mean the person or entity in which the Series A is registered on the books of the Corporation, which shall initially be the person or entity which such Series A is issued to, and shall thereafter be permitted and legal assigns which the Corporation is notified of by the Holder and which the Holder has provided a valid legal opinion in connection therewith to the Corporation and to whom such shares are legally transferred.

(oo) “Holder Conversion” has the meaning set forth in Section 7(a).

(pp) “Holder Conversion Date” has the meaning set forth in Section 7(a).

(qq) “Indebtedness” has the meaning given to such term or any analogous term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Indebtedness” shall have the meaning set forth in the Credit Agreement as most recently in effect.

(rr) “Liquidation Entitlement” means, as of any date with respect to each share of Series A, the greater of (1) (a) the Stated Amount plus (b) the aggregate amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of such date and (2) (a) the amount the Holders of Series A would receive if such shares were converted immediately prior to the Liquidation Event into Common Stock pursuant to Section 7(c) plus (b) the aggregate amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of such date.

(ss) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(tt) “Liquidation Junior Stock” has the meaning set forth in Section 5.

(uu) “Liquidation Parity Stock” has the meaning set forth in Section 5.

(vv) “Liquidation Parity Stock Liquidation Preference” has the meaning set forth in Section 6(a).

(ww) “Liquidation Senior Stock” has the meaning set forth in Section 5.

(xx) “Majority In Interest” means Holders holding a majority of the then issued and outstanding shares of Series A.

(yy) “Market Disruption Event” means (i) a failure by the Principal Exchange or Fallback Exchange, as applicable, to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any day on which the Principal Exchange or Fallback Exchange, as applicable, is open for trading for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Principal Exchange or Fallback Exchange, as applicable, or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

(zz) “Notice of Holder Conversion” has the meaning set forth in Section 7(a).

(aaa) “Over-the-Counter Market” means OTCQX or OTCQB of OTC Markets and the Over-the-Counter Bulletin Board of Financial Industry Regulatory Authority (or any of their respective successors).

(bbb) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “Person” under this Certificate of Designations.

(ccc) “Preference Dividends” has the meaning set forth in Section 4(a).

(ddd) “Preference Dividend Payment Date” has the meaning set forth in Section 4(a).

(eee) “Preference Dividend Period” has the meaning set forth in Section 4(a).

(fff) “Preferred Stock” means the Series A, the Series B, and any future series of preferred stock of the Corporation authorized in accordance with the terms of this Certificate of Designations.

(ggg) “Principal Exchange” means the [New York Stock Exchange] [Nasdaq Global Select Market] (or any of its successors).

(hhh) “Redemption” has the meaning set forth in Section 9(a).

(iii) “Redemption Date” has the meaning set forth in Section 9(c).

(jjj) “Redemption Notice” has the meaning set forth in Section 9(d).

(kkk) “Redemption Price” has the meaning set forth in Section 9(a).

(lll) “Reorganization Event” has the meaning set forth in Section 7(j)(iii).

(mmm) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(nnn) “Series A” has the meaning set forth in Section 1.

(ooo) “Series A Fair Market Value” means, with respect to each share of Series A, the arithmetic average of the volume-weighted average prices for a share on the principal United States securities exchange or automated quotation system on which shares of Series A trade, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Corporation) in respect of the ten (10) Trading Days preceding the date of determination or, if the Series A is not traded on any such exchange or automated quotation system, such value as is determined in good faith by the Board of Directors.

(ppp) “Series B” means the Series B Preferred Stock, $0.001 par value per share, of the Corporation.

(qqq) “Stated Amount” means, in respect of each share of Series A, five dollars and twenty-five cents ($5.25) per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.

(rrr) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time Beneficially Owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such first Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Corporation.

(sss) “Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Common Stock occurs on the Principal Exchange or, if the shares of Common Stock are not listed on a Principal Exchange, the Fallback Exchange; provided that if the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

Section 4. Dividends. The Series A shall not accrue any dividends except as provided in this Section 4.

(a) Preference Dividends. Holders of Series A shall be entitled to receive, when, as and if declared by the Disinterested Directors’ Committee out of funds legally available therefor, cumulative cash dividends at the annual rate of eleven percent (11%) of (x) the Stated Amount per share plus (y) the amount of any accrued and unpaid dividends on each such share (collectively, the “Preference Dividends”), accumulating on a daily basis and payable quarterly on January 1, April 1, July 1 and October 1, respectively, in each year (or, if any such date is not a Business Day, on the next succeeding Business Day, without any adjustment in the amount paid) (each, a “Preference Dividend Payment Date”) with respect to the period from and including the last Preference Dividend Payment Date (or the Effective Date, with respect to the first quarterly period) to and including the day preceding such respective dividend payment date (or portion thereof) (the “Preference Dividend Period”) to holders of record on the respective date, not more than sixty (60) nor less than ten (10) days preceding the Preference Dividend Payment Date, fixed for that purpose by the Disinterested Directors’ Committee in advance of payment of each particular Preference Dividend. The amount of the Preference Dividend for each Preference Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Corporation shall not pay any additional interest, fee, penalty or other amount in respect of any Preference Dividend that may be in arrears on the Series A. Notwithstanding the foregoing, the Disinterested Directors’ Committee shall not declare a Preference Dividend at any time when Consolidated EBITDA for the most recent four fiscal quarters for which financial statements of the Corporation are available is less than

$425,000,000. Preference Dividends shall accumulate whether or not (i) the Corporation has earnings; (ii) there are funds legally available for the payment of those dividends; or (iii) those dividends are authorized or declared.

(b) Participating Dividends. In addition to any cash dividends which may be declared and paid to Holders pursuant to Section 4(a), the Holders shall, as Holders of Series A, be entitled to such dividends paid and other Distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and Distributions. Payments under the preceding sentence shall be made concurrently with the dividend or Distribution to the holders of Common Stock.

(c) Priority of Dividends. So long as any share of Series A remains outstanding, no dividend whatsoever shall be paid or declared and no Distribution shall be made on any class of Common Stock or any future class of Preferred Stock established hereafter by the Board of Directors (other than Dividend Parity Stock or Dividend Senior Stock) (collectively, referred to as the “Dividend Junior Stock”), other than a dividend payable solely in Dividend Junior Stock, and no shares of Dividend Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of Dividend Junior Stock for or into another share of Dividend Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend Junior Stock), unless (i) all cumulative accrued and unpaid Preference Dividends on all outstanding shares of Series A have been paid in full and the full dividend thereon for the then current Preference Dividend Period has been paid or declared and set aside for payment and (ii) all prior redemption requirements with respect to Series A have been complied with. When Preference Dividends are not paid in full upon the shares of Series A and any future class of Preferred Stock established hereafter by the Board of Directors with the vote or written consent of a Majority In Interest, the terms of which expressly provide that such class ranks pari passu with the Series A as to rights to payment of dividends (collectively, referred to as the “Dividend Parity Stock”), all Preference Dividends declared upon shares of Series A and all dividends declared upon Dividend Parity Stock shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid Preference Dividends per share on the shares of Series A and all accrued but unpaid dividends per share on all such Dividend Parity Stock bear to each other. Subject to the foregoing and subject to Section 4(b), the Corporation may pay such dividends (payable in cash, stock or otherwise) as may be declared by the Board of Directors on any Dividend Junior Stock from time to time out of any funds legally available therefor.

Section 5. Ranking. The Series A shall, with respect to the right to be paid the Liquidation Entitlement upon the occurrence of a Liquidation Event (as provided in Section 6 below), rank (i) senior to (A) all classes of Common Stock, (B) the Series B, (C) any future class of Preferred Stock established hereafter by the Board of Directors (other than Liquidation Parity Stock or Liquidation Senior Stock established in accordance with Section 8(c)(i) or Section 8(c)(ii)) (the classes referred to in the foregoing clauses (A) through (C), collectively, referred to as the “Liquidation Junior Stock”), (ii) pari passu with any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 8(c)(ii), the terms of which expressly provide that such class ranks pari passu with the Series A as to rights on the occurrence of a Liquidation Event (collectively, referred to as the “Liquidation Parity Stock”) and (iii) junior to any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 8(c)(i), the terms of which expressly provide that such class ranks senior to the Series A as to rights on the occurrence of a Liquidation Event (collectively, referred to as “Liquidation Senior Stock”). For the avoidance of doubt, this Section 5 shall not prohibit the Corporation from making any redemption payments on the Series B in accordance with the Series B Certificate of Designations.

Section 6. Liquidation Event Rights.

(a) Payment of Aggregate Liquidation Entitlement. In the event of the occurrence of any Liquidation Event, before any Distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Liquidation Junior Stock, the Holders of Series A will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Aggregate Liquidation Entitlement. If, after payment of any liquidation preferences otherwise payable to holders of any Liquidation Senior Stock in respect of any Distribution upon the occurrence of a Liquidation Event, and subject to applicable Law, the assets of the Corporation are not sufficient to pay all Holders of Series A the Aggregate Liquidation Entitlement in full and to pay all holders of any Liquidation Parity Stock the amounts otherwise payable to such holders in respect of any Distributions upon the occurrence of a Liquidation Event (a “Liquidation Parity Stock Liquidation Preference”), then the amounts paid to the Holders of Series A and to the holders of all Liquidation Parity Stock shall be pro rata in accordance with the respective Aggregate Liquidation Entitlement and the Liquidation Parity Stock Liquidation Preferences of such Liquidation Parity Stock.

(b) Residual Distributions. If the Liquidation Entitlement has been paid in full to all Holders of Series A, all Liquidation Parity Stock Liquidation Preferences, if any, have been paid in full to all holders of any Liquidation Parity Stock, and all other applicable liquidation preferences have been paid to holders of Liquidation Junior Stock which is senior to the Common Stock with respect to rights upon the occurrence of a Liquidation Event, then holders of Common Stock shall be entitled to receive any and all assets remaining legally available for distribution to the Corporation’s stockholders.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Certificate of Designations, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the Holders of Series A receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

Section 7. Conversion.

(a) Conversion at the Option of the Holders. Each share of Series A shall be convertible, at the option of the Holder thereof (a “Holder Conversion”), effective on January 1, April 1, July 1 and October 1 in each year (or, if any such date is not a Business Day, on the next succeeding Business Day, without any adjustment in the Additional Payment Amount), or on the third2 Business Day prior to a Redemption Date (provided, that the Corporation shall have received the Notice of Holder Conversion prior to the Close of Business on the Business Day prior to such Redemption Date) (any such date, the “Holder Conversion Date”) into fully-paid, non-assessable shares of Common Stock at the Conversion Rate then in effect. In order to effectuate the Holder Conversion, the Holder must provide the Corporation a written notice of conversion in the form of Annex A hereto (the “Notice of Holder Conversion”). The Notice of Holder Conversion must be received by the Corporation (or, in the discretion of the Corporation, the transfer agent) no later than (A) with respect to any Holder Conversion Date scheduled to fall on January 1, April 1, July 1 or October 1 of any year, ten (10) Business Days prior to the applicable Holder Conversion Date or (B) with respect to any Holder Conversion Date falling on the third Business Day prior to a Redemption Date, prior to the Close of Business on the Business Day prior to such Redemption Date.

(b) Mechanics of Holder Conversion. A Holder of Series A that has validly effected a Notice of Holder Conversion shall be deemed to be the holder of record of the Common Stock issuable upon such conversion as of the applicable Holder Conversion Date, notwithstanding that certificates (if any) representing such shares of Series A shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any Holder of record of shares of Series A, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such Holder. In order to effect a Holder Conversion, a Holder shall fax or email a copy of the fully executed Notice of Holder Conversion to the Corporation (or, in the discretion of the Corporation, the transfer agent): Attention: [•], with a copy (which shall not constitute notice) to: [•]. Notwithstanding the

[2]	Note to Millbank: See Section 9(d)(iv).

foregoing, if beneficial interests in shares of Series A are held through DTC or any other similar facility, a copy of the Notice of Holder Conversion may be given by the applicable Holders of Series A at such time and in any manner permitted by such facility. Upon receipt by the Corporation of a facsimile or emailed copy of a Notice of Holder Conversion from a Holder, the Corporation or the transfer agent shall promptly send, via facsimile or email, a confirmation to such Holder stating that the Notice of Holder Conversion has been received, the date upon which the Corporation or the transfer agent expects to deliver the Common Stock issuable upon such Holder Conversion and the name and telephone number of a contact person at the Corporation or the transfer agent regarding the Holder Conversion. Dividends payable on shares of Series A surrendered for conversion during the period from the Close of Business on any record date for the payment of a dividend on such shares to the opening of business on the date of payment of such dividend shall be payable to the holder of record of such shares as of such record date notwithstanding such conversion. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series A on account of any dividends accumulated on such shares or on account of any dividends accumulated on the shares of Common Stock issued upon such conversion.

(c) Automatic Conversion. Each share of Series A shall, on the third Trading Day following the date on which the Corporation delivers an Automatic Conversion Event Notice (the “Automatic Conversion Date”) automatically be converted into fully-paid, non-assessable shares of Common Stock at the Conversion Rate then in effect on the Automatic Conversion Date, without any further action by the Holders of such shares and whether or not certificates representing such shares are surrendered to the Corporation or its transfer agent.

(d) Mechanics of Automatic Conversion. Within ten (10) Business Days following the occurrence of an Automatic Conversion Event, the Corporation shall deliver a notice to the Holders of outstanding Series A stating that an Automatic Conversion Event has occurred and stating the Conversion Rate in effect as of the Automatic Conversion Date (the “Automatic Conversion Event Notice”). On the Automatic Conversion Date, each Holder of Series A shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates (if any) representing such shares of Series A shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any Holder of record of shares of Series A, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such Holder. Dividends payable on shares of Series A surrendered for conversion during the period from the Close of Business on any record date for the payment of a dividend on such shares to the opening of business on the date of payment of such dividend shall be payable to the holder of record of such shares as of such record date notwithstanding such conversion. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series A on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

(e) Reservation of Shares, Etc. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Series A, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Series A then outstanding. If any shares of Common Stock required to be reserved for purposes of conversion of the Series A hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued or freely transferred upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is quoted on the Nasdaq Global Select Market, New York Stock Exchange, or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A. Notwithstanding the foregoing, the reference to listing in the third sentence of this paragraph shall apply only when the Series A shall have become freely transferable under the federal securities laws.

(f) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A. If a number of shares of Series A (evidenced by one or more certificates) shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A being converted at such time by such holder. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Series A, the Corporation shall pay a cash adjustment in respect of such fractional share of Common Stock assuming each share of Common Stock has a value equal to the Additional Shares Fair Market Value.

(g) Adjustment of Conversion Price. In the event that outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Notwithstanding the foregoing, the Corporation shall not make any adjustment to the Conversion Price if Holders of the Series A have the opportunity to participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding Series A, in any transaction described in this Section 7(g), without having to convert their shares of Series A, as if they held a number of shares of Common Stock issuable to such Holder at the Conversion Price.

(h) Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Corporation to the nearest 1/100th of a cent and all conversions based thereon shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Price will be required unless such adjustment would require an increase or decrease to the Conversion Price of at least $0.0100; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than $0.0100 that has not been made will be made upon any Holder Conversion Date or Automatic Conversion Date or redemption or repurchase date.

(i) Successive Adjustments. After an adjustment to the Conversion Price under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to each such Conversion Price as so adjusted.

(j) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Corporation, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

other than, in each case, any such transaction that constitutes a Change of Control, with respect to which, for the avoidance of doubt, the provisions of Section 9 shall apply (each of which is referred to as a “Reorganization Event”), each share of Series A outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 7(l) and Section 8(c), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Holder Conversion Date or Automatic Conversion Date) that the Holder of such share of Series A would have received in such Reorganization Event had such Holder converted its shares of Series A into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event, [assuming that the Corporation elected to issue Additional Shares in connection with such conversion and including such shares for the foregoing purposes]; provided that the foregoing shall not apply if such Holder is a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person), then for the purpose of this Section 7(j), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(k) Successive Reorganization Events. The above provisions of Section 7(j) shall similarly apply to successive Reorganization Events and the provisions of Section 7(g) shall apply to any shares of capital stock of the Corporation received by the holders of the Common Stock in any such Reorganization Event.

(l) Reorganization Event Agreements. The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A into the Exchange Property in a manner that is consistent with and gives effect to Section 7(j), and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(m) Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare, and shall keep at the Corporation’s principal offices, and shall make available to any Holder upon request, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that shall be in effect after such adjustment, and the Corporation shall also cause a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Corporation to all Holders of Series A, at their last addresses as they shall appear upon the stock transfer books of the Corporation.

(n) Additional Payment Amount; Additional Conversion Shares. Upon conversion of any share of Series A, the Holder thereof shall receive a payment in cash in an amount equal to the amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of the Holder Conversion Date or Automatic Conversion Date, as applicable (the “Additional Payment Amount”); provided, that the Corporation may elect, in its sole discretion, in lieu of the payment of the Additional Payment Amount, to issue to such Holder an additional number of fully-paid, non-assessable shares of Common Stock equal to the Additional Payment Amount divided by the lesser of (i) the Additional Shares Fair Market Value and (ii) the fair market value of the Common Stock at the time of such conversion as determined in good faith by the Board of Directors (the “Additional Shares”). The payment of the Additional Payment Amount, or the issuance of the Additional Shares, as applicable, shall be made on or before the tenth (10th) Business Day following the Automatic Conversion Date or the date on which the Notice of Holder Conversion is actually received by the Corporation, as applicable.

Section 8. Voting Rights.

(a) General. The Holders of Series A will have no voting rights except as set forth below or in the Certificate of Incorporation or as otherwise required by law.

(b) Right to Vote with Holders of Common Stock. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 8, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, solely for these purposes, (i) the Series A of each Holder will entitle such Holder to cast a number of votes on such matter equal to the number of votes such Holder would have been entitled to cast if such Holder were the holder of record, as of the record date or, if there is no record date, other relevant date for such matter, of a number of shares of Common Stock equal to the whole number of shares of Common Stock that would be issuable upon conversion of such Series A assuming such Series A were converted in connection with an Automatic Conversion Event occurring on such record date or, if there is no record date, other relevant date; in each case assuming that the Corporation elected to issue Additional Shares in connection with such conversion and including such shares for the foregoing purposes (provided, that for the purposes of this Section 8(b), the number of Additional Shares shall not be greater than an amount equal to the Additional Payment Amount divided by $1.00) and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, no Holder of Series A will be treated as the holder of the shares of Common Stock issuable upon conversion of such Series A except as set out in Section 7.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the approval of a Majority In Interest, voting as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for:

(i) effecting or validating any amendment, modification or alteration of the Certificate of Incorporation (whether by merger, consolidation or otherwise) to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior to or pari passu with Series A with respect to the payment of the Preference Dividend or payment of the Liquidation Entitlement upon the occurrence of a Liquidation Event;

(ii) any increase in the authorized number of shares of Series A, Dividend Party Stock or Liquidation Parity Stock or issuance of shares of Series A, Dividend Parity Stock or Liquidating Parity Stock after the date hereof;

(iii) effecting or validating any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations and any other certificate of designations of the Corporation) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A or the Holders thereof in any material respect; provided, that for the avoidance of doubt, any merger, consolidation, or similar transaction shall not be deemed to have such an adverse effect so long as (A) the Series A remains outstanding with the terms thereof materially unchanged or the holders of the Series A receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A, and (B) the provisions of the certificate of incorporation or bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A or such replacement equity securities or the Holders thereof in any material respect; provided, further, to the extent that the Corporation duly consummated its Redemption rights in connection with a Change of Control pursuant to Section 9 prior to the occurrence of such Change of Control, the Holders shall not have voting rights hereunder in respect of any amendment, alteration or repeal relating to such transaction; or

(iv) any action or inaction that would reduce the Stated Amount of any share of Series A (including, but not limited to, any reverse stock split, combination, or other adjustment).

Section 9. Redemption at the Option of the Corporation.

(a) Generally. The Series A will not be redeemable by the Corporation except that, subject to the other terms of this Section 9, the Corporation may, at its election, redeem all but not less than all of the outstanding shares of Series A (i) at any time following [to insert the date which is six (6) years after the Effective Date] or (ii) in connection with the consummation of a Change of Control, in either case on the applicable Redemption Date (the “Redemption”) for a cash purchase price equal to the Stated Amount plus cumulative unpaid Preference Dividends (whether or not authorized or declared) as of the Redemption Date (the “Redemption Price”).

(b) Redemption Prohibited in Certain Circumstances. The Corporation will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Series A pursuant to this Section 9 unless the Corporation has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series A called for Redemption.

(c) Redemption Date. The “Redemption Date” for any Change of Control will be a Business Day of the Corporation’s choosing on or after the date that such Change of Control is consummated that is no more than sixty (60), nor less than ten (10), calendar days after the date the Corporation sends the related Redemption Notice pursuant to Section 9(d).

(d) Redemption Notice. Upon the election by the Corporation to call the Series A for Redemption pursuant to Section 9(a), the Corporation will send to each Holder a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i) that the Series A has been called for Redemption;

(ii) briefly, if applicable, the events causing the Change of Control giving rise to the Corporation’s right to elect to redeem and the expected consummation date for the Change of Control;

(iii) the Redemption Price per share of Series A;

(iv) that any Series A called for Redemption may be converted pursuant to Section 7 on or before the third Business Day prior to the Redemption Date (provided, that the Corporation shall have received the Notice of Holder Conversion prior to the Close of Business on the Business Day prior to the Redemption Date); and

(v) the Conversion Rate in effect on the date such Redemption Notice was sent.

(e) Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Series A called for Redemption to be paid to the Holder thereof on the applicable Redemption Date.

Section 10. Incurrence of Certain Indebtedness. The Corporation shall not, and shall cause its Subsidiaries that are “restricted subsidiaries” (or such similarly classified Subsidiaries under the Credit Agreement) not to, create, incur, assume or permit to exist any Indebtedness except:

(i) for Indebtedness that is not prohibited from being created, incurred, assumed or permitted to exist pursuant to the terms of the Credit Agreement;

(ii) for Indebtedness created, incurred, assumed or permitted to exist with the approval of a Majority In Interest; or

(iii) to the extent that the Consolidated Leverage Ratio, calculated on a pro forma basis in accordance with the terms of the Credit Agreement, would not exceed 3.00:1.00.

Section 11. Expenses. In any action at law or suit in equity to enforce this Certificate of Designations or the rights of any Holder hereunder, the prevailing party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out- of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs and expenses incurred in such action or suit.

Section 12. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 13. Notices. All notices or communications in respect of the Series A will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 14. No Other Rights or Privileges. The shares of Series A will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation.

Section 15. Certificates. The Corporation may at its option issue shares of Series A without certificates.

Section 16. Technical, Corrective, Administrative or Similar Changes. The Corporation may, by any means authorized by law and without any vote of the Holders of shares of Series A, make technical, corrective, administrative or similar changes in this Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of Series A in any way.

Section 17. Tax Matters. The Corporation intends that the Series A not be treated as either (i) “preferred stock” for purposes of Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) receiving any constructive or deemed distribution pursuant to Section 305(c) of the Code.

Section 18. Interpretation. Whenever possible, each provision of this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designations, and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designations would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. References herein to any payment shall mean a payment in cash in United States Dollars by wire transfer of immediately available funds to an account designated by the applicable payee.

Section 19. Enforcement. To the fullest extent permitted by law, the provisions of this Certificate of Designations shall remain in full force and effect irrespective of (i) the failure of any Person to assert any claim or demand or to enforce any right or remedy under this Certificate of Designations or otherwise or (ii) any change in the corporate existence, structure or ownership of the Corporation or any of its Affiliates, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Corporation or any of its Affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by [•], its [President], this [•] day of [•], 2021.

GARRETT MOTION INC.

By:
Name: Title:

Annex A

Form of Notice of Holder Conversion

[This Notice of Conversion is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc., a Delaware corporation (the “Corporation”), pursuant to the terms and conditions of that certain Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. (the “Certificate of Designations”), approved by the Board of Directors of the Corporation on [•], 2021. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designations.

Conversion: In accordance with and pursuant to such Certificate of Designations, the Holder hereby elects to convert the number of shares of Series A Preferred Stock indicated below into shares of Common Stock of the Corporation as of the date specified below.

Name of Holder:

Holder Conversion Date:

Number of Shares of Series A Held by Holder:

Amount Being Converted Hereby:

Preferred Shares Held After Conversion:

If the Shares of Series A to be converted are held through a nominee, please provide details of the brokerage account:

Broker:

DTC No.:

Acct. Name:

For Further Credit (if applicable):

Delivery of Shares: Pursuant to this Notice of Conversion, the Corporation shall deliver the applicable number of shares of Common Stock (the “Common Shares”) issuable in accordance with the terms of the Certificate of Designations as set forth below. If Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The Holder acknowledges and confirms that the Common Shares issued pursuant to this Notice of Conversion will, to the extent not previously registered by the Corporation under the U.S. Securities Act of 1933, as amended (the “Securities Act”) be “restricted securities” within the meaning of Rule 144 under the Securities Act, unless the Common Shares are covered by a valid and effective registration statement under the Securities Act or this Notice of Conversion includes a valid opinion from an attorney stating that such Common Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion.

If the shares of Common Shares are to be delivered through DWAC, please provide details of the brokerage account for delivery (Note: Common Shares that will be issued as “restricted securities” are not eligible for settlement through DWAC):

Broker:

DTC No.:

Acct. Name:

For Further Credit (if applicable):                                                                               ]

Annex 1 to Exhibit 5

Blackline of Draft of

Certificate of Designations of

Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc.

~~Draft of~~As filed on April ~~9~~20, 2021

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

GARRETT MOTION INC.

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation (including any committee thereof, the “Board of Directors”), at a meeting duly called and held on [•], 2021 in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of [April 30], 2021, and the Second Amended and Restated Bylaws of the Corporation, dated as of [April 30], 2021, and applicable law, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “Series A Cumulative Convertible Preferred Stock”:

RESOLVED, that pursuant to Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation and the Bylaws, the Board of Directors hereby establishes a series of Preferred Stock, par value $0.001 per share, of the Corporation and fixes and determines the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series A Cumulative Convertible Preferred Stock” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.

Section 2. Number of Designated Shares. The number of designated shares of Series A shall initially be [247,771,429]. Such number may from time to time be decreased (but not below the number of shares of Series A then outstanding) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Definitions. As used herein with respect to Series A:

(a) “Additional Payment Amount” has the meaning set forth in Section 7(n).

(b) “Additional Shares” has the meaning set forth in Section 7(n).

(c) “Additional Shares Fair Market Value” means, with respect to the shares of the Common Stock:

(1) if the shares are listed on a Principal Exchange on the day as of which Additional Shares Fair Market Value is being determined, the arithmetic average of the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems, for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day); or

(2) if the shares are not listed on a Principal Exchange on the day as of which Additional Shares Fair Market Value is being determined, but are listed on any Fallback Exchange, the arithmetic average of the daily volume-weighted average price of such stock for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) as reported by such Fallback Exchange or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(3) if the shares are not traded on a Fallback Exchange on the day as of which Additional Shares Fair Market Value is being determined but are traded on an Over-the-Counter Market, the arithmetic average of the daily volume- weighted average of the high bid price and the low ask price for the shares for the thirty (30) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) in such Over-the-Counter Market, as reported by such Over-the-Counter Market or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(4) in the case of securities not covered by clauses (1) through (3) above, the Additional Shares Fair Market Value of such securities shall be determined in good faith by the Board of Directors;

provided that, with respect to any determination of Additional Shares Fair Market Value pursuant to clauses (1) through (3) above, the Corporation, in its good faith determination, shall make appropriate adjustments to the arithmetic average of the daily volume-weighted average price, or bid and ask stock price, to account for any stock split, reverse stock split, dividend, Distribution or other event requiring any adjustments to the Conversion Rate, so as to provide for a consistent determination of Additional Shares Fair Market Value over any period of Trading Days as may be specified in this Certificate of Designations.

(d) “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract (including proxy) or otherwise.

(e) “Aggregate Liquidation Entitlement” means the aggregate amount of Liquidation Entitlements for all outstanding shares of Series A.

(f) “Associate” means, when used to indicate a relationship with any Person, (i) a corporation or organization (other than the Corporation or any of its Subsidiaries) of which such Person is an officer or director or is, directly or indirectly, the owner of ten percent (10%) or more of any class of voting or equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (iii) any Family Member of such Person who lives in the same home as such Person.

(g) “Automatic Conversion Date” has the meaning set forth in Section 7(c).

(h) “Automatic Conversion Event” means (i) at any time the adoption of a resolution of a Majority In Interest to convert the outstanding shares of Series A into Common Stock pursuant to Section 7(c) or (ii) the occurrence of a Trading Day at any time on or after [to insert the date which is two (2) years following the Effective Date], on which (A) the aggregate Stated Amount of all outstanding shares of Series B is an amount less than or equal to $125,000,000, (B) the Common Stock is traded on a Principal Exchange, a Fallback Exchange or an Over-the-Counter Market and, in each case, the Automatic Conversion Fair Market Value of the Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price and

(C) Consolidated EBITDA for the last twelve months ended as of the last day of each of the two most recent fiscal quarters is greater than or equal to $600,000,000.

(i) “Automatic Conversion Event Notice” has the meaning set forth in Section 7(d).

(j) “Automatic Conversion Fair Market Value” means, with respect to the shares of the Common Stock:

(1) if the shares are listed on a Principal Exchange on the day as of which Automatic Conversion Fair Market Value is being determined, the arithmetic average of the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day); or

(2) if the shares are not listed on a Principal Exchange on the day as of which Automatic Conversion Fair Market Value is being determined, but are listed on any Fallback Exchange, the arithmetic average of the daily volume- weighted average price of such stock for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) as reported by such Fallback Exchange or, if not so reported, a service reporting such information as shall be selected by the Corporation; or

(3) if the shares are not traded on a Fallback Exchange on the day as of which Automatic Conversion Fair Market Value is being determined but are traded on an Over-the-Counter Market, the arithmetic average of the daily volume- weighted average of the high bid price and the low ask price for the shares for the seventy-five (75) consecutive Trading Day period ending on and including such day (or, if such day is not a Trading Day, the Trading Day immediately preceding such day) in such Over-the-Counter Market, as reported by such Over-the-Counter Market or, if not so reported, a service reporting such information as shall be selected by the Corporation;

provided that, with respect to any determination of Automatic Conversion Fair Market Value pursuant to clauses (1) through (3) above, the Corporation, in its good faith determination, shall make appropriate adjustments to the arithmetic average of the daily volume-weighted average price, or bid and ask stock price, to account for any stock split, reverse stock split, dividend, Distribution or other event requiring any adjustments to the Conversion Rate, so as to provide for a consistent determination of Automatic Conversion Fair Market Value over any period of Trading Days as may be specified in this Certificate of Designations.

(k) “Beneficial Owner” or “Beneficially Own” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

(l) “Board of Directors” has the meaning set forth in the Preamble.

(m) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

(n) “Bylaws” means the Second Amended and Restated Bylaws of the Corporation, dated as of [April 30], 2021, as amended, amended and restated or otherwise modified from time to time.

(o) “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of [April 30], 2021, as amended, amended and restated or otherwise modified from time to time.

(p) “Change of Control” means any of the following events (whether in a single transaction or series of related transactions):

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation or its wholly owned subsidiaries, acquires, directly or indirectly, capital stock of the Corporation such that following such acquisition, such person or group becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation;

(ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition or otherwise) a majority of the Corporation’s capital stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Corporation pursuant to which the Person or Persons that directly or indirectly Beneficially Owned all classes and series of the Corporation’s capital stock immediately before such transaction directly or indirectly Beneficially Own, immediately after such transaction, more than fifty percent (50%) of all classes or series of capital stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Change of Control pursuant to this clause (ii); or

(iii) the sale, exchange, lease, or transfer of all or substantially all of the Corporation’s assets, determined on a consolidated basis (other than a sale, exchange, lease, or transfer to one or more entities where the stockholders of the Corporation immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred, in substantially the same proportions vis-à-vis each other as immediately before such transaction).

(q) “Close of Business” means 5:00 p.m., New York City time.

(r) “Code” has the meaning set forth in Section 17.

(s) “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

(t) “Consolidated Debt” has the meaning given to such term or any analogous term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated Debt” shall have the meaning set forth in the Credit Agreement as most recently in effect.

(u) “Consolidated EBITDA” has the meaning given to such term or any analogous term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated EBITDA” shall have the meaning set forth in the Credit Agreement as most recently in effect.

(v) “Consolidated Leverage Ratio” means, as of any date, the ratio of (x) Consolidated Debt to (y) Consolidated EBITDA for the most recent four fiscal quarters for which financial statements of the Corporation are available.

(w) “Constituent Person” has the meaning set forth in Section 7(j)(iii).

(x) “Conversion Price” means five dollars and twenty-five cents ($5.25) per share of Common Stock, subject to adjustment as described in Section 7(g).

(y) “Conversion Rate” means the number of shares of Common Stock into which each share of Series A may be converted, equal to the Stated Amount of the shares of Series A being converted divided by the Conversion Price.

(z) “Corporation” has the meaning set forth in the Preamble.

(aa) “Credit Agreement” means that certain Credit Agreement, dated as of [April 30], 2021, among the Corporation, Garrett LX I S.À R.L., Garrett Motion Holdings, Inc., Garrett Motion SÀRL, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as amended, restated, amended and restated, modified or otherwise supplemented from time to time, or any replacement or successor thereto that is at the applicable time of determination the senior secured credit facility of the Corporation with the largest amount of undrawn commitments plus aggregate principal amount outstanding.

(bb) “Disinterested Directors” means all members of the Board of Directors other than any member of the Board of Directors who is, or is an employee, director, officer, partner, member or stockholder of, or is otherwise Affiliated or Associated with, any Person who Beneficially Owns shares of Series A with an aggregate Series A Fair Market Value greater than or equal to [$50,000].1

(cc) “Disinterested Directors’ Committee” shall mean a duly convened committee comprised solely of each of the Disinterested Directors.

(dd) “Distribution” shall mean the transfer of cash or other property (including capital stock of the Corporation or rights to acquire capital stock of the Corporation) without consideration whether by way of dividend or otherwise, other than: (i) repurchases of Common Stock (or securities convertible into Common Stock) in individually negotiated transactions or

(ii) any other repurchases or redemptions of capital stock of the Corporation approved by (A) the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on matters on which holders of Common Stock are entitled to vote and (B) a Majority In Interest.

(ee) “Dividend Junior Stock” has the meaning set forth in Section 4(c).

(ff) “Dividend Parity Stock” has the meaning set forth in Section 4(c).

(gg) “Dividend Senior Stock” means any future class of Preferred Stock established hereafter by the Board of Directors with the approval of a Majority In Interest in accordance with Section 8(c)(i), the terms of which expressly provide that such class ranks senior to the Series A as to the right to payment of dividends.

(hh) “DTC” means The Depository Trust Company.

(ii) “Effective Date” means [April 30], 2021.

(jj) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(kk) “Exchange Property” has the meaning set forth in Section 7(j)(iii).

(ll) “Fallback Exchange” means the principal U.S. national or regional securities exchange other than a Principal Exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded.

(mm) “Family Member” means with respect to an individual (i) such individual’s parent, grandparent, any present or former spouse, children and siblings, whether by blood, marriage or adoption, and any issue of the foregoing, (ii) the trustees of any trust now or hereafter in existence from which or as to which any individual or individuals described in clause (i) of this definition shall be entitled to receive all or part of the income or shall be a remainderman or remaindermen and (iii) in the event of such individual’s death, such individual’s heirs, executors, administrators, testamentary transferees, legatees and beneficiaries.

[1]	Note to Draft: Corporate governance guidelines will provide that no Disinterested Director may acquire any shares of Series A during such Director’s term of office.

(nn) “Holder” shall mean the person or entity in which the Series A is registered on the books of the Corporation, which shall initially be the person or entity which such Series A is issued to, and shall thereafter be permitted and legal assigns which the Corporation is notified of by the Holder and which the Holder has provided a valid legal opinion in connection therewith to the Corporation and to whom such shares are legally transferred.

(oo) “Holder Conversion” has the meaning set forth in Section 7(a).

(pp) “Holder Conversion Date” has the meaning set forth in Section 7(a).

(qq) “Indebtedness” has the meaning given to such term or any analogous term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Indebtedness” shall have the meaning set forth in the Credit Agreement as most recently in effect.

(rr) “Liquidation Entitlement” means, as of any date with respect to each share of Series A, the greater of (1) (a) the Stated Amount plus (b) the aggregate amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of such date and (2) (a) the amount the Holders of Series A would receive if such shares were converted immediately prior to the Liquidation Event into Common Stock pursuant to Section 7(c) plus (b) the aggregate amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of such date.

(ss) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(tt) “Liquidation Junior Stock” has the meaning set forth in Section 5.

(uu) “Liquidation Parity Stock” has the meaning set forth in Section 5.

(vv) “Liquidation Parity Stock Liquidation Preference” has the meaning set forth in Section 6(a).

(ww) “Liquidation Senior Stock” has the meaning set forth in Section 5.

(xx) “Majority In Interest” means Holders holding a majority of the then issued and outstanding shares of Series A.

(yy) “Market Disruption Event” means (i) a failure by the Principal Exchange or Fallback Exchange, as applicable, to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. New York City time on any day on which the Principal Exchange or Fallback Exchange, as applicable, is open for trading for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Principal Exchange or Fallback Exchange, as applicable, or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

(zz) “Notice of Holder Conversion” has the meaning set forth in Section 7(a).

(aaa) “Over-the-Counter Market” means OTCQX or OTCQB of OTC Markets and the Over-the-Counter Bulletin Board of Financial Industry Regulatory Authority (or any of their respective successors).

(bbb) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “Person” under this Certificate of Designations.

(ccc) “Preference Dividends” has the meaning set forth in Section 4(a).

(ddd) “Preference Dividend Payment Date” has the meaning set forth in Section 4(a).

(eee) “Preference Dividend Period” has the meaning set forth in Section 4(a).

(fff) “Preferred Stock” means the Series A, the Series B, and any future series of preferred stock of the Corporation authorized in accordance with the terms of this Certificate of Designations.

(ggg) “Principal Exchange” means the [New York Stock Exchange] [Nasdaq Global Select Market] (or any of its successors).

(hhh) “Redemption” has the meaning set forth in Section 9(a).

(iii) “Redemption Date” has the meaning set forth in Section 9(c).

(jjj) “Redemption Notice” has the meaning set forth in Section 9(d).

(kkk) “Redemption Price” has the meaning set forth in Section 9(a).

(lll) “Reorganization Event” has the meaning set forth in Section 7(j)(iii).

(mmm) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(nnn) “Series A” has the meaning set forth in Section 1.

(ooo) “Series A Fair Market Value” means, with respect to each share of Series A, the arithmetic average of the volume-weighted average prices for a share on the principal United States securities exchange or automated quotation system on which shares of Series A trade, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Corporation) in respect of the ten (10) Trading Days preceding the date of determination or, if the Series A is not traded on any such exchange or automated quotation system, such value as is determined in good faith by the Board of Directors.

(ppp) “Series B” means the Series B Preferred Stock, $0.001 par value per share, of the Corporation.

(qqq) “Stated Amount” means, in respect of each share of Series A, five dollars and twenty-five cents ($5.25) per share, and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.

(rrr) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time Beneficially Owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such first Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Corporation.

(sss) “Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Common Stock occurs on the Principal Exchange or, if the shares of Common Stock are not listed on a Principal Exchange, the Fallback Exchange; provided that if the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

Section 4. Dividends. The Series A shall not accrue any dividends except as provided in this Section 4.

(a) Preference Dividends. Holders of Series A shall be entitled to receive, when, as and if declared by the Disinterested Directors’ Committee out of funds legally available therefor, cumulative cash dividends at the annual rate of eleven percent (11%) of (x) the Stated Amount per share plus (y) the amount of any accrued and unpaid dividends on each such share (collectively, the “Preference Dividends”), accumulating on a daily basis and payable quarterly on January 1, April 1, July 1 and October 1, respectively, in each year (or, if any such date is not a Business Day, on the next succeeding Business Day, without any adjustment in the amount paid) (each, a “Preference Dividend Payment Date”) with respect to the period from and including the last Preference Dividend Payment Date (or the Effective Date, with respect to the first quarterly period) to and including the day preceding such respective dividend payment date (or portion thereof) (the “Preference Dividend Period”) to holders of record on the respective date, not more than sixty (60) nor less than ten (10) days preceding the Preference Dividend Payment Date, fixed for that purpose by the Disinterested Directors’ Committee in advance of payment of each particular Preference Dividend. The amount of the Preference Dividend for each Preference Dividend Period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Corporation shall not pay any additional interest, fee, penalty or other amount in respect of any Preference Dividend that may be in arrears on the Series A. Notwithstanding the foregoing, the Disinterested Directors’ Committee shall not declare a Preference Dividend at any time when Consolidated EBITDA for the most recent four fiscal quarters for which financial statements of the Corporation are available is less than $425,000,000. Preference Dividends shall accumulate whether or not (i) the Corporation has earnings; (ii) there are funds legally available for the payment of those dividends; or (iii) those dividends are authorized or declared.

(b) Participating Dividends. In addition to any cash dividends which may be declared and paid to Holders pursuant to Section 4(a), the Holders shall, as Holders of Series A, be entitled to such dividends paid and other Distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and Distributions. Payments under the preceding sentence shall be made concurrently with the dividend or Distribution to the holders of Common Stock.

(c) Priority of Dividends. So long as any share of Series A remains outstanding, no dividend whatsoever shall be paid or declared and no Distribution shall be made on any class of Common Stock or any future class of Preferred Stock established hereafter by the Board of Directors (other than Dividend Parity Stock or Dividend Senior Stock) (collectively, referred to as the “Dividend Junior Stock”), other than a dividend payable solely in Dividend Junior Stock, and no shares of Dividend Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of Dividend Junior Stock for or into another share of Dividend Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Dividend Junior Stock), unless (i) all cumulative accrued and unpaid Preference Dividends on all outstanding shares of Series A have been paid in full and the full dividend thereon for the then current Preference Dividend Period has been paid or declared and set aside for payment and (ii) all prior redemption requirements with respect to Series A have been complied with. When Preference Dividends are not paid in full upon the shares of Series A and any future class of Preferred Stock established hereafter by the Board of Directors with the vote or written consent of a Majority In Interest, the terms of which expressly provide that such class ranks pari passu with the Series A as to rights to payment of dividends (collectively, referred to as the “Dividend Parity Stock”), all Preference Dividends declared upon shares of Series A and all dividends declared upon Dividend Parity Stock shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid Preference Dividends per share on the shares of Series A and all accrued but unpaid dividends per share on all such Dividend Parity Stock bear to each other. Subject to the foregoing and subject to Section 4(b), the Corporation may pay such dividends (payable in cash, stock or otherwise) as may be declared by the Board of Directors on any Dividend Junior Stock from time to time out of any funds legally available therefor.

Section 5. Ranking. The Series A shall, with respect to the right to be paid the Liquidation Entitlement upon the occurrence of a Liquidation Event (as provided in Section 6 below)2,), rank (i) senior to (A) all classes of Common Stock, (B) the Series B, (C) any future class of Preferred Stock established hereafter by the Board of Directors (other than Liquidation Parity Stock or Liquidation Senior Stock established in accordance with Section 8(c)(i) or Section 8(c)(ii)) (the classes referred to in the foregoing clauses (A) through (C), collectively, referred to as the “Liquidation Junior Stock”), (ii) pari passu with any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 8(c)(ii), the terms of which expressly provide that such class ranks pari passu with the Series A as to rights on the occurrence of a Liquidation Event (collectively, referred to as the “Liquidation Parity Stock”) and (iii) junior to any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 8(c)(i), the terms of which expressly provide that such class ranks senior to the Series A as to rights on the occurrence of a Liquidation Event (collectively, referred to as “Liquidation Senior Stock”). For the avoidance of doubt, this Section 5 shall not prohibit the Corporation from making any redemption payments on the Series B in accordance with the Series B Certificate of Designations.

Section 6. Liquidation Event Rights.

(a) Payment of Aggregate Liquidation Entitlement. In the event of the occurrence of any Liquidation Event, before any Distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Liquidation Junior Stock, the Holders of Series A will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Aggregate Liquidation Entitlement. If, after payment of any liquidation preferences otherwise payable to holders of any Liquidation Senior Stock in respect of any Distribution upon the occurrence of a Liquidation Event, and

~~[2]~~

~~Note to Draft: There is a distinction between dividend priority and liquidation priority – Series A is senior to Series B with respect to liquidation, but is not senior with respect to dividend payment~~

subject to applicable Law, the assets of the Corporation are not sufficient to pay all Holders of Series A the Aggregate Liquidation Entitlement in full and to pay all holders of any Liquidation Parity Stock the amounts otherwise payable to such holders in respect of any Distributions upon the occurrence of a Liquidation Event (a “Liquidation Parity Stock Liquidation Preference”), then the amounts paid to the Holders of Series A and to the holders of all Liquidation Parity Stock shall be pro rata in accordance with the respective Aggregate Liquidation Entitlement and the Liquidation Parity Stock Liquidation Preferences of such Liquidation Parity Stock.

(b) Residual Distributions. If the Liquidation Entitlement has been paid in full to all Holders of Series A, all Liquidation Parity Stock Liquidation Preferences, if any, have been paid in full to all holders of any Liquidation Parity Stock, and all other applicable liquidation preferences have been paid to holders of Liquidation Junior Stock which is senior to the Common Stock with respect to rights upon the occurrence of a Liquidation Event, then holders of Common Stock shall be entitled to receive any and all assets remaining legally available for distribution to the Corporation’s stockholders.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Certificate of Designations, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the Holders of Series A receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

Section 7. Conversion.

(a) Conversion at the Option of the Holders. Each share of Series A shall be convertible, at the option of the Holder thereof (a “Holder Conversion”), effective on January 1, April 1, July 1 and October 1 in each year (or, if any such date is not a Business Day, on the next succeeding Business Day, without any adjustment in the Additional Payment Amount), or on the third3 Business Day prior to a Redemption Date (provided, that the Corporation shall have received the Notice of Holder Conversion prior to the Close of Business on the Business Day prior to such Redemption Date) (any such date, the “Holder Conversion Date”) into fully-paid, non-assessable shares of Common Stock at the Conversion Rate then in effect. In order to effectuate the Holder Conversion, the Holder must provide the Corporation a written notice of conversion in the form of Annex A hereto (the “Notice of Holder Conversion”). The Notice of Holder Conversion must be received by the Corporation (or, in the discretion of the Corporation, the transfer agent) no later than (A) with respect to any Holder Conversion Date scheduled to fall on January 1, April 1, July 1 or October 1 of any year, ten (10) Business Days prior to the applicable Holder Conversion Date or (B) with respect to any Holder Conversion Date falling on the third Business Day prior to a Redemption Date, prior to the Close of Business on the Business Day prior to such Redemption Date.

(b) Mechanics of Holder Conversion. A Holder of Series A that has validly effected a Notice of Holder Conversion shall be deemed to be the holder of record of the Common Stock issuable upon such conversion as of the applicable Holder Conversion Date, notwithstanding that certificates (if any) representing such shares of Series A shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any Holder of record of shares of Series A, or that the certificates evidencing such

[3]	Note to Millbank: See Section 9(d)(iv).

shares of Common Stock shall not then be actually delivered to such Holder. In order to effect a Holder Conversion, a Holder shall fax or email a copy of the fully executed Notice of Holder Conversion to the Corporation (or, in the discretion of the Corporation, the transfer agent): Attention: [•], with a copy (which shall not constitute notice) to: [•]. Notwithstanding the foregoing, if beneficial interests in shares of Series A are held through DTC or any other similar facility, a copy of the Notice of Holder Conversion may be given by the applicable Holders of Series A at such time and in any manner permitted by such facility. Upon receipt by the Corporation of a facsimile or emailed copy of a Notice of Holder Conversion from a Holder, the Corporation or the transfer agent shall promptly send, via facsimile or email, a confirmation to such Holder stating that the Notice of Holder Conversion has been received, the date upon which the Corporation or the transfer agent expects to deliver the Common Stock issuable upon such Holder Conversion and the name and telephone number of a contact person at the Corporation or the transfer agent regarding the Holder Conversion. Dividends payable on shares of Series A surrendered for conversion during the period from the Close of Business on any record date for the payment of a dividend on such shares to the opening of business on the date of payment of such dividend shall be payable to the holder of record of such shares as of such record date notwithstanding such conversion. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series A on account of any dividends accumulated on such shares or on account of any dividends accumulated on the shares of Common Stock issued upon such conversion.

(c) Automatic Conversion. Each share of Series A shall, on the third Trading Day following the date on which the Corporation delivers an Automatic Conversion Event Notice (the “Automatic Conversion Date”) automatically be converted into fully-paid, non-assessable shares of Common Stock at the Conversion Rate then in effect on the Automatic Conversion Date, without any further action by the Holders of such shares and whether or not certificates representing such shares are surrendered to the Corporation or its transfer agent.

(d) Mechanics of Automatic Conversion. Within ten (10) Business Days following the occurrence of an Automatic Conversion Event, the Corporation shall deliver a notice to the Holders of outstanding Series A stating that an Automatic Conversion Event has occurred and stating the Conversion Rate in effect as of the Automatic Conversion Date (the “Automatic Conversion Event Notice”). On the Automatic Conversion Date, each Holder of Series A shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates (if any) representing such shares of Series A shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any Holder of record of shares of Series A, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such Holder. Dividends payable on shares of Series A surrendered for conversion during the period from the Close of Business on any record date for the payment of a dividend on such shares to the opening of business on the date of payment of such dividend shall be payable to the holder of record of such shares as of such record date notwithstanding such conversion. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series A on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

(e) Reservation of Shares, Etc. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Series A, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Series A then outstanding. If any shares of Common Stock required to be reserved for purposes of conversion of the Series A hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued or freely transferred upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is quoted on the Nasdaq Global Select Market, New York Stock Exchange, or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A. Notwithstanding the foregoing, the reference to listing in the third sentence of this paragraph shall apply only when the Series A shall have become freely transferable under the federal securities laws.

(f) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A. If a number of shares of Series A (evidenced by one or more certificates) shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A being converted at such time by such holder. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Series A, the Corporation shall pay a cash adjustment in respect of such fractional share of Common Stock assuming each share of Common Stock has a value equal to the Additional Shares Fair Market Value.

(g) Adjustment of Conversion Price. In the event that outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. Notwithstanding the foregoing, the Corporation shall not make any adjustment to the Conversion Price if Holders of the Series A have the opportunity to participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding Series A, in any transaction described in this Section 7(g), without having to convert their shares of Series A, as if they held a number of shares of Common Stock issuable to such Holder at the Conversion Price.

(h) Calculation of Adjustments. All adjustments to the Conversion Price shall be calculated by the Corporation to the nearest 1/100th of a cent and all conversions based thereon shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Price will be required unless such adjustment would require an increase or decrease to the Conversion Price of at least $0.0100; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than $0.0100 that has not been made will be made upon any Holder Conversion Date or Automatic Conversion Date or redemption or repurchase date.

(i) Successive Adjustments. After an adjustment to the Conversion Price under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to each such Conversion Price as so adjusted.

(j) Reorganization Events. In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Corporation, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

other than, in each case, any such transaction that constitutes a Change of Control, with respect to which, for the avoidance of doubt, the provisions of Section 9 shall apply (each of which is referred to as a “Reorganization Event”), each share of Series A outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 7(l) and Section 8(c), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Holder Conversion Date or Automatic Conversion Date) that the Holder of such share of Series A would have received in such Reorganization Event had such Holder converted its shares of Series A into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event, [assuming that the Corporation elected to issue Additional Shares in connection with such conversion and including such shares for the foregoing purposes]; provided that the foregoing shall not apply if such Holder is a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person), then for the purpose of this Section 7(j), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(k) Successive Reorganization Events. The above provisions of Section 7(j) shall similarly apply to successive Reorganization Events and the provisions of Section 7(g) shall apply to any shares of capital stock of the Corporation received by the holders of the Common Stock in any such Reorganization Event.

(l) Reorganization Event Agreements. The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A into the Exchange Property in a manner that is consistent with and gives effect to Section 7(j), and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(m) Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare, and shall keep at the Corporation’s principal offices, and shall make available to any Holder upon request, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that shall be in effect after such adjustment, and the Corporation shall also cause a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Corporation to all Holders of Series A, at their last addresses as they shall appear upon the stock transfer books of the Corporation.

(n) Additional Payment Amount; Additional Conversion Shares. Upon conversion of any share of Series A, the Holder thereof shall receive a payment in cash in an amount equal to the amount of cumulative unpaid Preference Dividends (whether or not authorized or declared) as of the Holder Conversion Date or Automatic Conversion Date, as applicable (the “Additional Payment Amount”); provided, that the Corporation may elect, in its sole discretion, in lieu of the payment of the Additional Payment Amount, to issue to such Holder an additional number of fully-paid, non-assessable shares of Common Stock equal to the Additional Payment Amount divided by the lesser of (i) the Additional Shares Fair Market Value and (ii) the fair market value of the Common Stock at the time of such conversion as determined in good faith by the Board of Directors (the “Additional Shares”). The payment of the Additional Payment Amount, or the issuance of the Additional Shares, as applicable, shall be made on or before the tenth (10th) Business Day following the Automatic Conversion Date or the date on which the Notice of Holder Conversion is actually received by the Corporation, as applicable.

Section 8. Voting Rights.

(a) General. The Holders of Series A will have no voting rights except as set forth below or in the Certificate of Incorporation or as otherwise required by law.

(b) Right to Vote with Holders of Common Stock. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 8, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, solely for these purposes, (i) the Series A of each Holder will entitle such Holder to cast a number of votes on such matter equal to the number of votes such Holder would have been entitled to cast if such Holder were the holder of record, as of the record date or, if there is no record date, other relevant date for such matter, of a number of shares of Common Stock equal to the whole number of shares of Common Stock that would be issuable upon conversion of such Series A assuming such Series A were converted in connection with an Automatic Conversion Event occurring on such record date or, if there is no record date, other relevant date; in each case assuming that the Corporation elected to issue Additional Shares in connection with such conversion and including such shares for the foregoing purposes (provided, that for the purposes of this Section 8(b), the number of Additional Shares shall not be greater than an amount equal to the Additional Payment Amount divided by $1.00) and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, no Holder of Series A will be treated as the holder of the shares of Common Stock issuable upon conversion of such Series A except as set out in Section 7.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the approval of a Majority In Interest, voting as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for:

(i) effecting or validating any amendment, modification or alteration of the Certificate of Incorporation (whether by merger, consolidation or otherwise) to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock of the Corporation ranking senior to or pari passu with Series A with respect to the payment of the Preference Dividend or payment of the Liquidation Entitlement upon the occurrence of a Liquidation Event;

(ii) any increase in the authorized number of shares of Series A, Dividend Party Stock or Liquidation Parity Stock or issuance of shares of Series A, Dividend Parity Stock or Liquidating Parity Stock after the date hereof;

(iii) effecting or validating any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations and any other certificate of designations of the Corporation) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A or the Holders thereof in any material respect; provided, that for the avoidance of doubt, any merger, consolidation, or similar transaction shall not be deemed to have such an adverse effect so long as (A) the Series A remains outstanding with the terms thereof materially unchanged or the holders of the Series A receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A, and (B) the provisions of the certificate of incorporation or bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A or such replacement equity securities or the Holders thereof in any material respect; provided, further, to the extent that the Corporation duly consummated its Redemption rights in connection with a Change of Control pursuant to Section 9 prior to the occurrence of such Change of Control, the Holders shall not have voting rights hereunder in respect of any amendment, alteration or repeal relating to such transaction; or

(iv) any action or inaction that would reduce the Stated Amount of any share of Series A (including, but not limited to, any reverse stock split, combination, or other adjustment).

Section 9. Redemption at the Option of the Corporation.

(a) Generally. The Series A will not be redeemable by the Corporation except that, subject to the other terms of this Section 9, the Corporation may, at its election, redeem all but not less than all of the outstanding shares of Series A (i) at any time following [to insert the date which is six (6) years after the Effective Date] or (ii) in connection with the consummation of a Change of Control, in either case on the applicable Redemption Date (the “Redemption”) for a cash purchase price equal to the Stated Amount plus cumulative unpaid Preference Dividends (whether or not authorized or declared) as of the Redemption Date (the “Redemption Price”).

(b) Redemption Prohibited in Certain Circumstances. The Corporation will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Series A pursuant to this Section 9 unless the Corporation has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series A called for Redemption.

(c) Redemption Date. The “Redemption Date” for any Change of Control will be a Business Day of the Corporation’s choosing on or after the date that such Change of Control is consummated that is no more than sixty (60), nor less than ten (10), calendar days after the date the Corporation sends the related Redemption Notice pursuant to Section 9(d).

(d) Redemption Notice. Upon the election by the Corporation to call the Series A for Redemption pursuant to Section 9(a), the Corporation will send to each Holder a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i) that the Series A has been called for Redemption;

(ii) briefly, if applicable, the events causing the Change of Control giving rise to the Corporation’s right to elect to redeem and the expected consummation date for the Change of Control;

(iii) the Redemption Price per share of Series A;

(iv) that any Series A called for Redemption may be converted pursuant to Section 7 on or before the third Business Day prior to the Redemption Date (provided, that the Corporation shall have received the Notice of Holder Conversion prior to the Close of Business on the Business Day prior to the Redemption Date); and

(v) the Conversion Rate in effect on the date such Redemption Notice was sent.

(e) Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Series A called for Redemption to be paid to the Holder thereof on the applicable Redemption Date.

Section 10. Incurrence of Certain Indebtedness. The Corporation shall not, and shall cause its Subsidiaries that are “restricted subsidiaries” (or such similarly classified Subsidiaries under the Credit Agreement) not to, create, incur, assume or permit to exist any Indebtedness except:

(i) for Indebtedness that is not prohibited from being created, incurred, assumed or permitted to exist pursuant to the terms of the Credit Agreement;

(ii) for Indebtedness created, incurred, assumed or permitted to exist with the approval of a Majority In Interest; or

(iii) to the extent that the Consolidated Leverage Ratio, calculated on a pro forma basis in accordance with the terms of the Credit Agreement, would not exceed 3.00:1.00.

Section 11. Expenses. In any action at law or suit in equity to enforce this Certificate of Designations or the rights of any Holder hereunder, the prevailing party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to recover its reasonable out- of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs and expenses incurred in such action or suit.

Section 12. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 13. Notices. All notices or communications in respect of the Series A will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 14. No Other Rights or Privileges. The shares of Series A will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation.

Section 15. Certificates. The Corporation may at its option issue shares of Series A without certificates.

Section 16. Technical, Corrective, Administrative or Similar Changes. The Corporation may, by any means authorized by law and without any vote of the Holders of shares of Series A, make technical, corrective, administrative or similar changes in this Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the Holders of shares of Series A in any way.

Section 17. Tax Matters. The Corporation intends that the Series A not be treated as either (i) “preferred stock” for purposes of Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) receiving any constructive or deemed distribution pursuant to Section 305(c) of the Code.

Section 18. Interpretation. Whenever possible, each provision of this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designations, and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designations would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. References herein to any payment shall mean a payment in cash in United States Dollars by wire transfer of immediately available funds to an account designated by the applicable payee.

Section 19. Enforcement. To the fullest extent permitted by law, the provisions of this Certificate of Designations shall remain in full force and effect irrespective of (i) the failure of any Person to assert any claim or demand or to enforce any right or remedy under this Certificate of Designations or otherwise or (ii) any change in the corporate existence, structure or ownership of the Corporation or any of its Affiliates, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Corporation or any of its Affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by [•], its [President], this [•] day of [•], 2021.

GARRETT MOTION INC.

By:
Name:
Title:

Annex A

Form of Notice of Holder Conversion

[This Notice of Conversion is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc., a Delaware corporation (the “Corporation”), pursuant to the terms and conditions of that certain Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Garrett Motion Inc. (the “Certificate of Designations”), approved by the Board of Directors of the Corporation on [•], 2021. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designations.

Conversion: In accordance with and pursuant to such Certificate of Designations, the Holder hereby elects to convert the number of shares of Series A Preferred Stock indicated below into shares of Common Stock of the Corporation as of the date specified below.

Name of Holder: Holder Conversion Date:
Number of Shares of Series A Held by Holder:
Amount Being Converted Hereby:
Preferred Shares Held After Conversion:

If the Shares of Series A to be converted are held through a nominee, please provide details of the brokerage account:

Broker:
DTC No.:
Acct. Name:
For Further Credit (if applicable):

Delivery of Shares: Pursuant to this Notice of Conversion, the Corporation shall deliver the applicable number of shares of Common Stock (the “Common Shares”) issuable in accordance with the terms of the Certificate of Designations as set forth below. If Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The Holder acknowledges and confirms that the Common Shares issued pursuant to this Notice of Conversion will, to the extent not previously registered by the Corporation under the U.S. Securities Act of 1933, as amended (the “Securities Act”) be “restricted securities” within the meaning of Rule 144 under the Securities Act, unless the Common Shares are covered by a valid and effective registration statement under the Securities Act or this Notice of Conversion includes a valid opinion from an attorney stating that such Common Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion.

If the shares of Common Shares are to be delivered through DWAC, please provide details of the brokerage account for delivery (Note: Common Shares that will be issued as “restricted securities” are not eligible for settlement through DWAC):

Broker:
DTC No.:
Acct. Name:
For Further Credit (if applicable): ]

Exhibit 6

Revised Draft of

Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc.

As filed on April 20, 2021

CERTIFICATE OF DESIGNATIONS OF

SERIES B PREFERRED STOCK OF

GARRETT MOTION INC.

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation (including any committee thereof, the “Board of Directors”),at a meeting duly called and held on [•], 2021 in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of [April 30], 2021, and the Second Amended and Restated Bylaws of the Corporation, dated as of [April 30], 2021, and applicable law, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “Series B Preferred Stock”:

RESOLVED, that pursuant to Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation and the Bylaws, the Board of Directors hereby establishes a series of Preferred Stock, par value $0.001 per share, of the Corporation and fixes and determines the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series B Preferred Stock” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B.

Section 2. Number of Designated Shares. The number of designated shares of Series B shall initially be 834,800,000. Such number may from time to time be decreased (but not below the number of shares of Series B then outstanding) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Definitions. As used herein with respect to Series B:

(a) “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract (including proxy) or otherwise.

(b) “Aggregate Partial Early Redemption Price” has the meaning set forth in Section 9(a).

(c) “Aggregate Series B Liquidation Preference” means, as of any date, an amount equal to the sum of (A) the Deferred Scheduled Redemption Amount (plus any unpaid Deferred Interest Amount which has accrued in accordance with Section 8, Section 10(b) or Section 11(b)) plus (B) the Present Value.

(d) “Automatic Early Redemption” has the meaning set forth in Section 10(a).

(e) “Automatic Early Redemption Date” has the meaning set forth in Section 10(c).

(f) “Automatic Early Redemption Event” means any of the following events: (i) a Change of Control occurs, (ii) the Corporation or the Board of Directors asserts in writing that any portion of the Series B or any of the Corporation’s obligations under this Certificate of Designations is invalid or unenforceable, (iii) the indebtedness under the Credit Agreement is accelerated (and such acceleration is not rescinded prior to the Automatic Early Redemption Date), or (iv) the Corporation or any of its material Subsidiaries (defined for this purpose as any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X) files for bankruptcy, reorganization, receivership, liquidation or similar proceedings affecting creditors’ or equity holders’ rights.

(g) “Automatic Early Redemption Notice” has the meaning set forth in Section 10(d).

(h) “Beneficial Owner” or “Beneficially Own” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

(i) “Board of Directors” has the meaning set forth in the Preamble.

(j) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

(k) “Bylaws” means the Second Amended and Restated Bylaws of the Corporation, dated as of [April 30], 2021, as amended, amended and restated or otherwise modified from time to time.

(l) “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of [April 30], 2021, as amended, amended and restated or otherwise modified from time to time.

(m) “Change of Control” means any of the following events (whether in a single transaction or series of related transactions):

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation or any of its wholly owned subsidiaries or any of the Excluded Parties, acquires, directly or indirectly, capital stock of the Corporation such that following such acquisition, such person or group becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation; provided, however, that if one or more of the Excluded Parties becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation in a transaction pursuant to which the Common Stock ceases to be publicly listed on a national securities exchange in the United States, such transaction shall be considered a Change of Control;

(ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition or otherwise) a majority of the Corporation’s capital stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Corporation pursuant to which the Person or Persons that directly or indirectly Beneficially Owned all classes and series of the Corporation’s capital stock immediately before such transaction directly or indirectly Beneficially Own, immediately after such transaction, more than fifty percent (50%) of all classes or series of capital stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à- vis each other as immediately before such transaction, will be deemed not to be a Change of Control pursuant to this clause (ii) (provided, that, in the case where stockholders of the Corporation receive securities in another company (such company, an “Acquiror”) as consideration for such transaction, such Acquiror must be publicly listed on a national securities exchange in the United States); or

(iii) the sale, exchange, lease, or transfer of all or substantially all of the Corporation’s assets, determined on a consolidated basis

(n) “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

(o) “Consolidated EBITDA” has the meaning given to such term or any equivalent term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated EBITDA” shall have the meaning set forth in the Credit Agreement as most recently in effect. Except as otherwise set forth herein, “Consolidated EBITDA” shall be measured over the 12-month period that includes the most recent four fiscal quarters for which financial statements of the Corporation are available.

(p) “Corporation” has the meaning set forth in the Preamble.

(q) “Credit Agreement” means that certain Credit Agreement, dated as of [April 30], 2021, among the Corporation, Garrett LX I S.À R.L., Garrett Motion Holdings, Inc., Garrett Motion SÀRL, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as amended, restated, amended and restated, modified or otherwise supplemented from time to time, or any replacement or successor thereto that is at the applicable time of determination the senior secured credit facility of the Corporation with the largest amount of undrawn commitments plus aggregate principal amount outstanding.

(r) “Deferral” has the meaning set forth in Section 8.

(s) “Deferred Interest Amount” has the meaning set forth in Section 8.

(t) “Deferred Scheduled Redemption Amount” means an amount equal to the number of Deferred Shares outstanding multiplied by the Stated Amount.

(u) “Deferred Shares” has the meaning set forth in Section 8.

(v) “Discount Rate” means a rate of 7.25% per annum.

(w) “Early Redemption Notice” has the meaning set forth in Section 9(c).

(x) “EBITDA Margin” has the meaning set forth in Section 8.

(y) “EBITDA Threshold Requirement” has the meaning set forth in Section 8.

(z) “Effective Date” means [April 30], 2021.

(aa) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(bb) “Excluded Parties” means each of Centerbridge Partners, L.P., Oaktree Capital Management, L.P. and each of their respective Affiliates.

(cc) “Full Early Redemption Shares” has the meaning set forth in Section 9(b).

(dd) “Holder” means the Person in which the Series B is registered on the books of the Corporation or any permitted transferee thereof pursuant to Section 13.

(ee) “Holder Put Event” means an event which occurs if Consolidated EBITDA exceeds $600,000,000 for two (2) consecutive fiscal quarters (measured as of the end of each such fiscal quarter).

(ff) “Holder Put Event Notice” has the meaning set forth in Section 11(a).

(gg) “Holder Put Exercise Notice” has the meaning set forth in Section 11(d)(i).

(hh) “Holder Put Redemption” has the meaning set forth in Section 11(a).

(ii) “Holder Put Redemption Date” has the meaning set forth in Section 11(c).

(jj) “Holder Put Redemption Price” has the meaning set forth in Section 11(a).

(kk) “Holder Put Right” has the meaning set forth in Section 11(a).

(ll) “Initial Deferral Payment Schedule” has the meaning set forth in Section 8.

(mm) “Junior Stock” has the meaning set forth in Section 5.

(nn) “Law”, with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any governmental authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

(oo) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(pp) “Majority In Interest” means Holders holding a majority of the issued and outstanding shares of Series B.

(qq) “Parity Stock” has the meaning set forth in Section 5.

(rr) “Parity Stock Liquidation Preference” has the meaning set forth in Section 6(a).

(ss) “Partial Early Redemption Shares” has the meaning set forth in Section 9(a).

(tt) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “Person” under this Certificate of Designations.

(uu) “Per Share Series B Liquidation Preference” has the meaning set forth in Section 6(c).

(vv) “Preferred Stock” means the Series A, the Series B, and any future series of preferred stock of the Corporation authorized in accordance with the terms of this Certificate of Designations.

(ww) “Present Value” means, with respect to any date, the present value, as of such date, of all amounts to be paid to Holders to redeem all of the outstanding shares of Series B on future Scheduled Redemption Dates (excluding any Deferred Shares) pursuant to Section 8, calculated using the Discount Rate, an illustrative calculation of which is set forth on Annex B hereto.

(xx) “Scheduled Redemption Amount” has the meaning set forth in Section 8.

(yy) “Scheduled Redemption Dates” means each date set forth on Annex A hereto and each anniversary of the final Scheduled Redemption Date on which shares of Series B remain outstanding.

(zz) “Senior Stock” has the meaning set forth in Section 5.

(aaa) “Series A” means the Series A Preferred Stock, $0.001 par value per share, of the Corporation.

(bbb) “Series B” has the meaning set forth in Section 1.

(ccc) “Series B Director” has the meaning set forth in Section 12(a).

(ddd) “Stated Amount” means, in respect of each share of Series B, $1.00 per share and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.

(eee) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time Beneficially Owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such first Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Corporation.

Section 4. Distributions; No Participation; Certain Restrictions.

(a) The Series B shall not be entitled to any dividends or other distributions or payments other than the redemption payments and payments upon liquidation as provided in this Certificate of Designations.

(b) The Series B shall not be entitled to participate in any distributions or payments to the holders of the Common Stock or any other class of stock of the Corporation.

(c) Unless (i) the Deferred Scheduled Redemption Amount is $0.00 and (ii) the Board of Directors has determined, in good faith, that the Corporation will be able to satisfy in full the payment of the upcoming Scheduled Redemption Amount on the next Scheduled Redemption Date after giving effect to such dividend, distribution or payment, no dividends, distributions or other payments may be made to holders of the Common Stock, the Series A (other than in connection with a conversion of any shares of the Series A in accordance with its terms), or any future class of Preferred Stock established hereafter by the Board of Directors (unless the terms thereof expressly provide that such class ranks senior to the Series B as to right to payment of dividends and distributions and such class of Preferred Stock has been established in accordance with Section 7(b)(i)). For the avoidance of doubt, this Section 4(c) shall not prohibit the accrual of Preference Dividends (as defined in the Series A Certificate of Designations) which are not paid in cash in accordance with the terms of the Series A Certificate of Designations.

Section 5. Ranking. The Series B shall, with respect to the right to be paid the Aggregate Series B Liquidation Preference upon the occurrence of a Liquidation Event (as provided in Section 6 below), rank (i) senior to (A) all classes of Common Stock and (B) any future class of Preferred Stock established hereafter by the Board of Directors (other than Parity Stock or Senior Stock established in accordance with Section 7(b)(i) or Section 7(b)(ii), as applicable) (collectively, referred to as the “Junior Stock”), (ii) pari passu with any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 7(b)(ii), the terms of which expressly provide that such class ranks pari passu with the Series B as to rights on the occurrence of a Liquidation Event (collectively, referred to as the “Parity Stock”) and (iii) junior to (A) the Series A and (B) any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 7(b)(i), the terms of which expressly provide that such class ranks senior to the Series B as to rights on the occurrence of a Liquidation Event (collectively, referred to as “Senior Stock”).

Section 6. Liquidation Rights.

(a) Payment of Series B Liquidation Preference. In the event of the occurrence of any Liquidation Event, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, the Holders of Series B will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Aggregate Series B Liquidation Preference. If, after payment of any liquidation preferences otherwise payable to holders of any Senior Stock in respect of any distribution upon the occurrence of a Liquidation Event, and subject to applicable Law, the remaining assets of the Corporation are not sufficient to pay all Holders of Series B the Aggregate Series B Liquidation Preference in full and to pay all holders of any Parity Stock the aggregate liquidation preferences payable to such holders of such Parity Stock in respect of any distributions upon the occurrence of a Liquidation Event (a “Parity Stock Liquidation Preference”), then the amounts paid to the Holders of Series B and to the holders of all Parity Stock shall be pro rata in accordance with the respective Aggregate Series B Liquidation Preference of Series B and the Parity Stock Liquidation Preference of such Parity Stock.

(b) Residual Distributions. Without prejudice to the rights of the Corporation set forth in Section 9, if the Aggregate Series B Liquidation Preference has been paid in full to the Holders of Series B and all Parity Stock Liquidation Preferences, if any, have been paid in full to all holders of any Parity Stock, then the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences and the Series B shall not be entitled to receive any remaining assets.

(c) Per Share Series B Liquidation Preference. Each share of Series B shall, from time to time, have a liquidation preference in an amount equal to the quotient of (i) the Aggregate Series B Liquidation Preference divided by (ii) the total number of outstanding shares of Series B (the “Per Share Series B Liquidation Preference”).

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Certificate of Designations, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series B receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

Section 7. Voting Rights.

(a) General. The holders of Series B will have no voting rights except as set forth below or as otherwise required by Law.

(b) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by Law or by the Certificate of Incorporation, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the vote or written consent of a Majority In Interest (such right to vote or written consent to be limited to the following, except as otherwise set forth in Section 7(a), but, for the avoidance of doubt, without prejudice to any other rights of the Holders hereunder), given in person or by proxy if by vote, at any meeting called for that purpose, and any such act or transaction purportedly entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) Authorization of Senior Stock. Any amendment, modification or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of Senior Stock, or any issuance after the date hereof of shares of Senior Stock that are authorized as of the date hereof, other than an amendment or alteration increasing the authorized amount of shares of Series A necessary to issue shares of Series A as distributions in kind on the Series A Preferred Stock to the holders thereof.

(ii) Authorization of Parity Stock. Any amendment, modification or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of Parity Stock or any issuance after the date hereof of shares of Parity Stock that are authorized as of the date hereof.

(iii) Restriction on Series B Redemptions. Entry by the Corporation or any of its Subsidiaries into any agreement containing or imposing, directly or indirectly, any restriction (including, but not limited to, any covenant or agreement) on the ability of the Corporation to make required payments on or redeem the shares of Series B (other than pursuant to any customary restrictions contained in any agreement governing indebtedness of the Corporation or its Subsidiaries that are on terms which are not, taken as a whole, materially less favorable to the Holders of Series B than the terms contained in the Credit Agreement in existence on the date hereof as determined by the Board of Directors in good faith).

(iv) Amendments. Any amendment, modification, alteration or repeal of any provision of the Certificate of Incorporation or any other certificate of designations of the Corporation that would have an adverse effect, in any material respect, on the rights, preferences, privileges or voting power of the shares of Series B or any Holder thereof or any amendment, modification, alteration or repeal of this Certificate of Designations.

(v) Increase of Size of Board of Directors. Any increase in the number of members of the Board of Directors at a time when the Aggregate Series B Liquidation Preference is greater than $125,000,000.

(vi) Other Actions. Any action or inaction that would reduce the Stated Amount of any share of Series B (including, but not limited to, any reverse stock split, combination, or other adjustment).

Section 8. Scheduled Redemptions. On each Scheduled Redemption Date set forth on Annex A (or, if such day is not a Business Day, on the next succeeding Business Day) on which any shares of Series B remain outstanding, the Corporation shall redeem, pro rata from each Holder based on the total number of shares of Series B held by such Holder, an aggregate number of shares of Series B equal to the scheduled redemption amount set forth on Annex A hereto (the “Scheduled Redemption Amount”) with respect to such Scheduled Redemption Date divided by the Stated Amount thereof, for a per share price equal to the Stated Amount; provided, that the Corporation shall not be obligated to redeem the shares of Series B on a Scheduled Redemption Date if, as of such date, (i) the Consolidated EBITDA measured as of the end of the most recently completed fiscal [year] is less than $425,000,000 (the “EBITDA Threshold Requirement”) or (ii) the Corporation does not have sufficient funds legally available to pay the applicable Scheduled Redemption Amount when due. Any shares of Series B which the Corporation has not redeemed on a Scheduled Redemption Date pursuant to the proviso of the foregoing sentence or the following sentence (“Deferred Shares”) shall, subject to the terms of this Section 8, be redeemed in equal installments on the subsequent two Scheduled Redemption Dates following the Scheduled Redemption Date on which such shares were scheduled to be redeemed in accordance with Annex A for a per share price equal to the Stated Amount (such delayed redemption, a “Deferral”, and such initial deferred payment schedule, the “Initial Deferral Payment Schedule”). Notwithstanding anything else herein to the contrary: (i) all Deferred Shares outstanding as of [April 30], 2030 shall be redeemed on [April 30], 2030 (and shall not be subject to any further deferral at that time); (ii) if (x) as of any Scheduled Redemption Date the Corporation does not have sufficient funds legally available to redeem all Deferred Shares in accordance with the Initial Deferral Payment Schedule or (y) the difference between the Consolidated EBITDA measured as of the end of the most recent completed fiscal [year] prior to the applicable payment date for such Deferred Shares and $425,000,000 (the “EBITDA Margin”) is less than the amount of redemption payments that would otherwise be payable by the Corporation with respect to such Deferred Shares, the Corporation shall redeem a number of Deferred Shares equal to the lesser of (A) the maximum amount of Deferred Shares for which it has sufficient funds legally available to do so and (B) the EBITDA Margin divided by the Stated Amount, and any remaining additional Deferred Shares shall be redeemable on the next Scheduled Redemption Date subject to continued application of this clause (ii) (and, for the avoidance of doubt, the Deferred Interest Amount (as defined below) shall continue to apply thereto until such Deferred Shares are redeemed); and (iii) in the event of a Deferral, if the shares of Series B subject to such Deferral are not redeemed in accordance with the Initial Deferral Payment Schedule, such shares shall accrue interest from and after the time that the Corporation fails to make redemption payments in accordance with the applicable Initial Deferral Payment Schedule, at the Deferred Interest Amount and shall, for the avoidance of doubt be payable on the subsequent Scheduled Redemption Date in full, subject to the terms of this Section 8. “Deferred Interest Amount” means interest on the aggregate Stated Amount with respect to the relevant shares of Series B (with no compounding interest) at the annual rate of seven and one-quarter percent (7.25%). Such interest shall accrue daily but shall not be capitalized or added to the then Stated Amount.

Section 9. Early Redemption at the Option of the Corporation.

(a) At any time during the eighteen (18)-month period following the Effective Date, but no more than once during such period, and subject to the terms of this Section 9, the Corporation may redeem, pro rata from each Holder based on the total number of shares of Series B of such Holder, the number of outstanding shares of Series B specified in an Early Redemption Notice (“Partial Early Redemption Shares”), for an aggregate purchase price equal to the Aggregate Partial Early Redemption Price, provided, that (i) immediately following the redemption of Partial Early Redemption Shares pursuant to this Section 9(a), the Present Value of all of the remaining outstanding shares of Series B shall be at least $400,000,000 and (ii) the Corporation shall not redeem any shares of Series B pursuant to this Section 9(a) unless the Corporation has sufficient funds legally available to pay the Aggregate Partial Early Redemption Price. As used in this Certificate of Designations, “Aggregate Partial Early Redemption Price” means the difference of

(A) the Present Value as of the applicable redemption date, calculated without giving effect to the redemption of any Partial Early Redemption Shares pursuant to this Section 9(a), minus (B) the Present Value as of the applicable redemption date, calculated as of immediately following the redemption of all of the Partial Early Redemption Shares pursuant to this Section 9(a).

(b) Without prejudice to the rights of the Corporation set forth in Section 9(a), at any time while shares of Series B remain outstanding, and subject to the terms of this Section 9, the Corporation may redeem all, but not less than all, outstanding shares of Series B (the “Full Early Redemption Shares”), for an aggregate cash purchase price equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date, calculated without giving effect to the redemption of the shares of Series B pursuant to this Section 9(b).

(c) To call any Partial Early Redemption Shares or any Full Early Redemption Shares for redemption, the Corporation must send to the Holders a notice of such redemption (an “Early Redemption Notice”) at least twenty (20) Business Days prior to the intended redemption date. Such Early Redemption Notice must state:

(i) the number of Partial Early Redemption Shares or Full Early Redemption Shares, as applicable, to be called from such Holder;

(ii) the redemption date for redemption of such Partial Early Redemption Shares or Full Early Redemption Shares, as applicable; and

(iii) the per share redemption price, calculated as the Aggregate Partial Early Redemption Price or Aggregate Series B Liquidation Preference, as applicable, divided by the total number of Partial Early Redemption Shares or Full Early Redemption Shares, as applicable.

(d) The Corporation will cause any redemption price payable pursuant to this Section 9 to be paid to the Holders on or before the applicable redemption date.

Section 10. Early Automatic Redemption.

(a) In General. Subject to the other terms of this Section 10, on the Automatic Early Redemption Date, the Corporation shall, redeem all outstanding shares of Series B (the “Automatic Early Redemption”) for an aggregate cash purchase price equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date, calculated without giving effect to the redemption of the shares of Series B pursuant to this Section 10.

(b) Funds Legally Available for Payment of Aggregate Series B Liquidation Preference. Notwithstanding anything to the contrary in this Section 10, in connection with an Automatic Early Redemption (1) the Corporation will pay the maximum amount of such Aggregate Series B Liquidation Preference permitted by Law, which payment will be made pro rata to each Holder based on the total number of shares of Series B of such Holder that were otherwise to be redeemed pursuant to such Automatic Early Redemption; and (2) the Corporation will cause all such shares as to which the Aggregate Series B Liquidation Preference was not paid in full to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding, shall accrue interest at the Deferred Interest Amount from and after the date of the Automatic Early Redemption Event and shall be redeemed in full as soon as the Corporation has funds legally available to do so; provided, that, the Corporation will not take any action, or engage in any transaction, in furtherance of a Change of Control if the Aggregate Series B Liquidation Preference payable upon such Change of Control is not reasonably expected to be paid in full at the time due in accordance with Section 10(c).

(c) Automatic Early Redemption Date. The “Automatic Early Redemption Date” will be (1) in the event of an Automatic Early Redemption Event pursuant to clause (i) of the definition thereof that is authorized, approved or otherwise recommended by the Board of Directors (or a committee thereof), a Business Day of the Corporation’s choosing which is on or prior to the date of such Automatic Early Redemption Event, (2) in the event of an Automatic Early Redemption Event pursuant to clause (iv) (solely if such event occurs with respect to the Corporation) of the definition thereof, on the date thereof, provided that the timing for the payment of the Aggregate Series B Liquidation Preference will be in accordance with the law applicable to such bankruptcy reorganization, receivership, insolvency, liquidation or similar proceedings affecting creditors’ or equity holders’ rights and (3) in the event of any Automatic Early Redemption Event other than as set forth in the preceding clauses (1) and (2) of this Section 10(c), a Business Day of the Corporation’s choosing that is no more than thirty (30) calendar days after the date the Corporation sends the related Automatic Early Redemption Notice (provided, that in the event of an Automatic Early Redemption Event pursuant to clause (ii) of the definition thereof, such Automatic Early Redemption Event shall be deemed to be the Automatic Early Redemption Notice). For the avoidance of doubt, in the event of an Automatic Early Redemption Event pursuant to clause (iv) of the definition thereof (solely if such event occurs with respect to the Corporation), the amount due to the Holders pursuant to this Section 10(c) shall be the Aggregate Series B Liquidation Preference, solely to the extent that any such amounts remain legally available for distribution following payment of any liquidation preferences otherwise payable to holders of any Senior Stock. It is understood and agreed that, in the event of an Automatic Early Redemption Event pursuant to clause (iv) of the definition thereof (solely if such event occurs with respect to the Corporation), the Aggregate Series B Liquidation Preference shall be deemed not to include any unmatured interest prohibited by section 502(b)(2) of the Bankruptcy Code. The Corporation shall not assert that the Aggregate Series B Liquidation Preference includes any unmatured interest prohibited by section 502(b)(2) of the Bankruptcy Code.

(d) Automatic Early Redemption Notice. As soon as reasonably practicable after the Corporation discovers that an Automatic Early Redemption Event has occurred or is reasonably likely to occur (other than in the event of an Automatic Early Redemption Event pursuant to clause (ii) of the definition thereof, in which case such Automatic Early Redemption Event shall also be deemed to be the Automatic Early Redemption Notice), the Corporation shall send to each Holder a notice of such Automatic Early Redemption Event (an “Automatic Early Redemption Notice”); provided, that any Automatic Early Redemption effected in connection with such Automatic Early Redemption Notice shall be conditional upon the actual occurrence of such Automatic Early Redemption Event. Such Automatic Early Redemption Notice must state:

(i) a description in reasonable detail of the events constituting such Automatic Early Redemption Event;

(ii) the expected effective date of such Automatic Early Redemption Event;

(iii) the Automatic Early Redemption Date; and

(iv) the redemption price per share of Series B, equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date divided by the total number of outstanding shares of Series B (the “Per Share Early Redemption Price”).

(e) Payment of the Redemption Price. Subject to Section 10(b), the Corporation will cause the Per Share Early Redemption Price for each share of Series B to be redeemed pursuant to an Automatic Early Redemption to be paid to the Holder thereof on or before the Automatic Early Redemption Date.

Section 11. Early Redemption at the Option of the Holder.

(a) In General. Subject to the other terms of this Section 11, each Holder will have the right (the “Holder Put Right”), at its election, following the occurrence of a Holder Put Event, to require the Corporation to redeem all, but not less than all, of such Holder’s shares of Series B on the Holder Put Redemption Date (the “Holder Put Redemption”), for an aggregate cash purchase price equal to the Per Share Early Redemption Price multiplied by the number of shares of Series B held by such Holder (the “Holder Put Redemption Price”); provided, that the Corporation shall not be obligated to effect the Holder Put Redemption unless a Majority in Interest elect to exercise the Holder Put Right in accordance with this Section 11. As soon as reasonably practicable (and in any event within five (5) Business Days) after a Holder Put Event has occurred, the Corporation shall send to each Holder a notice of such Holder Put Event (a “Holder Put Event Notice”).

(b) Funds Legally Available for Payment of the Holder Put Redemption Price. Notwithstanding anything to the contrary in this Section 11 in connection with a Holder Put Redemption, (1) the Corporation will pay the maximum amount of such Holder Put Redemption Price permitted by Law, which payment will be made pro rata to each Holder based on the total number of shares of Series B of such Holder that were otherwise to be redeemed pursuant to such Holder Put Redemption, as the case may be; and (2) the Corporation will cause all such shares as to which the Holder Put Redemption Price was not paid in full to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding and shall accrue interest at the Deferred Interest Amount from and after the date of such Holder Put Event and shall be redeemed in full as soon as the Corporation has funds legally available to do so.

(c) Holder Put Redemption Date. The “Holder Put Redemption Date” will be a Business Day of the Corporation’s choosing that is no more than thirty (30) calendar days after the date the Holder sends the related Holder Put Exercise Notice pursuant to Section 11(d).

(d) Procedures to Exercise the Holder Put Right. To exercise its Holder Put Right the Holder thereof must deliver to the Corporation:

(i) Within twenty (20) Business Days after receiving the applicable Holder Put Event Notice, a duly completed, written Holder Put Exercise Notice with respect to such share(s) in the form of Annex C hereto (a “Holder Put Exercise Notice”); it being understood that if the Holder fails to deliver the Holder Put Exercise Notice within the such twenty (20) Business Day period, then such Holder Put Right in respect of such Holder Put Event shall lapse; and

(ii) such share(s), duly endorsed for transfer, to the extent such share(s) are represented by one or more certificates.

Within five (5) Business Days after receipt of the Holder Put Exercise Notice, the Corporation shall notify the Holder in writing of (A) the Holder Put Redemption Date and (B) the per share redemption price, which shall be equal to the Per Share Early Redemption Price.

(e) Payment of the Per Share Early Redemption Price. Subject to Section 11(b), the Corporation will cause the Per Share Early Redemption Price for each share of Series B to be redeemed pursuant to Holder Put Redemption to be paid to the Holder thereof on or before the later of (i) the Holder Put Redemption Date and (ii) the date the certificate in respect of such share (if any) is tendered to the Corporation or its transfer agent. If a Holder Put Exercise Notice is validly delivered but the Holder Put Redemption is prohibited by applicable law, the Corporation will redeem (at the Per Share Early Redemption Price for each such share of Series B) the maximum number of shares of Series B with respect to which redemption is permitted by Law, and will redeem any remaining share of Series B as promptly as possible following the date when such redemption is permitted by Law.

Section 12. Election of Directors.

(a) Provided that the aggregate Series B Liquidation Preference is greater than $125,000,000, (i) the Majority in Interest will have the exclusive right, voting separately as a class, to elect or appoint one director to the Board of Directors (which, for the purposes of this Section 12, shall refer only to the Board of Directors of the Corporation and not any committee thereof), irrespective of whether the Board of Directors has nominated such Person (the “Series B Director”), (ii) notwithstanding anything to the contrary herein, in the Certificate of Incorporation or in the Bylaws, a Majority in Interest shall have the exclusive right to remove any Series B Director at any time for any reason or no reason (with or without cause) by sending a written notice to the Corporation and, upon receipt of such notice by the Corporation, such Series B Director shall be deemed to have resigned from the Board of Directors, and (iii) in the event of the death, disability, resignation or removal of any Series B Director, a Majority in Interest shall have the exclusive right to designate or appoint a successor to fill the vacancy created thereby. In the event that any Series B Director offers to tender his or her resignation, the Board of Directors shall promptly determine whether to accept such resignation and, if the Board of Directors chooses to accept such resignation, the Corporation and the Majority In Interest shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individual; provided, that, for the avoidance of doubt, this sentence shall not be construed in any manner to limit the right of a Majority In Interest to remove the Series B Director at any time pursuant to clause (ii) above. At such time as the Aggregate Series B Liquidation Preference is not greater than $125,000,000, any Series B Director shall be deemed to have resigned from the Board of Directors without further action by the Holders or the Corporation. Neither the Board of Directors nor any holders of Senior Stock or any Person or group of Persons (other than the Majority in Interest) shall have any right to remove any Series B Director from the Board of Directors without cause, such right of removal being vested exclusively with a Majority in Interest. For the avoidance of doubt, nothing in the foregoing sentence shall be deemed to derogate the rights of the Corporation’s stockholders to remove any Series B Director for cause to the extent provided by the Delaware General Corporation Law; provided, that, for the avoidance of doubt, no such removal shall in any way alter or impair the rights of the Majority in Interest to elect or appoint the Series B Director, including any replacement Series B Director.

(b) The Corporation and its Subsidiaries shall reimburse the Series B Director for all reasonable and documented out-of-pocket expenses incurred in connection with his or her attendance at meetings of the Board of Directors, and any committees thereof, including travel, lodging and meal expenses, in accordance with the Corporation’s reimbursement policies.

(c) To the extent elected or appointed by the Majority In Interest, the Corporation shall, and shall use its reasonable best efforts to cause its directors, officers and employees to, take all actions necessary and within its and their control and to the extent permissible by Law to cause the election, appointment, removal or replacement of the Series B Director as provided for herein.

Section 13. Transfer Restrictions. No Holder of shares of Series B may offer, sell, assign or transfer any portion of such Holder’s shares of Series B without the approval of the Board of Directors, which consent the Board of Directors may grant or withhold in its sole discretion; provided, that, any Holder may offer, sell, assign or transfer any shares of Series B to any of its controlled Affiliates; provided, further, that if any such controlled Affiliate ceases to be an Affiliate of such Holder, such Series B shares must be assigned or transferred to the original Holder or a controlled Affiliate thereof. Any offer, sale, assignment or transfer of any shares of Series B in violation of any provision of this Certificate of Designations shall be null and void and without any effect. Each certificate (if any) evidencing shares of Series B shall bear a legend indicating that such shares of Series B are subject to the restrictions on transfer set forth herein.

Section 14. Expenses. All reasonable and documented out-of-pocket costs and expenses incurred by any Holder in successfully enforcing the right to receive any Scheduled Redemption Amounts or the Deferred Scheduled Redemption Amount in accordance with the terms of this Certificate of Designations shall reimbursed by the Corporation.

Section 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 16. Notices. All notices or communications in respect of the Series B will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 17. No Other Rights or Privileges. The shares of Series B will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation.

Section 18. Certificates. The Corporation may at its option issue shares of Series B without certificates.

Section 19. Interpretation. Whenever possible, each provision of this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designations, and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designations would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. References herein to any payment shall mean a payment in cash in United States Dollars by wire transfer of immediately available funds to an account designated by the applicable payee.

Section 20. Enforcement. To the fullest extent permitted by law, the provisions of this Certificate of Designations shall remain in full force and effect irrespective of (i) the failure of any Person to assert any claim or demand or to enforce any right or remedy under this Certificate of Designations or otherwise or (ii) any change in the corporate existence, structure or ownership of the Corporation or any of its Affiliates, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Corporation or any of its Affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by [•], its [President], this [•] day of [•], 2021.

GARRETT MOTION INC.

By:

Name:
Title:

Annex A

Scheduled Redemptions

Scheduled Redemption Date	Scheduled Redemption Amount
[April 30], 2022	$34,800,000
[April 30], 2023	$100,000,000
[April 30], 2024	$100,000,000
[April 30], 2025	$100,000,000
[April 30], 2026	$100,000,000
[April 30], 2027	$100,000,000
[April 30], 2028	$100,000,000
[April 30], 2029	$100,000,000
[April 30], 2030	$100,000,000

Annex B

Illustrative Calculation of Present Value

Discount Rate:	7.25%	Discount Rate Multiplier:
Present Value as of [April 30], 2021:	$583,857,988
[April 30], 2022	$34,800,000	0.932401
[April 30], 2023	$100,000,000	0.869371
[April 30], 2024	$100,000,000	0.810603
[April 30], 2025	$100,000,000	0.755807
[April 30], 2026	$100,000,000	0.704715
[April 30], 2027	$100,000,000	0.657077
[April 30], 2028	$100,000,000	0.612659
[April 30], 2029	$100,000,000	0.571244
[April 30], 2030	$100,000,000	0.532628

Annex C

Form of Holder Put Exercise Notice

This Holder Put Exercise Notice is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series B Preferred Stock of Garrett Motion Inc., a Delaware corporation (the “Corporation”), pursuant to the terms and conditions of that certain Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. (the “Certificate of Designations”), approved by the Board of Directors of the Corporation on [•], 2021. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designations.

Redemption: In accordance with and pursuant to such Certificate of Designations, the Holder hereby elects that the Corporation shall redeem all of the outstanding shares of Series B held by the Holder.

Name of Holder:

Number of Shares of Series B Held by Holder:

Bank Account Information: Please provide bank account details for delivery of the redemption price.

Account Name :

Bank Account No.:

ABA/Routing No.:

SWIFT Instructions (as applicable)

Bank Name:

Bank Address:

Reference:

Annex 1 to Exhibit 6

Blackline of Draft of

Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc.

~~Draft of~~As filed on April ~~9~~20, 2021

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PREFERRED STOCK OF

GARRETT MOTION INC.

GARRETT MOTION INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation (including any committee thereof, the “Board of Directors”),at a meeting duly called and held on [•], 2021 in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of [April 30], 2021, and the Second Amended and Restated Bylaws of the Corporation, dated as of [April 30], 2021, and applicable law, adopted the following resolution creating a series of Preferred Stock of the Corporation designated as “Series B Preferred Stock”:

RESOLVED, that pursuant to Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation and the Bylaws, the Board of Directors hereby establishes a series of Preferred Stock, par value $0.001 per share, of the Corporation and fixes and determines the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series B Preferred Stock” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B.

Section 2. Number of Designated Shares. The number of designated shares of Series B shall initially be 834,800,000. Such number may from time to time be decreased (but not below the number of shares of Series B then outstanding) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 3. Definitions. As used herein with respect to Series B:

(a) “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, and the term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract (including proxy) or otherwise.

(b) “Aggregate Partial Early Redemption Price” has the meaning set forth in Section 9(a).

(c) “Aggregate Series B Liquidation Preference” means, as of any date, an amount equal to the sum of (A) the Deferred Scheduled Redemption Amount (plus any unpaid Deferred Interest Amount which has accrued in accordance with Section 8, Section 10(b) or Section 11(b)) plus (B) the Present Value.

(d) “Automatic Early Redemption” has the meaning set forth in Section 10(a).

(e) “Automatic Early Redemption Date” has the meaning set forth in Section 10(c).

(f) “Automatic Early Redemption Event” means any of the following events: (i) a Change of Control occurs, (ii) the Corporation or the Board of Directors asserts in writing that any portion of the Series B or any of the Corporation’s obligations under this Certificate of Designations is invalid or unenforceable, (iii) the indebtedness under the Credit Agreement is accelerated (and such acceleration is not rescinded prior to the Automatic Early Redemption Date), or (iv) the Corporation or any of its material Subsidiaries (including, but not limited to,defined for this purpose as any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X) files for bankruptcy, reorganization, receivership, liquidation or similar proceedings affecting creditors’ or equity holders’ rights.

(g) “Automatic Early Redemption Notice” has the meaning set forth in Section 10(d).

(h) “Beneficial Owner” or “Beneficially Own” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

(i) “Board of Directors” has the meaning set forth in the Preamble.

(j) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

(k) “Bylaws” means the Second Amended and Restated Bylaws of the Corporation, dated as of [April 30], 2021, as amended, amended and restated or otherwise modified from time to time.

(l) “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of [April 30], 2021, as amended, amended and restated or otherwise modified from time to time.

(m) “Change of Control” means any of the following events (whether in a single transaction or series of related transactions):

(i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation or any of its wholly owned subsidiaries or any of the Excluded Parties, acquires, directly or indirectly, capital stock of the Corporation such that following such acquisition, such person or group becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation; provided, however, that if one or more of the Excluded Parties becomes the direct or indirect Beneficial Owner of shares of the Corporation’s capital stock representing more than fifty percent (50%) of the combined voting power of all of the then outstanding shares of all classes and series of capital stock of the Corporation in a transaction pursuant to which the Common Stock ceases to be publicly listed on a national securities exchange in the United States, such transaction shall be considered a Change of Control;

(ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition or otherwise) a majority of the Corporation’s capital stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Corporation pursuant to which the Person or Persons that directly or indirectly Beneficially Owned all classes and series of the Corporation’s capital stock immediately before such transaction directly or indirectly Beneficially Own, immediately after such transaction, more than fifty percent (50%) of all classes or series of capital stock of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à- vis each other as immediately before such transaction, will be deemed not to be a Change of Control pursuant to this clause (ii) (provided, that, in the case where stockholders of the Corporation receive securities in another company (such company, an “Acquiror”) as consideration for such transaction, such Acquiror must be publicly listed on a national securities exchange in the United States); or

(iii) the sale, exchange, lease, or transfer of all or substantially all of the Corporation’s assets, determined on a consolidated basis

(n) “Common Stock” means the common stock, $0.001 par value per share, of the Corporation.

(o) “Consolidated EBITDA” has the meaning given to such term or any equivalent term in the Credit Agreement then in effect; provided, that if a Credit Agreement is no longer in effect, “Consolidated EBITDA” shall have the meaning set forth in the Credit Agreement as most recently in effect ~~and~~. Except as otherwise set forth herein, “Consolidated EBITDA” shall be measured ~~on an annualized basis (i.e., for~~ aover the 12-month period that includes the most recent four consecutive fiscal quarters)~~.~~ for which financial statements of the Corporation are available.

(p) “Corporation” has the meaning set forth in the Preamble.

(q) “Credit Agreement” means that certain Credit Agreement, dated as of [April 30], 2021, among the Corporation, Garrett LX I S.À R.L., Garrett Motion Holdings, Inc., Garrett Motion SÀRL, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as amended, restated, amended and restated, modified or otherwise supplemented from time to time, or any replacement or successor thereto that is at the applicable time of determination the senior secured credit facility of the Corporation with the largest amount of undrawn commitments plus aggregate principal amount outstanding.

(r) “Deferral” has the meaning set forth in Section 8.

(s) “Deferred Interest Amount” has the meaning set forth in Section 8.

(t) “Deferred Scheduled Redemption Amount” means an amount equal to the number of Deferred Shares outstanding multiplied by the Stated Amount.

(u) “Deferred Shares” has the meaning set forth in Section 8.

(v) “Discount Rate” means a rate of 7.25% per annum.

(w) “Early Redemption Notice” has the meaning set forth in Section 9(c).

(x) “EBITDA Margin” has the meaning set forth in Section 8.

(y) “EBITDA Threshold Requirement” has the meaning set forth in Section 8.

(z) “Effective Date” means [April 30], 2021.

(aa) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(bb) “Excluded Parties” means each of Centerbridge Partners, L.P., Oaktree Capital Management, L.P. and each of their respective Affiliates.

(cc) “Full Early Redemption Shares” has the meaning set forth in Section 9(b).

(dd) “Holder” means the Person in which the Series B is registered on the books of the Corporation or any permitted transferee thereof pursuant to Section 13.

(ee) “Holder Put Event” means an event which occurs if Consolidated EBITDA exceeds $600,000,000 for two (2) consecutive fiscal quarters (measured as of the end of each such fiscal quarter).

(ff) “Holder Put Event Notice” has the meaning set forth in Section 11(a).

(gg) “Holder Put Exercise Notice” has the meaning set forth in Section 11(d)(i).

(hh) “Holder Put Redemption” has the meaning set forth in Section 11(a).

(ii) “Holder Put Redemption Date” has the meaning set forth in Section 11(c).

(jj) “Holder Put Redemption Price” has the meaning set forth in Section 11(a).

(kk) “Holder Put Right” has the meaning set forth in Section 11(a).

(ll) “Initial Deferral Payment Schedule” has the meaning set forth in Section 8.

(mm) “Junior Stock” has the meaning set forth in Section 5.

(nn) “Law”, with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and (b) all judgments, injunctions, orders and decrees of any governmental authority in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

(oo) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(pp) “Majority In Interest” means Holders holding a majority of the issued and outstanding shares of Series B.

(qq) “Parity Stock” has the meaning set forth in Section 5.

(rr) “Parity Stock Liquidation Preference” has the meaning set forth in Section 6(a).

(ss) “Partial Early Redemption Shares” has the meaning set forth in Section 9(a).

(tt) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “Person” under this Certificate of Designations.

(uu) “Per Share Series B Liquidation Preference” has the meaning set forth in Section

6(c).

(vv) “Preferred Stock” means the Series A, the Series B, and any future series of preferred stock of the Corporation authorized in accordance with the terms of this Certificate of Designations.

(ww) “Present Value” means, with respect to any date, the present value, as of such date, of all amounts to be paid to Holders to redeem all of the outstanding shares of Series B on future Scheduled Redemption Dates (excluding any Deferred Shares) pursuant to Section 8, calculated using the Discount Rate, an illustrative calculation of which is set forth on Annex B hereto.

(xx) “Scheduled Redemption Amount” has the meaning set forth in Section 8.

(yy) “Scheduled Redemption Dates” means each date set forth on Annex A hereto and each anniversary of the final Scheduled Redemption Date on which shares of Series B remain outstanding.

(zz) “Senior Stock” has the meaning set forth in Section 5.

(aaa) “Series A” means the Series A Preferred Stock, $0.001 par value per share, of the Corporation.

(bbb) “Series B” has the meaning set forth in Section 1.

(ccc) “Series B Director” has the meaning set forth in Section 12(a).

(ddd) “Stated Amount” means, in respect of each share of Series B, $1.00 per share and, in respect of any other series of capital stock, the stated amount per share specified in the Certificate of Incorporation or applicable certificate of designations.

(eee) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time Beneficially Owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such first Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Corporation.

Section 4. Distributions; No Participation; Certain Restrictions.

(a) The Series B shall not be entitled to any dividends or other distributions or payments other than the redemption payments and payments upon liquidation as provided in this Certificate of Designations.

(b) The Series B shall not be entitled to participate in any distributions or payments to the holders of the Common Stock or any other class of stock of the Corporation.

(c) ~~If either~~Unless (i) the Deferred Scheduled Redemption Amount is greater than $0.00 ~~or~~and (ii) the Board of Directors has determined, in good faith, that the Corporation will not be able to satisfy in full the payment of the upcoming Scheduled Redemption Amount on the next Scheduled Redemption Date after giving effect to such dividend or, distribution, ~~then~~ or payment, no dividends, distributions or other payments may be made to holders of the Common Stock, the Series A (other than in connection with a conversion of any shares of the Series A in accordance with its terms), or any future class of Preferred Stock established hereafter by the Board of Directors (unless the terms thereof expressly provide that such class ranks senior to the Series B as to right to payment of dividends and distributions and such class of Preferred Stock has been established in accordance with Section 7(b)(i)). For the avoidance of doubt, this Section 4(c) shall not prohibit the accrual of Preference Dividends (as defined in the Series A Certificate of Designations) which are not paid in cash in accordance with the terms of the Series A Certificate of Designations.

Section 5. Ranking. The Series B shall, with respect to the right to be paid the Aggregate Series B Liquidation Preference upon the occurrence of a Liquidation Event (as provided in Section 6 below~~) and otherwise to receive the applicable redemption payments in accordance with the terms hereof~~), rank (i) senior to (A) all classes of Common Stock and (B) any future class of Preferred Stock established hereafter by the Board of Directors (other than Parity Stock or Senior Stock established in accordance with Section 7(b)(i) or Section 7(b)(ii), as applicable) (collectively, referred to as the “Junior Stock”), (ii) pari passu with any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 7(b)(ii), the terms of which expressly provide that such class ranks pari passu with the Series B as to rights on the occurrence of a Liquidation Event (collectively, referred to as the “Parity Stock”) and (iii) junior to (A) the Series A and (B) any future class of Preferred Stock established hereafter by the Board of Directors in accordance with Section 7(b)(i), the terms of which expressly provide that such class ranks senior to the Series B as to rights on the occurrence of a Liquidation Event (collectively, referred to as “Senior Stock”).

Section 6. Liquidation Rights.

(a) Payment of Series B Liquidation Preference. In the event of the occurrence of any Liquidation Event, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, the Holders of Series B will be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the Aggregate Series B Liquidation Preference. If, after payment of any liquidation preferences otherwise payable to holders of any Senior Stock in respect of any distribution upon the occurrence of a Liquidation Event, and subject to applicable Law, the remaining assets of the Corporation are not sufficient to pay all Holders of Series B the Aggregate Series B Liquidation Preference in full and to pay all holders of any Parity Stock the aggregate liquidation preferences payable to such holders of such Parity Stock in respect of any distributions upon the occurrence of a Liquidation Event (a “Parity Stock Liquidation Preference”), then the amounts paid to the Holders of Series B and to the holders of all Parity Stock shall be pro rata in accordance with the respective Aggregate Series B Liquidation Preference of Series B and the Parity Stock Liquidation Preference of such Parity Stock.

(b) Residual Distributions. Without prejudice to the rights of the Corporation set forth in Section 9, if the Aggregate Series B Liquidation Preference has been paid in full to the Holders of Series B and all Parity Stock Liquidation Preferences, if any, have been paid in full to all holders of any Parity Stock, then the holders of Junior Stock will be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences and the Series B shall not be entitled to receive any remaining assets.

(c) Per Share Series B Liquidation Preference. Each share of Series B shall, from time to time, have a liquidation preference in an amount equal to the quotient of (i) the Aggregate Series B Liquidation Preference divided by (ii) the total number of outstanding shares of Series B (the “Per Share Series B Liquidation Preference”).

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Certificate of Designations, the merger, consolidation or other business combination of the Corporation with or into any other corporation, including a transaction in which the holders of Series B receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

Section 7. Voting Rights.

(a) General. The holders of Series B will have no voting rights except as set forth below or as otherwise required by Law.

(b) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by Law or by the Certificate of Incorporation, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the vote or written consent of a Majority In Interest (such right to vote or written consent to be limited to the following, except as otherwise set forth in Section 7(a), but, for the avoidance of doubt, without prejudice to any other rights of the Holders hereunder), given in person or by proxy if by vote, at any meeting called for that purpose, and any such act or transaction purportedly entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) Authorization of Senior Stock. Any amendment, modification or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of Senior Stock, or any issuance after the date hereof of shares of Senior Stock that are authorized as of the date hereof, other than an amendment or alteration increasing the authorized amount of shares of Series A necessary to issue shares of Series A as distributions in kind on the Series A Preferred Stock to the holders thereof.

(ii) Authorization of Parity Stock. Any amendment, modification or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of Parity Stock or any issuance after the date hereof of shares of Parity Stock that are authorized as of the date hereof.

(iii) Restriction on Series B Redemptions. Entry by the Corporation or any of its Subsidiaries into any agreement containing or imposing, directly or indirectly, any restriction (including, but not limited to, any covenant or agreement) on the ability of the Corporation to make required payments on or redeem the shares of Series B (other than pursuant to any customary restrictions contained in any agreement governing indebtedness of the Corporation or its Subsidiaries that are on terms which are not, taken as a whole, materially less favorable to the Holders of Series B than the terms contained in the Credit Agreement in existence on the date hereof as determined by the Board of Directors in good faith).

(iv) Amendments. Any amendment, modification, alteration or repeal of any provision of the Certificate of Incorporation or any other certificate of designations of the Corporation that would have an adverse effect, in any material respect, on the rights, preferences, privileges or voting power of the shares of Series B or any Holder thereof or any amendment, modification, alteration or repeal of this Certificate of Designations.

(v) Increase of Size of Board of Directors. Any increase in the number of members of the Board of Directors at a time when the Aggregate Series B Liquidation Preference is greater than $125,000,000.

(vi) Other Actions. Any action or inaction that would reduce the Stated Amount of any share of Series B (including, but not limited to, any reverse stock split, combination, or other adjustment).

Section 8. Scheduled Redemptions. On each Scheduled Redemption Date set forth on Annex A (or, if such day is not a Business Day, on the next succeeding Business Day) on which any shares of Series B remain outstanding, the Corporation shall redeem, pro rata from each Holder based on the total number of shares of Series B held by such Holder, an aggregate number of shares of Series B equal to the scheduled redemption amount set forth on Annex A hereto (the “Scheduled Redemption Amount”) with respect to such Scheduled Redemption Date divided by the Stated Amount thereof, for a per share price equal to the Stated Amount; provided, that the Corporation shall not be obligated to redeem the shares of Series B on a Scheduled Redemption Date if, as of such date, (i) the Consolidated EBITDA measured as of the end of the most recently completed fiscal [year] is less than $425,000,000 (the “EBITDA Threshold Requirement”) or (ii) the Corporation does not have sufficient funds legally available to pay the applicable Scheduled Redemption Amount when due. Any shares of Series B which the Corporation has not redeemed on a Scheduled Redemption Date pursuant to the proviso of the foregoing sentence or the following sentence (“Deferred Shares”) shall, subject to the terms of this Section 8, be redeemed in equal installments on the subsequent two Scheduled Redemption Dates following the Scheduled Redemption Date on which such shares were scheduled to be redeemed in accordance with Annex A for a per share price equal to the Stated Amount (such delayed redemption, a “Deferral”, and such initial deferred payment schedule, the “Initial Deferral Payment Schedule”). [Notwithstanding anything else herein to the contrary: (i) all Deferred Shares outstanding as of [April 30], 2030 shall be redeemed on [April 30], 2030 (and shall not be subject to any further deferral at that time); (ii) if (x) as of any Scheduled Redemption Date the Corporation does not have sufficient funds legally available to redeem all Deferred Shares in accordance with the Initial Deferral Payment Schedule or (y) the difference between the Consolidated EBITDA measured as of the end of the most recent completed fiscal [year] prior to the applicable payment date for such Deferred Shares and $425,000,000 (the “EBITDA Margin”) is less than the amount of redemption payments that would otherwise be payable by the Corporation with respect to such Deferred Shares, the Corporation shall redeem a number of Deferred Shares equal to the lesser of (A) the maximum amount of

Deferred Shares for which it has sufficient funds legally available to do so and (B) the EBITDA Margin divided by the Stated Amount, and any remaining additional Deferred Shares shall be redeemable on the next Scheduled Redemption Date subject to continued application of this clause (ii) (and, for the avoidance of doubt, the Deferred Interest Amount (as defined below) shall continue to apply thereto until such Deferred Shares are redeemed); and (iii) in the event of a Deferral, if the shares of Series B subject to such Deferral are not redeemed in accordance with the Initial Deferral Payment Schedule, such shares shall accrue interest from and after the time that the Corporation fails to make redemption payments in accordance with the applicable Initial Deferral Payment Schedule, at the Deferred Interest Amount and shall, for the avoidance of doubt be payable on the subsequent Scheduled Redemption Date in full, subject to the terms of this Section 8. “Deferred Interest Amount” means interest on the aggregate Stated Amount with respect to the relevant shares of Series B (with no compounding interest) at the annual rate of seven and one-quarter percent (7.25%). Such interest shall accrue daily but shall not be capitalized or added to the then Stated Amount.].

Section 9. Early Redemption at the Option of the Corporation.

(a) At any time during the eighteen (18)-month period following the Effective Date, but no more than once during such period, and subject to the terms of this Section 9, the Corporation may redeem, pro rata from each Holder based on the total number of shares of Series B of such Holder, the number of outstanding shares of Series B specified in an Early Redemption Notice (“Partial Early Redemption Shares”), for an aggregate purchase price equal to the Aggregate Partial Early Redemption Price, provided, that (i) immediately following the redemption of Partial Early Redemption Shares pursuant to this Section 9(a), the Present Value of all of the remaining outstanding shares of Series B shall be at least $400,000,000 and (ii) the Corporation shall not redeem any shares of Series B pursuant to this Section 9(a) unless the Corporation has sufficient funds legally available to pay the Aggregate Partial Early Redemption Price. As used in this Certificate of Designations, “Aggregate Partial Early Redemption Price” means the difference of (A) the Present Value as of the applicable redemption date, calculated without giving effect to the redemption of any Partial Early Redemption Shares pursuant to this Section 9(a), minus (B) the Present Value as of the applicable redemption date, calculated as of immediately following the redemption of all of the Partial Early Redemption Shares pursuant to this Section 9(a).

(b) Without prejudice to the rights of the Corporation set forth in Section 9(a), at any time while shares of Series B remain outstanding, and subject to the terms of this Section 9, the Corporation may redeem all, but not less than all, outstanding shares of Series B (the “Full Early Redemption Shares”), for an aggregate cash purchase price equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date, calculated without giving effect to the redemption of the shares of Series B pursuant to this Section 9(b).

(c) To call any Partial Early Redemption Shares or any Full Early Redemption Shares for redemption, the Corporation must send to the Holders a notice of such redemption (an “Early Redemption Notice”) at least twenty (20) Business Days prior to the intended redemption date. Such Early Redemption Notice must state:

(i) the number of Partial Early Redemption Shares or Full Early Redemption Shares, as applicable, to be called from such Holder;

(ii) the redemption date for redemption of such Partial Early Redemption Shares or Full Early Redemption Shares, as applicable; and

(iii) the per share redemption price, calculated as the Aggregate Partial Early Redemption Price or Aggregate Series B Liquidation Preference, as applicable, divided by the total number of Partial Early Redemption Shares or Full Early Redemption Shares, as applicable.

(d) The Corporation will cause any redemption price payable pursuant to this Section 9 to be paid to the Holders on or before the applicable redemption date.

Section 10. Early Automatic Redemption.

(a) In General. Subject to the other terms of this Section 10, on the Automatic Early Redemption Date, the Corporation shall, redeem all outstanding shares of Series B (the “Automatic Early Redemption”) for an aggregate cash purchase price equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date, calculated without giving effect to the redemption of the shares of Series B pursuant to this Section 10.

(b) Funds Legally Available for Payment of Aggregate Series B Liquidation Preference. Notwithstanding anything to the contrary in this Section 10, in connection with an Automatic Early Redemption (1) the Corporation will pay the maximum amount of such Aggregate Series B Liquidation Preference permitted by Law, which payment will be made pro rata to each Holder based on the total number of shares of Series B of such Holder that were otherwise to be redeemed pursuant to such Automatic Early Redemption; and (2) the Corporation will cause all such shares as to which the Aggregate Series B Liquidation Preference was not paid in full to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding, shall accrue interest at the Deferred Interest Amount from and after the date of the Automatic Early Redemption Event and shall be redeemed in full as soon as the Corporation has funds legally available to do so; provided, that, ~~the Board of Directors (or a committee thereof) may~~Corporation will ~~not authorize, approve or otherwise effect~~take any action, or engage in any transaction, in furtherance of a Change of Control if the Aggregate Series B Liquidation Preference payable upon such Change of Control is not reasonably expected to be paid in full at the time due in accordance with Section 10(c), and any such Change of Control in which the Aggregate Series B Liquidation Preference is not paid in full shall be null and void and of no force or effect.).

(c) Automatic Early Redemption Date . The “Automatic Early Redemption Date” will be (1) in the event of an Automatic Early Redemption Event pursuant to clause (i) of the definition thereof that is authorized, approved or otherwise recommended by the Board of Directors (or a committee thereof), a Business Day of the Corporation’s choosing which is on or prior to the date of such Automatic Early Redemption Event, (2) in the event of an Automatic Early Redemption Event pursuant to clause (iv) (solely if such event occurs with respect to the Corporation) of the definition thereof, on the date thereof, provided that the timing for the payment of the Aggregate Series B Liquidation Preference will be in accordance with the law applicable to such bankruptcy reorganization, receivership, insolvency, liquidation or similar proceedings affecting creditors’ or equity holders’ rights and (3) in the event of any Automatic Early Redemption Event other than as set forth in the preceding clauses (1) and (2) of this Section 10(c), a Business Day of the Corporation’s choosing that is no more than thirty (30) calendar days after the date the Corporation sends the related Automatic Early Redemption Notice (provided, that in the event of an Automatic Early Redemption Event pursuant to clause (ii) of the definition thereof, such Automatic Early Redemption Event shall be deemed to be the Automatic Early Redemption Notice). For the avoidance of doubt, in the event of an Automatic Early Redemption Event pursuant to clause (iv) of the definition thereof (solely if such event occurs with respect to the Corporation), the amount due to the Holders pursuant to this Section 10(c) shall be the Aggregate Series B

Liquidation Preference, solely to the extent that any such amounts remain legally available for distribution following payment of any liquidation preferences otherwise payable to holders of any Senior Stock. It is understood and agreed that, in the event of an Automatic Early Redemption Event pursuant to clause (iv) of the definition thereof (solely if such event occurs with respect to the Corporation), the Aggregate Series B Liquidation Preference shall be deemed not to include any unmatured interest prohibited by section 502(b)(2) of the Bankruptcy Code. The Corporation shall not assert that the Aggregate Series B Liquidation Preference includes any unmatured interest prohibited by section 502(b)(2) of the Bankruptcy Code.

(d) Automatic Early Redemption Notice. As soon as reasonably practicable after the Corporation discovers that an Automatic Early Redemption Event has occurred or is reasonably likely to occur (other than in the event of an Automatic Early Redemption Event pursuant to clause (ii) of the definition thereof, in which case such Automatic Early Redemption Event shall also be deemed to be the Automatic Early Redemption Notice), the Corporation shall send to each Holder a notice of such Automatic Early Redemption Event (an “Automatic Early Redemption Notice”); provided, that any Automatic Early Redemption effected in connection with such Automatic Early Redemption Notice shall be conditional upon the actual occurrence of such Automatic Early Redemption Event. Such Automatic Early Redemption Notice must state:

(i) a description in reasonable detail of the events constituting such Automatic Early Redemption Event;

(ii) the expected effective date of such Automatic Early Redemption Event;

(iii) the Automatic Early Redemption Date; and

(iv) the redemption price per share of Series B, equal to the Aggregate Series B Liquidation Preference as of the applicable redemption date divided by the total number of outstanding shares of Series B (the “Per Share Early Redemption Price”).

(e) Payment of the Redemption Price. Subject to Section 10(b), the Corporation will cause the Per Share Early Redemption Price for each share of Series B to be redeemed pursuant to an Automatic Early Redemption to be paid to the Holder thereof on or before the Automatic Early Redemption Date.

Section 11. Early Redemption at the Option of the Holder.

(a) In General. Subject to the other terms of this Section 11, each Holder will have the right (the “Holder Put Right”), at its election, following the occurrence of a Holder Put Event, to require the Corporation to redeem all, but not less than all, of such Holder’s shares of Series B on the Holder Put Redemption Date (the “Holder Put Redemption”), for an aggregate cash purchase price equal to the Per Share Early Redemption Price multiplied by the number of shares of Series B held by such Holder (the “Holder Put Redemption Price”); provided, that the Corporation shall not be obligated to effect the Holder Put Redemption unless a Majority in Interest elect to exercise the Holder Put Right in accordance with this Section 11. As soon as reasonably practicable (and in any event within five (5) Business Days) after a Holder Put Event has occurred, the Corporation shall send to each Holder a notice of such Holder Put Event (a “Holder Put Event Notice”).

(b) Funds Legally Available for Payment of the Holder Put Redemption Price. Notwithstanding anything to the contrary in this Section 11 in connection with a Holder Put Redemption, (1) the Corporation will pay the maximum amount of such Holder Put Redemption Price permitted by Law, which payment will be made pro rata to each Holder based on the total number of shares of Series B of such Holder that were otherwise to be redeemed pursuant to such Holder Put Redemption, as the case may be; and (2) the Corporation will cause all such shares as to which the Holder Put Redemption Price was not paid in full to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding and shall accrue interest at the Deferred Interest Amount from and after the date of such Holder Put Event and shall be redeemed in full as soon as the Corporation has funds legally available to do so.

(c) Holder Put Redemption Date. The “Holder Put Redemption Date” will be a Business Day of the Corporation’s choosing that is no more than thirty (30) calendar days after the date the Holder sends the related Holder Put Exercise Notice pursuant to Section 11(d).

(d) Procedures to Exercise the Holder Put Right. To exercise its Holder Put Right the Holder thereof must deliver to the Corporation:

(i) Within twenty (20) Business Days after receiving the applicable Holder Put Event Notice, a duly completed, written Holder Put Exercise Notice with respect to such share(s) in the form of Annex C hereto (a “Holder Put Exercise Notice”); it being understood that if the Holder fails to deliver the Holder Put Exercise Notice within the such twenty (20) Business Day period, then such Holder Put Right in respect of such Holder Put Event shall lapse; and

(ii) such share(s), duly endorsed for transfer, to the extent such share(s) are represented by one or more certificates.

Within five (5) Business Days after receipt of the Holder Put Exercise Notice, the Corporation shall notify the Holder in writing of (A) the Holder Put Redemption Date and (B) the per share redemption price, which shall be equal to the Per Share Early Redemption Price.

(e) Payment of the Per Share Early Redemption Price. Subject to Section 11(b), the Corporation will cause the Per Share Early Redemption Price for each share of Series B to be redeemed pursuant to Holder Put Redemption to be paid to the Holder thereof on or before the later of (i) the Holder Put Redemption Date and (ii) the date the certificate in respect of such share (if any) is tendered to the Corporation or its transfer agent. If a Holder Put Exercise Notice is validly delivered but the Holder Put Redemption is prohibited by applicable law, the Corporation will redeem (at the Per Share Early Redemption Price for each such share of Series B) the maximum number of shares of Series B with respect to which redemption is permitted by Law, and will redeem any remaining share of Series B as promptly as possible following the date when such redemption is permitted by Law.

Section 12. Election of Directors.

(a) Provided that the aggregate Series B Liquidation Preference is greater than $125,000,000, (i) the Majority in Interest will have the exclusive right, voting separately as a class, to elect or appoint one director to the Board of Directors (which, for the purposes of this Section 12, shall refer only to the Board of Directors of the Corporation and not any committee thereof), irrespective of whether the Board of Directors has nominated such Person (the “Series B Director”), (ii) notwithstanding anything to the contrary herein, in the Certificate of Incorporation or in the Bylaws, a Majority in Interest shall have the exclusive right to remove any Series B Director at any time for any reason or no reason (with or without cause) by sending a written notice to the Corporation and, upon receipt of such notice by the Corporation, such Series B Director shall be deemed to have resigned from the Board of Directors, and (iii) in the event of the death, disability, resignation or removal of any Series B Director, a Majority in Interest shall have the exclusive right to designate or appoint a successor to fill the vacancy created thereby. In the event that any Series B Director offers to tender his or her resignation, the Board of Directors shall promptly determine whether to accept such resignation and, if the Board of Directors chooses to accept such resignation, the Corporation and the Majority In Interest shall be immediately required to take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individual; provided, that, for the avoidance of doubt, this sentence shall not be construed in any manner to limit the right of a Majority In Interest to remove the Series B Director at any time pursuant to clause (ii) above. At such time as the Aggregate Series B Liquidation Preference is not greater than $125,000,000, any Series B Director shall be deemed to have resigned from the Board of Directors without further action by the Holders or the Corporation. Neither the Board of Directors nor any holders of Senior Stock or any Person or group of Persons (other than the Majority in Interest) shall have any right to remove any Series B Director from the Board of Directors without cause, such right of removal being vested exclusively with a Majority in Interest. For the avoidance of doubt, nothing in the foregoing sentence shall be deemed to derogate the rights of the Corporation’s stockholders to remove any Series B Director for cause to the extent provided by the Delaware General Corporation Law; provided, that, for the avoidance of doubt, no such removal shall in any way alter or impair the rights of the Majority in Interest to elect or appoint the Series B Director, including any replacement Series B Director.

(b) The Corporation and its Subsidiaries shall reimburse the Series B Director for all reasonable and documented out-of-pocket expenses incurred in connection with his or her attendance at meetings of the Board of Directors, and any committees thereof, including travel, lodging and meal expenses, in accordance with the Corporation’s reimbursement policies.

(c) To the extent elected or appointed by the Majority In Interest, the Corporation shall, and shall use its reasonable best efforts to cause its directors, officers and employees to, take all actions necessary and within its and their control and to the extent permissible by Law to cause the election, appointment, removal or replacement of the Series B Director as provided for herein.

Section 13. Transfer Restrictions. No Holder of shares of Series B may offer, sell, assign or transfer any portion of such Holder’s shares of Series B without the approval of the Board of Directors, which consent the Board of Directors may grant or withhold in its sole discretion; provided, that, any Holder may offer, sell, assign or transfer any shares of Series B to any of its controlled Affiliates; provided, further, that if any such controlled Affiliate ceases to be an Affiliate of such Holder, such Series B shares must be assigned or transferred to the original Holder or a controlled Affiliate thereof. Any offer, sale, assignment or transfer of any shares of Series B in violation of any provision of this Certificate of Designations shall be null and void and without any effect. Each certificate (if any) evidencing shares of Series B shall bear a legend indicating that such shares of Series B are subject to the restrictions on transfer set forth herein.

Section 14. Expenses. All reasonable and documented out-of-pocket costs and expenses incurred by any Holder in successfully enforcing the right to receive any Scheduled Redemption Amounts or the Deferred Scheduled Redemption Amount in accordance with the terms of this Certificate of Designations shall reimbursed by the Corporation.

Section 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 16. Notices. All notices or communications in respect of the Series B will be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 17. No Other Rights or Privileges. The shares of Series B will not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation.

Section 18. Certificates. The Corporation may at its option issue shares of Series B without certificates.

Section 19. Interpretation. Whenever possible, each provision of this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designations, and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designations would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law. References herein to any payment shall mean a payment in cash in United States Dollars by wire transfer of immediately available funds to an account designated by the applicable payee.

Section 20. Enforcement. To the fullest extent permitted by law, the provisions of this Certificate of Designations shall remain in full force and effect irrespective of (i) the failure of any Person to assert any claim or demand or to enforce any right or remedy under this Certificate of Designations or otherwise or (ii) any change in the corporate existence, structure or ownership of the Corporation or any of its Affiliates, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Corporation or any of its Affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by [•], its [President], this [•] day of [•], 2021.

GARRETT MOTION INC.

By:
Name:
Title:

Annex A

Scheduled Redemptions

Scheduled Redemption Date	Scheduled Redemption Amount
[April 30], 2022	$34,800,000
[April 30], 2023	$100,000,000
[April 30], 2024	$100,000,000
[April 30], 2025	$100,000,000
[April 30], 2026	$100,000,000
[April 30], 2027	$100,000,000
[April 30], 2028	$100,000,000
[April 30], 2029	$100,000,000
[April 30], 2030	$100,000,000

Annex B

Illustrative Calculation of Present Value

~~Attached.~~

Discount Rate:	7.25%	Discount Rate Multiplier:
Present Value as of [April 30], 2021:	$583,857,988
[April 30], 2022	$ 34,800,000	0.932401
[April 30], 2023	$100,000,000	0.869371
[April 30], 2024	$100,000,000	0.810603
[April 30], 2025	$100,000,000	0.755807
[April 30], 2026	$100,000,000	0.704715
[April 30], 2027	$100,000,000	0.657077
[April 30], 2028	$100,000,000	0.612659
[April 30], 2029	$100,000,000	0.571244
[April 30], 2030	$100,000,000	0.532628

Annex C

Form of Holder Put Exercise Notice

This Holder Put Exercise Notice is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series B Preferred Stock of Garrett Motion Inc., a Delaware corporation (the “Corporation”), pursuant to the terms and conditions of that certain Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc. (the “Certificate of Designations”), approved by the Board of Directors of the Corporation on [●], 2021. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designations.

Redemption: In accordance with and pursuant to such Certificate of Designations, the Holder hereby elects that the Corporation shall redeem all of the outstanding shares of Series B held by the Holder.

Name of Holder:
Number of Shares of Series B Held by Holder:

Bank Account Information: Please provide bank account details for delivery of the redemption price.

Account Name :

Bank Account No.:

ABA/Routing No.:

SWIFT Instructions (as applicable)

Bank Name:

Bank Address:

Reference: